EXECUTION VERSION

Coal Supply Agreement
By and Between
Westmoreland Coal Company
and
Public Service Company of New Mexico

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Section 14.15	Limitation on Damages	47
Section 14.16	Severability	47
Section 14.17	Survival of Provisions	47
ARTICLE XV	SIGNATURES	48

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Coal Supply Agreement

Exhibits and Attachments
Attachment 1    Form of Guaranty
Exhibit A    Coal Leases
Exhibit B    Delivery Points
Exhibit C    Mining Plans and Methods
Exhibit D    Projected Annual Tonnage
Exhibit E    SJCC Site Area
Exhibit F    SJCC Insurance Requirements
Exhibit G    First Year Approved Annual Operating Plan
Exhibit H    Coal Quality Measures
Exhibit I    Taxes and Royalties
Exhibit J    Purchase Price Adjustment Factors (Utility Event Of Default)
Exhibit K    Purchase Price Adjustment Factors (Environmental Force Majeure)
Exhibit L    Purchase Price Adjustment Factors (SJCC Event Of Default)
Exhibit M    Allocation Methodology For Annual Preexisting Stockpile Amount
Exhibit N    Quarterly Price Adjustment
Exhibit O    Form of Assignment and Assumption of Coal Supply Agreement

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Coal Supply Agreement

Parties and Recitals
THIS COAL SUPPLY AGREEMENT (“Agreement”) is dated July 1, 2015 between WESTMORELAND COAL COMPANY, a Delaware corporation (“Westmoreland”) and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (“Utility”), (with Westmoreland and Utility herein sometimes being referred to herein individually as “Party” and collectively as “Parties”).
WHEREAS, pursuant to the SPA (as hereinafter defined), Westmoreland will acquire, as of the date of “Closing” under the SPA, one hundred percent (100%) of the issued and outstanding shares of San Juan Coal Company, a Delaware corporation (“SJCC”), and San Juan Transportation Company, a Delaware corporation (“SJTC”);
WHEREAS, SJCC holds certain coal leases and surface rights known as the Coal Leases which are more particularly described in Exhibit A;
WHEREAS, Utility owns, in part, a coal-burning power plant in the vicinity of the Coal Leases;
WHEREAS, the San Juan Station (as hereinafter defined) currently consists of four generating units, two of which will be retired as described in Section 1.19;
WHEREAS, Utility desires to purchase, and SJCC to sell, coal that has been mined from an underground coal mine on the Coal Leases and delivered to the delivery point(s) shown on Exhibit B and SJCC is willing to undertake such obligation upon the terms and conditions hereinafter set forth;
WHEREAS, SJCC shall provide coal pursuant to this Agreement in a manner consistent with the processes and quality described herein; and
WHEREAS, the purpose of this Agreement is to set forth the agreement between the Parties relating to the supply of coal by SJCC to the San Juan Station.
NOW, THEREFORE, in consideration of the terms, covenants and agreements contained in this Agreement, Utility agrees with Westmoreland as follows:
ARTICLE I
Definitions
When used in this Agreement, the terms defined in this Article I shall have the following meanings.

Section 1.1	Capital Costs
“Capital Costs” shall mean those costs incurred by SJCC for equipment replacement and major rebuilds of equipment, facilities and site improvements that are capitalized.

Coal Supply Agreement

Section 1.2	CCR Disposal Agreement
“CCR Disposal Agreement” shall mean that certain Coal Combustion Residuals Disposal Agreement dated as of even date herewith between Westmoreland and Utility and any agreement amending or replacing such agreement.

Section 1.3	Coal Leases
“Coal Leases” shall refer to those certain coal leases (some whole coal leases and some portions of other coal leases) which are described in Exhibit A.

Section 1.4	Contract Year
“Contract Year” shall mean the period between January 1st of a given calendar year and December 31st of such calendar year, provided that (i) the 2016 Contract Year shall commence on the later of January 1, 2016 or the Effective Date and (ii) the 2022 Contract Year shall commence on January 1, 2022 and expire on June 30, 2022 (or on December 31, 2022 in the event that the Parties mutually agree to extend the Agreement pursuant to Section 2.5).

Section 1.5	Fruitland Coal Sublease
“Fruitland Coal Sublease” shall mean that particular Sublease dated August 18, 1980, between Western Coal Company as Sublessor and Utah International Inc. as Sublessee, which interest has been assigned to SJCC.

Section 1.6	Guaranty
“Guaranty” shall mean the Guaranty in the form of Attachment 1 and dated as of even date herewith, made by Westmoreland, (“Guarantor”) and guaranteeing to Utility SJCC’s performance of its obligations hereunder, which Guaranty shall remain in place throughout the Term and, if applicable, the Extension Term.

Section 1.7	Mineable Coal
“Mineable Coal” shall mean (1) Preexisting Stockpile Coal and (2) Raw Coal that meets the following four criteria:

(A)	Is within the Coal Leases;

(B)	Can reasonably be expected to be mined utilizing the Mining Plans and Methods described in Exhibit C; and

(C)	Can, when processed, reasonably be expected to meet the coal quality requirements described in Section 5.2(B).

Coal Supply Agreement

Section 1.8	Non-SJCC Coal
“Non-SJCC Coal” shall mean coal that is offered to Utility pursuant to Section 12.2 and meets the following criteria:

(A)	It has been approved by Utility for processing and delivery to the Delivery Point(s) or inclusion in the Reserve of Coal;

(B)	It can be processed to meet the coal size requirements described in Section 5.1 and the coal quality requirements in Section 5.2(B); and

(C)	It has been severed from sources other than the Coal Leases.

Section 1.9	Preexisting Stockpile Coal
“Preexisting Stockpile Coal” shall mean coal that as of the Effective Date is contained in the Reserve of Coal. SJCC represents and warrants that the amount of the Preexisting Stockpile Coal at the time of the Effective Date is equal to or greater than 4.8 million tons. The actual amount of Preexisting Stockpile Coal as of the Effective Date (“Preexisting Stockpile Volume”) shall be allocated across to the Contract Years during the Term in accordance with methodology set forth in Exhibit M (each such annual amount, “Annual Preexisting Stockpile Amount”). The Parties acknowledge and agree that the Annual Preexisting Stockpile Amount shall be zero (0) in certain Contract Years.

Section 1.10	Processed Coal
“Processed Coal” shall mean Mineable Coal and, as applicable, Non-SJCC Coal that has been processed according to Section 7.3.

Section 1.11	Prudent Mining Practices
“Prudent Mining Practices” shall mean the practices, methods and acts engaged in or approved by a significant portion of the coal mining industry in the United States of America during the relevant time period and which practices, methods and acts would be expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition.

Section 1.12	Quarterly Price Adjustment
The Quarterly Price Adjustment shall mean a quarterly adjustment made to the Tier 1 Price, Tier 2 Price and Reduced Price each calendar quarter during each Contract Year in accordance with the formula and examples set out at Exhibit N, with the first such quarterly adjustment occurring as of the later of January 1, 2016 or the Effective Date.

Section 1.13	Raw Coal
“Raw Coal” shall mean all Mineable Coal other than Preexisting Stockpile Coal.

Coal Supply Agreement

Section 1.14	Reclamation Services Agreement
“Reclamation Services Agreement” shall mean that certain Reclamation Services Agreement dated as of even date herewith by and between Westmoreland and Utility and any agreement amending or replacing such agreement.

Section 1.15	Reduced Price
The Reduced Price shall be $2.00 per ton as adjusted by the Quarterly Price Adjustment.

Section 1.16	Reserve of Coal
“Reserve of Coal” shall mean all Mineable Coal and Non-SJCC Coal on the SJCC Site Area that is mined coal in storage and, for the avoidance of doubt, includes that Raw Coal that is included in the surge pile at the exit of the underground mine on the SJCC Site Area (as shown on Exhibit E).

Section 1.17	SJCC Environmental Force Majeure Price
“SJCC Environmental Force Majeure Price” shall mean $12.00 per ton.

Section 1.18	SJCC Site Area
“SJCC Site Area” is identified in Exhibit E and includes the following:

(A)	Coal Leases as described in Exhibit A .

(B)
San Juan Mine (as designated on Exhibit E) and facilities including coal receiving, handling, delivery, and crushing facilities, coal weighing and sampling facilities, service road, maintenance and office buildings, fencing and auxiliary facilities.

(C)	La Plata Mine (as designated on Exhibit E) and facilities including coal weighing facilities, service road, maintenance and office buildings, fencing and auxiliary facilities, all as owned by SJCC.

(D)	La Plata transportation corridor facilities (as designated on Exhibit E) including the haul road, water system, fencing and auxiliary facilities.

Section 1.19	San Juan Station
That certain coal-fired power plant currently operated and owned, in part, by Utility and presently consisting of four generating units. The First Unit has a net rated capacity of approximately 340,000 kW. The Second Unit has a net rated capacity of approximately 340,000 kW. The Third Unit has a net rated capacity of approximately 496,000 kW. The Fourth Unit has a net rated capacity of approximately 507,000 kW. The Second Unit and the Third Unit will be retired no later than December 31, 2017.

Coal Supply Agreement

Section 1.20	SPA
“SPA” means that Stock Purchase Agreement to be executed by Westmoreland and BHP Billiton New Mexico Coal Inc., pursuant to which Westmoreland shall agree to purchase the stock of SJCC and SJTC.

Section 1.21	Tier 1 Price
The Tier 1 Price shall be $35.30 per ton as adjusted by the Quarterly Price Adjustment.

Section 1.22	Tier 2 Price
The Tier 2 Price shall mean $17.00 per ton as adjusted by the Quarterly Price Adjustment.

Section 1.23	Tier 1 Tons
“Tier 1 Tons” shall mean:

(i)
With respect to the 2016 Contract Year and the 2017 Contract Year, 5.75 million tons; provided that if the “Closing” under the SPA occurs after December 31, 2015, the Tier 1 Tons for the 2016 Year shall be reduced by an amount equal to the Tier 1 Tonnage Allocation that would otherwise have been applicable to the period of time between January 1, 2016 and the Effective Date (prorated as necessary for any partial month);

(ii)	With respect to the 2018 Contract Year and the 2019 Contract Year, 2.8 million tons;

(iii)	with respect to the 2020 Contract Year and the 2021 Contract Year, 2.65 million tons; and

(iv)	With respect to the 2022 Contract Year, 1.4 million tons.

Section 1.24	Tier 2 Tons
“Tier 2 Tons” shall mean all tons delivered to and accepted by Utility at the Delivery Point(s) in a Contract Year in excess of Tier 1 Tons.

Section 1.25	Ton
Equal to two thousand (2,000) pounds and the same as a short ton when used herein.

Section 1.26	Ute ROW
“Ute ROW” shall mean that particular right of way agreement dated July 29, 1981, between Western Coal Company (which interest has been assigned to SJCC) and the Ute Mountain Ute Tribe of the Ute Mountain Ute Reservation, as amended.

Coal Supply Agreement

Section 1.27	Definitions of Other Terms
Terms appearing elsewhere throughout this Agreement, but not defined above, are defined in the body of this Agreement. These terms include:

(A)	“Acceptable Coal”, defined in Section 5.2(B);

(B)	“Affected Party”, defined in Section 12.1(A)(2);

(C)	“Agreement”, defined in Recitals;

(D)	“Annual Operating Plan”, defined in Section 7.2(A);

(E)	“Annual Preexisting Stockpile Amount”, defined in Section 1.9;

(F)	“Annual Tonnage Schedule”, defined in Section 4.3(B);

(G)	“AOP Minimum Heat Content Requirement”, defined in Section 7.2(D);

(H)	“Applicable Period”, defined in Section 7.2(B)(1);

(I)	“Approved Annual Operating Plan”, defined in Section 7.2(D);

(J)	“Available Force Majeure Tons”, defined in Section 12.1(C)(3)(i);

(K)	“Available Preexisting Stockpile Tons”, defined in Section 12.1(C)(3)(i);

(L)	“CCR”, defined in Section 6.4;

(M)	“Cimarron Coal Assignment”, defined in Section 2.1(J);

(N)	“Coal Quality Measures”, defined in Exhibit H;

(O)	“Cure Plan”, defined in Section 12.2(E)(1);

(P)	“Delivery Points”, defined in Section 4.2(B);

(Q)	“Effective Date”, defined in Section 2.3;

(R)	“Environmental and Safety Plan”, defined in Section 7.2(B)(1)(ii);

(S)	“Extension Notice”, defined in Section 2.5;

(T)	“Extension Term”, defined in Section 2.5;

(U)	“Force Majeure”, defined in Section 12.1;

(V)	“Force Majeure Tons”, defined in Section 12.1(C)(3)(iii)ii;

(W)	“Force Majeure True-Up Amount”, defined in Section 8.7(C);

Coal Supply Agreement

(X)	“Heat Content Requirement”, defined in Section 5.2(B);

(Y)	“Installment Sale Agreement”, defined in Section 2.1(J);

(Z)	“Mine Plan”, defined in Section 7.2(B)(1)(i);

(AA)	“Monthly Preexisting Stockpile Amount”, defined in Section 8.1.(B);

(BB)	“Monthly Invoice”, defined in Section 8.7(A);

(CC)	“Monthly Tonnage Schedule”, defined in Section 4.3(B);

(DD)	“Monthly Report”, defined in Section 7.2(E);

(EE)	“Non-Conforming Coal”, defined in Section 5.2(C);

(FF)	“Party”, defined in Recitals;

(GG)	“Preexisting Stockpile Volume”, defined in Section 1.9;

(HH)	“Required Reserve”, defined in Section 4.5(A);

(II)	“SJCC”, defined in Recitals;

(JJ)	“SJCC Default”, defined in Section 12.3;

(KK)	“SJCC Default Conditions”, defined in Section 12.3(A);

(LL)	“SJCC Environmental Force Majeure”, defined in Section 12.1(C);

(MM)	“SJCC Environmental Force Majeure Notice”, defined in Section 12.1(C)(1);

(NN)	“Term”, defined in Section 2.3;

(OO)	“Tier 1 Tonnage Allocation”, defined in Section 7.2(B)(1);

(PP)	“Trued-Up Annual Payment”, defined in Section 8.7(B);

(QQ)	“Unrecovered Capital Expenditures”, defined in Section 12.5(B);

(RR)	“Utility”, defined in Recitals;

(SS)	“Utility Default”, defined in Section 12.4;

(TT)	“Utility Default Conditions”, defined in Section 12.4(A);

(UU)	“Utility Environmental Force Majeure”, defined in Section 12.1(B)(1);

(VV)	“Utility Payment Stream”, defined in Section 8.2; and

Coal Supply Agreement

(WW)	“Utility’s Coal Storage”, defined in Section 4.4;

ARTICLE II
Obligations of the Parties and Term of Agreement

Section 2.1	Obligations of SJCC
In addition to the obligations of SJCC otherwise set forth in this Agreement, SJCC agrees:

(A)	To economically and efficiently produce Raw Coal from the Coal Leases in a manner consistent with Prudent Mining Practices,

(B)	To process and crush Mineable Coal and/or Non-SJCC Coal in the facilities of SJCC to the size and quality specified in Section 5.1 and Section 5.2(B), respectively,

(C)
To deliver and sell Processed Coal to Utility at the Delivery Point(s) and in sufficient quantity to meet one hundred percent (100%) of the fuel needs of the San Juan Station, including both projected burn and Utility’s Coal Storage and to maintain a sufficient Reserve of Coal in accordance with the terms of this Agreement,

(D)
To deliver the Reserve of Coal to Utility by the end of the Term; provided that, in the event this Agreement is extended pursuant to Section 2.5, SJCC shall only be obligated to deliver Preexisting Stockpile Coal from the Reserve of Coal in a manner that ensures that the Preexisting Stockpile Coal is eliminated by the end of the Term,

(E)
To work collaboratively with Utility to identify and implement best practices for the production and delivery of coal and to perform the planning, budgeting and other services described in this Agreement in the most cost-effective and efficient manner possible,

(F)	To provide Utility with access to all records and documents of SJCC related to or generated in connection with the provision of services under the Agreement,

(G)	To comply with all applicable law and all governmental authorities having jurisdiction over any aspect of the services,

(H)
To coordinate all work provided under this Agreement with the “Service Provider” under the Reclamation Services Agreement so as to avoid any interference with the activities performed by Service Provider under the Reclamation Services Agreement,

Coal Supply Agreement

(I)
To coordinate all work provided under this Agreement with the “Service Provider” under the CCR Disposal Agreement so as to avoid any interference with the activities performed by Service Provider under the CCR Disposal Agreement, and

(J)
To perform all of the obligations contained in (i) the Cimarron Coal Assignment dated October 30, 1979, originally between Cimarron Coal Company and Western Coal Company and assigned to SJCC, as amended and modified, including but not limited to the letter amendment dated as of December 15, 2003 between AU Mines, Inc. and SJCC (“Cimarron Coal Assignment”) and (ii) the Installment Sale Agreement and Release between Cimarron Coal Company and SJCC, dated as of December 15, 2003 (“Installment Sale Agreement”).

Section 2.2	Obligations of Utility
In addition to the obligations of Utility otherwise set forth in this Agreement, Utility agrees:

(A)
To purchase one hundred percent (100%) of the coal required for the operation of the San Juan Station from SJCC in accordance with this Agreement, subject to Utility’s right, under Article XII to obtain alternate supply under Non-Normal Conditions; and

(B)	To make payments as specified in Article VIII.

Section 2.3	Term
This Agreement shall become effective simultaneous with the “Closing” under the SPA (such date on which the “Closing” occurs, the “Effective Date”) but subject to the effectiveness of the San Juan Restructuring Agreement. For purposes of this Section 2.3, “San Juan Restructuring Agreement” means the San Juan Project Restructuring Agreement among and to be executed by the “Parties” thereto (as such term is defined therein). This Agreement shall expire on June 30, 2022 (the “Term”), unless terminated earlier as provided herein or extended by mutual written agreement of the Parties pursuant to Section 2.5. As of the Effective Date, Westmoreland shall, by executing (and causing SJCC to execute) an Assignment and Assumption of Coal Supply Agreement in the form of Exhibit O, assign all of its right and obligations under this Agreement to SJCC and cause SJCC to assume all of Westmoreland’s rights and obligations under this Agreement. At the Effective Date, SJCC shall replace Westmoreland as a “Party” to this Agreement. Pursuant to Section 14.9, Utility hereby consents to such assignment. Notwithstanding the foregoing, Westmoreland’s obligations as Guarantor hereunder shall not be assigned to SJCC. This Agreement shall automatically terminate in the event of a termination of the SPA.

Section 2.4	Guaranty
Guarantor has, as of the Effective Date, executed the Guaranty and provided the executed Guaranty to Utility and shall maintain the Guaranty for the duration of the Term and the Extension Term, as applicable. SJCC shall cause Guarantor to provide to Utility the

Coal Supply Agreement

audited financial statements of Guarantor on or before April 1st of each Contract Year; provided Guarantor’s filing with the U.S. Securities and Exchange Commission of Guarantor’s 10-K containing the audited financial statements of Guarantor will be deemed to constitute delivery of such audited financial statements to the Utility.

Section 2.5	Extension
Utility shall have the right to seek to extend this Agreement beyond the Term (“Extension Term”) by giving written notice to SJCC on or before July 1, 2018 (“Extension Notice”). Upon Utility’s provision of an Extension Notice, the Parties shall promptly engage in good-faith negotiations concerning such Extension Term, including the pricing, volume and term. In the event that the Parties are unable to reach agreement with respect to the Extension Term prior to January 1, 2019, then the Agreement will expire at the end of the Term, unless terminated early as provided herein.

Section 2.6	Representations and Warranties
Each Party warrants and represents that as of the date hereof:

(A)
It is a corporation duly organized and in good standing in its state of incorporation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

(B)
It has the capacity to enter into this Agreement and all transactions contemplated in this Agreement, and that all corporate actions required to authorize it to enter into this Agreement have been taken properly and will, and Westmoreland further warrants and represents that SJCC will, as of the Effective Date, have the capacity to perform this Agreement and all transactions contemplated in this Agreement, and that all corporate actions required to perform this Agreement shall have been taken properly; and

(C)	This Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.
ARTICLE III
Coal Supply

Section 3.1	Ownership of Coal
All coal contained in the Coal Leases is the property of SJCC (subject in the case of coal contained in the Fruitland Coal Sublease to certain security interests therein retained by other parties). Once said coal is delivered to the Delivery Point(s), title thereto shall pass to Utility and SJCC warrants that such title shall be free and clear of all claims, liens and encumbrances. SJCC shall defend Utility’s title with respect to all coal delivered to Utility under this Agreement and shall indemnify Utility against (i) all claims, demands, actions, suits, liabilities, and judgments asserted against Utility by any third party with respect to such title and (ii) all damages, costs, and expenses (including, without limitation, incidental damages, reasonable attorney’s fees, and litigation expenses) incurred by Utility

Coal Supply Agreement

in defending such title. Risk of loss shall remain with SJCC until the Processed Coal is deposited in one of the Utility’s coal surge piles at the Delivery Point(s).
ARTICLE IV
Delivery of Coal

Section 4.1	Delivery Obligation
SJCC will deliver Processed Coal to Utility at the Delivery Points(s) in sufficient quantity to meet one hundred percent (100%) of the fuel needs of the San Juan Station, including both projected burn and Utility’s Coal Storage requirements in accordance with this Agreement and the applicable Approved Annual Operating Plan.

Section 4.2	Delivery of Coal

(A)
SJCC will deliver Raw Coal to the Reserve of Coal. Raw Coal shall be deemed delivered when it is deposited in the Reserve of Coal. For the avoidance of doubt, risk of loss with respect to coal in the Reserve of Coal shall remain with SJCC.

(B)
SJCC will deliver Processed Coal to the delivery point(s) at the San Juan Station situated in the location(s) shown as “Delivery Points” on Exhibit B. Processed Coal shall be deemed delivered when it is deposited in one of Utility’s coal surge piles at the Delivery Point(s), at which point risk of loss shall pass to Utility.

(C)
Matters of mutual interest in connection with the coal handling facilities, and specific methods and locations of delivery shall be addressed by the Mining Oversight Committee, such responsibility to be carried out as provided for in Section 9.1.

Section 4.3	Delivery Rates

(A)
SJCC shall deliver Processed Coal to Utility at the Delivery Point(s) pursuant to Section 4.3(B), such deliveries to be in annual amounts as shown in Exhibit D as may be adjusted as provided for in Section 4.3(B).

(B)
During the Term and Extension Term, as applicable, Utility will provide SJCC annually, on or before June 1st, a schedule of monthly and annual planned coal consumption for operation of the San Juan Station and for Utility’s Coal Storage for the following Contract Year (each a “Monthly Tonnage Schedule” or “Annual Tonnage Schedule”, as the case may be). The Monthly Tonnage Schedule and Annual Tonnage Schedule will supersede the tonnage specified in Exhibit D for that Contract Year.

(C)
SJCC shall supply coal in accordance with the applicable Monthly Tonnage Schedule and Annual Tonnage Schedule and Utility shall be permitted to adjust the Monthly Tonnage Schedule and Annual Tonnage Schedule at any time upon notice to SJCC.

Coal Supply Agreement

Section 4.4	Utility’s Coal Storage
Utility intends to maintain at the San Juan Station site a storage pile of Processed Coal (“Utility’s Coal Storage”). The amount of such storage will be determined by Utility from time to time in the future and may be varied from time to time. Should any part of Utility’s Coal Storage be depleted or should the size of the pile be increased as provided for herein, SJCC agrees to deliver Processed Coal to the Delivery Point(s) in order that the amount of coal will reach the required level, as determined by Utility.

Section 4.5	Reserve of Coal

(A)
SJCC shall maintain a Reserve of Coal that is sufficient to meet the projected coal burn of San Juan Station for the subsequent six (6) to eight (8) months (“Required Reserve”), but not greater than twelve (12) months, as such projected coal burn is determined by Utility and included in the Annual Operating Plan.

(B)
SJCC shall deliver Mineable Coal from the Reserve of Coal in a manner that ensures that the Reserve of Coal is eliminated by the end of the Term; provided that, in the event this Agreement is extended pursuant to Section 2.5, SJCC shall only be obligated to deliver Preexisting Stockpile Coal from the Reserve of Coal in a manner that ensures that the Preexisting Stockpile Coal is eliminated by the end of the Term.

ARTICLE V
Coal Specifications and Weighing, Sampling, and Analysis

Section 5.1	Coal Size
All coal delivered by SJCC pursuant to this Agreement shall be approximately 1.25 inches x 0 in size, subject to adjustment as determined by the Mining Oversight Committee.

Section 5.2	Coal Quality

(A)
Mining and Extraneous Materials. Coal to be delivered pursuant to this Agreement shall have been mined in accordance with Prudent Mining Practices and in a manner that minimizes contamination of coal by material extraneous to the coal seam being mined.

(B)
Acceptable Coal. SJCC shall deliver to Utility at the Delivery Point(s) Processed Coal that on a gross, as-received basis and averaged over a 24-hour period, has a heat content equal to (i) for the 2016 Contract Year, 9,000 Btu/lb, and (ii) for each subsequent Contract Year, the AOP Minimum Heat Content Requirement established in the Approved Annual Operating Plan for such Contract Year (such standard being the “Heat Content Requirement” and such coal meeting the Heat Content Requirement being “Acceptable Coal”). Such 24-hour period shall be from midnight to midnight.

Coal Supply Agreement

(C)
Non-Conforming Coal. If SJCC delivers Processed Coal to Utility at the Delivery Point(s) which on an as-received basis as averaged over any 24-hour period fails to meet the Heat Content Requirement (such coal being “Non-Conforming Coal”), then Utility, at its sole discretion, may elect to have SJCC remove such Non-Conforming Coal from Utility’s Coal Storage.

(D)
Coal Quality Measures. SJCC shall implement and maintain the Coal Quality Measures specified in Exhibit H and perform all such activities in a manner that maximizes the quality of the coal delivered at the Delivery Point(s) and minimizes coal quality variability.

Section 5.3	Weighing and Analysis Facilities and Methods
Facilities for the weighing, sampling and analysis of coal shall be owned, operated and maintained by SJCC. Methods shall be established for determining the weight and BTU content of coal delivered, in accordance with Prudent Mining Practices and applicable portions of the American Society for Testing and Materials standards, or such other procedures as the Mining Oversight Committee may determine with due regard for overall economy in investment and in operation, including splitting of samples and bias testing by an independent commercial firm qualified to conduct such testing.
ARTICLE VI
Coal Leases, Land, and Land Rights

Section 6.1	Dedicated Reserves
The coal contained within the Coal Leases is dedicated exclusively to production for the San Juan Station and shall not be sold to any third party.
Before SJCC acquires any coal leases contiguous with the Coal Leases, SJCC will offer to dedicate such coal leases to production for the San Juan Station under the terms of this Agreement. Upon approval (which approval shall not be withheld unreasonably) by the Joint Committee of the terms for incorporating such leases into this Agreement (including any necessary adjustments to Section 8.1 to account for any new taxes, royalties or other costs associated with such new leases), those coal leases if acquired, will become dedicated to production for the San Juan Station except as provided otherwise herein.
SJCC shall not mine coal from the coal leases described in the Cimarron Coal Assignment.

Section 6.2	SJCC’s Facilities

(A)	SJCC represents and warrants that as of the Effective Date, it has right of use of the SJCC Site Area, either by right, deed, lease, or other instrument.

(B)
It is understood that the boundaries of the SJCC Site Area that are adjacent to the San Juan Station may, with the consent of Utility, be enlarged as SJCC’s needs expand. Any such enlargement shall be a responsibility of the Joint Committee, to be carried out as provided for in Section 10.1.

Coal Supply Agreement

(C)
Utility hereby agrees that as among Utility and SJCC and their respective successors and assigns, the coal mining, coal processing and related assets owned by SJCC and located on the San Juan Station site are and shall remain personal property of SJCC.

Section 6.3	Utility’s Rights Vis-a-Vis the SJCC Site Area

(A)
Utility shall have the right to enter the SJCC Site Area; provided that any representative of Utility entering the SJCC Site Area shall first give reasonable notice to the mine manager, or his representative, and comply with all safety requirements. SJCC shall provide assistance to any representative of Utility entering the SJCC Site Area, including, where requested by Utility, guided tours by employees of SJCC familiar with the operations of SJCC.

(B)
SJCC grants to Utility such rights as SJCC may have to install, maintain and operate and the right to permit others, including but not limited to affiliated companies of Utility, to install, maintain and operate roads, railroads, overland conveyors, electric power-lines, water pipelines and other facilities over and upon the SJCC Site Area; provided, however, that such installation, maintenance and operation shall not interfere with SJCC’s operations and obligations under this Agreement and provided further that such activity shall comply with applicable law and lease terms.

Section 6.4	CCR Disposal Area
In connection with the CCR Disposal Agreement, SJCC will maintain and make available, to the extent permitted by, and in compliance with, applicable laws, regulations and permits, suitable CCR disposal areas within the SJCC Site Area. “CCR” shall be defined as material disposed of pursuant to the CCR Disposal Agreement.

Section 6.5	Compliance with Leases and Other Instruments

(A)
SJCC shall not perform any act or undertake any activity which would violate any covenant under any of the Coal Leases or other leases, rights of way grants and easements, or other agreements, licenses or permits required for the mining, processing, transportation, delivery and sale of coal and other activities of SJCC under this Agreement, and which could have the effect of causing forfeiture of SJCC’s rights under said leases and other instruments, including nonpayment of rentals or royalties due under the provisions of such leases and instruments.

(B)
It is agreed that, in the event there is attached to SJCC’s interest in the Coal Leases or other leases, rights of way grants and easements, or other agreements, licenses or permits required for the mining, processing, transportation, delivery and sale of coal and other activities under this Agreement, a judgment lien against SJCC resulting from a final judgment issued by any court of competent jurisdiction, which judgment is not appealable to any court, or a lien created by statute, which statutory lien is not being contested by SJCC and which SJCC does not intend to contest, and legal procedure has been commenced for the sale of SJCC’s interest in

Coal Supply Agreement

the Coal Leases or other leases, rights of way grants and easements, or other agreements, licenses or permits required for the mining, processing, transportation, delivery and sale of coal, and other activities of SJCC under this Agreement, pursuant to such judgment, lien or statutory lien, Utility, after giving SJCC written demand to pay such judgment or discharge such lien and SJCC having failed to do so within fifteen (15) days after such demand, shall have the right at its option to pay and discharge said judgment or lien prior to such sale or to redeem the Coal Leases or other leases, rights of way grants and easements, or other agreements, licenses or permits required for the mining, processing, transportation, delivery and sale of coal and other activities of SJCC under this Agreement, after such sale as provided by law, in which event all sums expended by Utility to discharge said lien or to redeem said property, as provided by law, shall be payable by SJCC to Utility upon demand.

Section 6.6	Restrictions on SJCC

(A)
Notwithstanding Section 6.7, SJCC shall not assign, transfer, convey, mortgage, encumber or otherwise dispose of interests or rights in the Coal Leases or other leases, rights of way grants and easements, or other agreements, licenses or permits required for the mining, processing, transportation, delivery and sale of coal and other activities of SJCC under this Agreement, except:

(1)	as contemplated by Section 14.9; or

(2)	such encumbrances, mortgages or liens as may be required by SJCC’s (or an affiliate of SJCC’s) lenders in connection with the financing of SJCC’s business, without the prior written consent of Utility, which consent will not be unreasonably withheld or restricted.

(B)	SJCC may not sell to parties other than Utility, coal mined from the Coal Leases and any approved contiguous lease additions.

Section 6.7	Site Area Lease Management
SJCC shall have the responsibility and authority to manage all leases, rights of way grants and easements, or other agreements, licenses or permits for the SJCC Site Area. Management of the Coal Leases and other areas required for the mining, processing, transportation, delivery, and supply of coal pursuant to this Agreement is restricted pursuant to Section 6.6.

Section 6.8	Reclamation Services Agreement and CCR Disposal Agreement Coordination.
SJCC acknowledges and agrees that the “Service Provider” under the Reclamation Services Agreement and the “Service Provider” under the CCR Disposal Agreement will be performing obligations pursuant thereto within the SJCC Site Area and that the performance of such obligations will not in any way serve to excuse SJCC’s performance

Coal Supply Agreement

under this Agreement. SJCC agrees to grant access to the SJCC Site Area to the “Service Provider” under the Reclamation Services Agreement and the “Service Provider” under the CCR Disposal Agreement for purposes of performing such obligations.
ARTICLE VII
Operations

Section 7.1	Mining Plans and Methods

(A)	SJCC will mine and deliver coal in accordance with the Approved Annual Operating Plan, which will be developed in accordance with Section 7.2 and Exhibit C.

(B)
SJCC shall be responsible for arranging to obtain the electric power required for performing its obligations under this Agreement. Such electric power shall be obtained through Utility’s standard contract for electric service utilizing one of Utility’s approved tariff rates.

Section 7.2	Annual Operating Plan

(A)
SJCC shall, in consultation with the Mining Oversight Committee, prepare an “Annual Operating Plan” for each Contract Year; provided that the Approved Annual Operating Plan for the first Contract Year is attached as Exhibit G. SJCC shall conduct operations in accordance with the Approved Annual Operating Plan (as the same may be adjusted as provided herein).

(B)	Components of Annual Operating Plan.

(1)
The Annual Operating Plan shall provide detail by month for the upcoming Contract Year, by quarter for the following Contract Year, and annually for the remaining portion of the Term and Extension Term, as applicable (each, an “Applicable Period”). The Annual Operating Plan will include (i) the projected coal quality for all periods, (ii) the projected quantities of coal to be delivered during all periods, (iii) the schedule of deliveries of coal, (iv) the source or sources of coal to be delivered to Utility during all periods, (v) proposed changes in coal inventories including the Reserve of Coal and Utility’s Coal Storage levels and all other information specified in Exhibit C or as required by Utility, and (vi) a schedule ratably allocating an amount equal to the Tier 1 Tons minus the Annual Preexisting Stockpile Amount on a monthly basis based on the Utility’s monthly planned coal consumption provided by Utility in accordance with Section 4.3(B) for the Contract Year (such allocation, the “Tier 1 Tonnage Allocation”). The Annual Operating Plan shall consist of the following components:

(i)
A “Mine Plan” component setting forth mining sequences by Applicable Period under the proposed Annual Operating Plan. The sequence information shall include, but shall not be limited to, information related to development and longwall advance and

Coal Supply Agreement

tonnages, equipment utilization, coal quality and current geological and coal quality models.

(ii)	An “Environmental and Safety Plan” component which shall include environmental and safety goals and improvement focus areas.

(2)	Although not part of the Annual Operating Plan, SJCC shall, for informational purposes only, provide to Utility on an annual basis all planned Capital Costs for the upcoming Contract Year.

(C)	Review and Approval of Annual Operating Plan.

(1)
On or before June 1st of each Contract Year, Utility shall provide SJCC with the following information that will assist SJCC with the preparation of the Annual Operating Plan for the following Contract Year:

(i)	non-binding, good faith estimates of tonnage demand by month for the upcoming Contract Year and annually for the remaining portion of the Term and Extension Term, as applicable;

(ii)	the timing of any planned outages at San Juan Station during the upcoming Contract Year;

(iii)
such other information as Utility may deem relevant or that is reasonably requested by SJCC in connection with the preparation of the Annual Operating Plan for the upcoming Contract Year and the remaining portion of the Term and Extension Term, as applicable.

(2)
On or before July 1st of each Contract Year of the Term and Extension Term, as applicable, SJCC shall submit a preliminary Annual Operating Plan for the next Contract Year to the Mining Oversight Committee. SJCC shall present and discuss the preliminary Annual Operating Plan at a meeting of the Mining Oversight Committee called for that purpose no later than July 15th of such Contract Year and the Mining Oversight Committee shall promptly provide comments to SJCC. SJCC shall consider the comments of the Mining Oversight Committee and submit the proposed Annual Operating Plan to the Mining Oversight Committee by August 1st of such Contract Year. The Mining Oversight Committee shall provide SJCC with notice of any specific exceptions to the Annual Operating Plan no later than September 1st of such Contract Year. Any such issues not resolved by October 1st of such Contract Year by approval of an Annual Operating Plan by the Mining Oversight Committee shall promptly be presented to the Joint Committee for resolution by October 15th.

(D)	Decisions on Annual Operating Plan.

Coal Supply Agreement

The Annual Operating Plan approved by the Mining Oversight Committee will be sent to the Joint Committee for final approval, unless any issues are not resolved by the Mining Oversight Committee, in which case all unresolved issues will be provided to the Joint Committee in accordance with Section 7.2(C)(2). The Annual Operating Plan approved by the Joint Committee shall be deemed the “Approved Annual Operating Plan” and the minimum heat content requirement specified therein shall constitute the “AOP Minimum Heat Content Requirement”. In the event that the Parties cannot agree on an Approved Annual Operating Plan for a Contract Year, the last Approved Annual Operating Plan shall remain in effect and the applicable year of such Approved Annual Operating Plan shall be utilized for the upcoming Contract Year; provided, however, that in the event that the Parties are unable to agree to a AOP Minimum Heat Content Requirement, the Parties shall allow such AOP Minimum Heat Content Requirement to be set by a qualified independent mining geology firm, the costs and expenses of which shall be shared equally by the Parties.

(E)	Reporting on Approved Annual Operating Plan.
SJCC shall provide a report on monthly basis to the Mining Oversight Committee containing, at a minimum, the following (“Monthly Report”): (i) the schedule of deliveries of Raw Coal to the Reserve of Coal; (ii) the schedule of deliveries of Raw Coal and Preexisting Stockpile Coal from the Reserve of Coal (each processed in accordance with the Agreement) to the Delivery Point(s); (iii) any changes in the actual and projected coal quality for all periods; (iv) the source or sources of coal to be delivered to Utility during all periods; and (v) any proposed changes in the Reserve of Coal.

(F)	Emergency.
Notwithstanding any other provision of this Agreement, if an emergency threatens life, limb or property or the safety, integrity or operability of the mine or requires immediate action in order to comply with laws, orders, rules or regulations, SJCC may take such action whether or not consistent with the Approved Annual Operating Plan as in its sole discretion, reasonably exercised, it may deem prudent or necessary to end the emergency or otherwise mitigate its effects. SJCC shall notify Utility promptly of any such action with all relevant details associated therewith and with the costs incurred as a result of the emergency. The Approved Annual Operating Plan shall automatically be revised to include all costs for which SJCC is entitled to reimbursement pursuant to this Section 7.2(F).

Section 7.3	Processing Methods

(A)
SJCC shall process Mineable Coal and/or Non-SJCC Coal in its facilities in accordance with accepted coal processing methods to meet size and quality specifications in Section 5.1 and Section 5.2, respectively.

Coal Supply Agreement

Section 7.4	Reclamation Activities.
SJCC acknowledges that it is required by applicable laws and regulations (including any newly adopted laws and regulations that may be applicable), leases and surface agreements, and conditions of applicable permits, licenses and approvals to reclaim lands on the entire SJCC Site Area, including contemporaneous and final, closure reclamation for past and current mining and related activities under this Agreement and its predecessor agreements. Utility will compensate SJCC for all such reclamation liabilities associated with disturbance of the SJCC Site Area resulting in any way from the supply of coal to the San Juan Station, except for any reclamation liabilities arising from SJCC’s material breach of the Reclamation Services Agreement by SJCC (in its role as Service Provider under such agreement), including any violation by SJCC of Applicable Law (as that term is defined in the Reclamation Services Agreement). Utility will be responsible for contracting for the provision of all such reclamation activities (which compensation obligation is being satisfied by Utility pursuant to the Reclamation Services Agreement). As of the Effective Date, Utility has made arrangements pursuant to the Mine Reclamation and Trust Funds Agreement effective as of the “Closing” under the SPA, which arrangements have been approved by Westmoreland, to, among other things, assure Utility’s post-Term reclamation obligations under this Section 7.4.
ARTICLE VIII
SJCC Compensation

Section 8.1	Compensation Components
SJCC’s compensation shall be comprised of the following items:

(A)
Utility shall pay to SJCC on a monthly basis an amount equal to the monthly Tier 1 Tonnage Allocation included in the Approved Annual Operation Plan multiplied by the applicable Tier 1 Price; provided that, for the avoidance doubt, such amount shall be paid in each month regardless of whether any tons are actually delivered to the Delivery Point(s).

(B)
Utility shall pay to SJCC on a monthly basis an amount equal to one-twelfth (1/12) of the Annual Preexisting Stockpile Amount (“Monthly Preexisting Stockpile Amount”) (which the Parties acknowledge and agree shall be zero (0) in certain Contract Years) multiplied by the applicable Reduced Price; provided that, for the avoidance doubt, such amount shall be paid in each month regardless of whether any tons are actually delivered to the Delivery Point(s).

(C)
In consideration for each ton of coal processed in accordance with Section 7.3 and delivered to the Delivery Point(s) and constituting Acceptable Coal and in excess of the sum of the monthly Tier 1 Tonnage Allocation plus Monthly Preexisting Stockpile Amount, Utility shall pay to SJCC the applicable Tier 2 Price.

Coal Supply Agreement

(D)
Reimbursement of the actual and substantiated taxes and royalties identified in Exhibit I that are reasonably incurred in connection with the work performed under this Agreement with no markup or overhead; provided that SJCC shall exert commercially reasonable efforts in accordance with Prudent Mining Practices to minimize the total amount of such taxes and royalties paid in connection with SJCC’s work performed under this Agreement.

(E)	Reimbursement of the Utility Payment Stream in accordance with Section 8.2.

(F)	Reimbursement of the REI (as defined in the Fruitland Coal Sublease).

(G)	Reimbursement of the Substitute REI in accordance with Section 8.3.

(H)	Reimbursement of the Ute ROW in accordance with Section 8.4.

Section 8.2	Payment of the Utility Payment Stream
For purposes of this Section 8.2, the following definitions apply:

“Yl” is the final Implicit Price Deflator Index of the Gross Domestic Product (“IPD-GDP”) (defined below) for the fourth quarter of 2002, presently equal to 85.651.

“Y2” is the final IPD-GDP for the fourth quarter of 1979, presently equal to 41.986.

“Xl” is the most recently published quarterly IPD-GDP as of the Calculation Date. The Calculation Date is the 5th day of the month following the month for which each Utility Payment Stream payment is being made (e.g., February 5 for the January payment).

The factors X1/Y1 and X1/Y2 as applied below in this Section 8.2 are utilized to recognize the effects of inflation and deflation on certain relevant base amounts.

The IPD-GDP as utilized in this Section 8.2 refers to the Implicit Price Deflator of the Gross Domestic Product Index (“Index”), a quarterly index that is published online by the Bureau of Economic Analysis of the U.S. Department of Commerce (“BEA”). At present, the Index is calculated and based on the reference year of 2009 = 100. The index is updated monthly and can be found in National Income and Products Accounts (“NIPA”) Table 1.1.9, Implicit Price Deflators for Gross Domestic Product, at:
http://www.bea.gov/iTable/iTable.cfm?ReqID=9&step=1#reqid=9&step=3&isuri=1&9
03=13.

Calculations for this Section 8.2 shall be made based upon the most recent Index information published on the BEA website. If the BEA website no longer publishes the Index, then the Index as most recently published in the Survey of Current Business shall be utilized, at the applicable Calculation Date. The Survey of Current Business is an online publication provided by the BEA and is available at: http://www.bea.gov/scb/index.htm .

Coal Supply Agreement

The Parties agree that any update to the Index after the Calculation Date, caused by BEA adjusting its estimates, shall not result in a recalculation of the amount of a Utility Payment Stream payment.

If, in the future, the BEA should change the reference year utilized to calculate the IPD-GDP then: Yl shall be the IPD-GDP shown for the fourth quarter of 2002; and Y2 shall be the IPD-GDP shown for the fourth quarter of 1979, in conversion tables prepared by the BEA with respect to the new reference year and Xl for each succeeding Utility Payment Stream payment becoming due after the date of the change of reference years shall be determined by reference to the most recently published IPD-GDP, as of the Calculation Date, based on the new reference year.

If the IPD-GDP should cease to be published by the BEA but another comparable index is published by another governmental agency then such index shall be utilized in the same manner as provided in this Section 8.2 in order to establish the amounts of the Utility Payment Stream becoming due for required future Utility Payment Stream payments. If no such index is published by governmental agencies, then such other index which may be available shall be utilized in a manner which will fairly and reasonably reflect the effects of inflation or deflation on the dollar amounts of the Utility Payment Stream payments.

Utility shall pay to SJCC the Utility Payment Stream calculated as follows (“Utility Payment Stream”):

1)     Monthly payments (“Payment(s)”) each in the amount calculated in this Section 8.2(l) below. The first Payment is due for the month in which this Agreement becomes effective and the final Payment is due for the month of December 2017. The term Payment(s) as defined in this Section 8.2(l) apply only in this Section 8.2(1).

The amount of each Payment shall be calculated utilizing $445,050.00 as the base amount to be subject to inflation and deflation adjustment that is calculated, mathematically, by the following formula, applied separately, for each Payment:

$445,050.00 x (X1/Y1) = amount of Payment

Utility shall make the Payments specified in this Section 8.2(1) to an SJCC bank account designated as Wells Fargo Bank N.A. escrow account 15539700 (or such other account as either of the Parties may designate upon 30 days written notice to the other party). Each Payment is due on the 22nd day of the month following the month for which the Payment is being made. Payments due on a Saturday will be payable on the previous Friday. Payments due on a Sunday will be payable on the following Monday. Payments due on a bank holiday will be payable on the next bank workday.

2)     Monthly payments (“Payment(s)”) each in the amount calculated in this Section 8.2(2) below. The first Payment is due for the month in which this Agreement becomes effective and the final Payment is due for the month of December 2017. The term

Coal Supply Agreement

Payment(s) as defined in this Section 8.2(2) applies only in this Section 8.2(2). The amount of each Payment shall be calculated by adding certain payment amounts as follows:

Tier 1 shall be calculated utilizing $96,875 as the base amount to be subject to inflation and deflation adjustment and calculated mathematically by the following formula applied separately for each Payment:

$96,875 x (X1/Y2) = Tier 1 payment

If the LPM Annual Production (the total tons mined and delivered to Utility in a calendar year from the La Plata Mine) is zero, no payments are due for Tier 2 and Tier 3. Only if the LPM Annual Production exceeds 1,250,000 tons in any year after 2003, payments from at least Tier 2, and possibly Tier 3, shall be added to the December Tier 1 payment, as described below. Tier 2 and Tier 3 payments are only calculated and applied to the December payment of each year and shall be calculated utilizing $3.00/ton as the base amount to be subject to inflation and deflation adjustment.

Tier 2 only applies when LPM Annual Production exceeds 1,250,000 tons in any year after 2003. If LPM Annual Production exceeds 1,250,000 tons, the Tier 2 payment amount calculation is initiated by multiplying 50% by the lesser of: i) the LPM Annual Production minus 1,250,000 tons or ii) 250,000 tons, and then multiplying the product by $3.00/ton, multiplied further by X1/Y2, This product multiplied by 31% is the Tier 2 payment amount, and it shall be added to the Tier 1 payment amount for December each year that Tier 2 applies.

Tier 3 only applies when LPM Annual Production exceeds 1,500,000 tons in any year after 2003. If LPM Annual Production exceeds 1,500,000 tons, the Tier 3 payment amount calculation is initiated by multiplying 10% by: (the LPM Annual Production minus 1,500,000 tons), and then multiplying the product by $3.00/ton, multiplied further by Xl/Y2. This product multiplied by 31% is the Tier 3 payment amount, and it shall be added to the sum of the Tier 1 and Tier 2 payment amounts for December each year that Tier 3 applies.

Utility shall make the Payments specified in this Section 8.2(2) to the SJCC bank account designated as Wells Fargo Bank, N.A. escrow account 15339800 (or such other account as either of the Parties may designate upon 30 days written notice to the other party). Each Payment is due on the 22nd day of the month following the month for which the Payment is being made. Payments due on a Saturday will be payable on the previous Friday. Payments due on a Sunday will be payable on the following Monday. Payments due on a bank holiday will be payable on the next bank workday.

By the tenth (10th) day of each month, SJCC shall provide to Utility a detailed calculation of the Utility Payment Stream due for the previous month. In the event of a dispute between the Parties or with a third party over calculation of payments set out in Section 8.2(1) or Section 8.2(2), Utility shall submit their written position statement

Coal Supply Agreement

regarding the disputed calculation to SJCC. A determination of the same issue in a dispute resolution process involving a third party, in which Utility’s position statement is presented in good faith by SJCC, shall be binding upon SJCC and Utility for purposes of this Agreement.

Section 8.3	Substitute REI
Utility shall pay to SJCC an amount that is annually equal to the REI (as defined in the Fruitland Coal Sublease) multiplied by "X" (which may be negative). The monthly invoiced amounts will be based on the projected number of Fruitland Substitute Tons (defined below) and Fruitland Tons (defined below) for the calendar year.
Where:
X=A-G
And
A=The number of Fruitland Substitute Tons is defined as all Tons except Fruitland Tons delivered to SJGS by SJCC, excluding the first 1,500,000 Tons other than those subject to the Fruitland Coal Sublease, provided, however, that the number of Fruitland Substitute Tons in any year will not exceed the greater of (i) the REI Minimum (as defined below) plus the REI Shortfall Balance as of the previous year end (as defined below) less the Fruitland Tons, or (ii) zero (0).
B=The aggregate cumulative number of Make-up Tons (as defined in the Fruitland Coal Sublease) as of the previous year end.
C=The REI Shortfall Balance as of the previous year end. The REI Shortfall Balance for 2015 year end is zero (0). The ending REI Shortfall Balance for each year thereafter will be the greater of (i) the sum of the ending REI Shortfall Balance for the previous year and the REI Shortfall Tons (as defined below) for the year, or (ii) zero (0).
D=The number of Fruitland Tons is defined as the actual number of Tons mined and delivered from the Fruitland Leases (as defined in the Fruitland Coal Sublease) during the year.
E=The REI Minimum, that shall be equal to the Annual Tonnage defined in the Fruitland Coal Sublease.
F=(D-E-C), or zero (0), whichever is greater and
G=(B-C), or F, whichever is less.
REI Shortfall Tons means for any year the REI Minimum for that year less the sum of Fruitland Tons and Fruitland Substitute Tons for that year. (REI Shortfall Tons may be negative).

Coal Supply Agreement

Section 8.4	Payments under the Ute ROW
Each month, Utility shall pay to SJCC all of SJCC’s actual and substantiated costs, if any, arising from the Ute ROW.

Section 8.5	Gas Wells
Each month, Utility shall pay to SJCC all of SJCC’s actual and substantiated costs reasonably incurred (without any mark-up) arising from any settlement or buyout costs associated with gas wells on the Coal Leases. SJCC shall exert commercially reasonable efforts to limit the amount of any such costs. For the avoidance doubt, Utility shall not be obligated to reimburse SJCC for costs related to the capping, plugging or abandonment of such gas wells.

Section 8.6	Reclamation Bond Premium
Each month, Utility shall pay to SJCC the same amount paid to Service Provider under the Reclamation Services Agreement and CCR Disposal Agreement in respect to Service Provider’s reclamation bond premium (the Parties acknowledging that one-third (1/3) of the total reclamation bond premium is being allocated equally between this Agreement, the Reclamation Services Agreement and the CCR Disposal Agreement).

Section 8.7	Invoicing, Monthly Reports and Settlement

(A)	Invoicing and Payment
The accounting and billing period under this Agreement shall be one month. Such one-month period shall be a fiscal month (currently defined as a calendar month) as adopted by SJCC unless the Joint Committee shall specify a different one-month period. Both Utility and SJCC recognize that some of the information applicable to an invoice may not be available at the time the invoice is prepared by SJCC and submitted to Utility. In such event, the submitted invoice shall be based upon the best available information. Upon receipt of such formerly unavailable information, SJCC shall prepare and furnish to Utility a supplemental invoice.
On a monthly basis, SJCC shall prepare and provide Utility with a Monthly Report and an invoice (“Monthly Invoice”) in a form to be agreed upon by the Parties. All payments owed by Utility to SJCC shall be based on the Monthly Invoice, which Monthly Invoice shall itemize (i) all Raw Coal delivered to the Reserve of Coal; (ii) that amount owed in connection with the monthly Tier 1 Tonnage Allocation and the Annual Preexisting Stockpile Amount pursuant to Section 8.1(A) and (B);(iii) that amounts owed by Utility to SJCC pursuant to Section 8.1(C); (iv) all Processed Coal delivered to the Delivery Point(s) and (v) all amounts owed by Utility to SJCC in respect of Section 8.1(D), Sections 8.2 through 8.6 above along with an itemized summary of such costs. SJCC shall submit an invoice for a month no later than the tenth (10th) business day of the subsequent month. Payment shall be made by Utility by the later of (i) the twenty-second (22nd) day of the month succeeding the month for which such invoice is submitted or (ii) on the twelfth (12th) day after

Coal Supply Agreement

receipt of the invoice by Utility. Payment pursuant to this Agreement shall be made to SJCC by electronic funds transfer to such bank accounts as SJCC may from time to time designate.

(B)	Annual True-Up
At the end of each Contract Year, SJCC shall determine the “Trued-Up Annual Payment.” The “Trued-Up Annual Payment” shall be, for each Contract Year, the sum of (i) the tons of Processed Coal delivered at the Delivery Point(s) up to the Tier 1 Tons minus the Annual Preexisting Stockpile Amount multiplied by the applicable Tier 1 Price plus (ii) the Annual Preexisting Stockpile Amount multiplied by the applicable Reduced Price plus (iii) all additional tons of Processed Coal delivered at the Delivery Point(s) multiplied by the applicable Tier 2 Price. In the event that the total of Utility’s monthly payments pursuant to Sections 8.1(A), (B), and (C) in such Contract Year is greater than the Trued-Up Annual Payment, SJCC shall refund such excess payment to Utility no later than January 31st of the Contract Year following the year for which such refund is due.

(C)	True-Up Due to Force Majeure Suspension
At the end of any Contract Year in which SJCC is prevented from delivering or Utility is prevented from accepting Processed Coal at the Delivery Point(s) due to Force Majeure in accordance with Section 12.1(A), SJCC shall determine the “Force Majeure True-Up Amount.” The “Force Majeure True-Up Amount” shall be, for each Contract Year, the sum of (i) the tons of Processed Coal delivered at the Delivery Point(s) up to the Tier 1 Tons minus the Annual Preexisting Stockpile Amount multiplied by the applicable Tier 1 Price plus (ii) the Annual Preexisting Stockpile Amount multiplied by the applicable Reduced Price plus (iii) all additional tons of Processed Coal delivered at the Delivery Point(s) multiplied by the applicable Tier 2 Price. In the event that the total of Utility’s monthly payments pursuant to Sections 8.1(A), (B), and (C) in such Contract Year is less than the Force Majeure True-Up Amount, SJCC shall invoice Utility such payment in January of the Contract Year following the year for which such refund is due.

(D)	Accounting Records
SJCC shall maintain its accounts and records in accordance with United States Generally Accepted Accounting Principles. SJCC shall retain such accounts and records for any Contract Year for five (5) years following the end of such Contract Year, and for such reasonable additional period as specifically requested by Utility.

(E)	Disputed Invoices
In case any portion of an invoice shall be in dispute, the undisputed amount shall be paid when due; provided however, that Utility may also pay the disputed portion of such invoice without thereby waiving its right to contest such disputed portion.

Coal Supply Agreement

(F)	Failure to Pay
In the event Utility fails to pay any amount due and not in bona fide dispute, Utility shall pay SJCC interest on all amounts owing under any invoice submitted hereunder which are not paid when due and payable, with said interest to be calculated at the Prime Rate as published in the Wall Street Journal for corporate loans posted by at least seventy-five percent (75%) of the nation’s largest banks (or its equivalent) plus three percent (3%) but not in excess of the maximum rate of interest permitted by law and to be paid for the actual number of days elapsed from and including the date the invoice was due and payable until funds are received in SJCC’s account. This right shall not be deemed an exclusive right or remedy.

(G)	Suspension of Payment for Failure to Deliver
In the event SJCC fails to deliver Processed Coal at the Delivery Point(s), which failure to deliver is not caused by Utility, and which failure to deliver is not excused by the provisions of Section 12.1 hereof, and if such failure to deliver continues for ten (10) days after final demand for delivery by Utility, Utility shall have the right to suspend payment for any coal previously delivered by SJCC until coal deliveries shall have re-commenced. This right shall not be deemed an exclusive right or remedy.

(H)	Record-Keeping and Audits
SJCC will keep books, records and accounts necessary to support all amounts invoiced under this Agreement. Upon Utility’s request, SJCC shall supply Utility, by report and/or with actual source documents (as determined by Utility), the information reasonably necessary, at the sole reasonable discretion of Utility, to verify any invoice rendered to Utility pursuant to this Agreement.
From time to time but not more often than once in any Contract Year, Utility shall have the right to have an audit performed of SJCC’s books and records to verify that those books and records are maintained in accordance with United States Generally Accepted Accounting Principles and that invoices for the year or years being audited have been correctly calculated and only include amounts due and owing under this Agreement. No invoice, even if paid, shall be deemed final pending the results of the audit. If the audit finds that a paid invoice has not been correctly calculated or includes amounts that are not due and owing under this Agreement, SJCC shall promptly refund the amount of the charge determined to be improper with interest calculated from the date that Utility paid the invoice. To the extent that the audit concludes that an unpaid invoice has not been correctly calculated and includes amounts that are not due and owing under this Agreement, Utility shall not be required to pay that amount. Any audit must be commenced within two (2) years after the year being audited and if more than two (2) years have passed from the year, all invoices from such year shall be deemed to be correct and will not thereafter be subject to verification.

Coal Supply Agreement

Any dispute between Utility and SJCC, whether following an audit or not, as to whether SJCC’s books and records are maintained in accordance with United States Generally Accepted Accounting Principles or that an invoice has not been correctly calculated or includes amounts not due and owing under this Agreement, shall be referred to the Joint Committee for resolution.
ARTICLE IX
Mining Oversight Committee

Section 9.1	Purpose
The intent of the Parties in providing for a Mining Oversight Committee is to establish an orderly and continuing means of dealing with certain engineering and operating problems which may arise from time to time in carrying out the provisions of this Agreement. The Mining Oversight Committee shall have two (2) members and shall be responsible for making decisions concerning said engineering and operating problems which may arise from time to time under this Agreement, including those matters expressly specified herein.

Section 9.2	Mining Oversight Committee Members
The Mining Oversight Committee shall be comprised of SJCC’s mine manager and Utility’s fuel manager. Each such representative shall be authorized by the party by whom he is designated to act on its behalf with respect to matters herein specified to be the responsibilities of the Mining Oversight Committee, but shall have no authority to amend this Agreement. A representative may not delegate his responsibilities to others, but Utility, or SJCC, may designate an alternate to act when the representative is unavailable.

Section 9.3	Procedures and Practices
The Mining Oversight Committee shall meet, at a minimum, on a monthly basis. It shall be the responsibility of the Mining Oversight Committee to establish or approve, for the guidance of the local operating personnel of the respective Parties, procedures and standard practices, consistent with the provisions of this Agreement, with respect to:

(A)	Production and delivery of the coal.

(B)	Review and approval and recommendation to the Joint Committee of the Annual Operating Plan in accordance with Section 7.2.

(C)	Changes in the 24-hour period used in measuring the quality of coal delivered pursuant to Section 5.2(B) or Section 5.2(C).

(D)	Operations involved in the delivery of coal per Section 4.2 and in the weighing, sampling and analysis of coal pursuant to Section 5.3.

Coal Supply Agreement

(E)	Operating, accounting and reporting details required to carry out the provisions of this Agreement with respect to invoicing and settlement pursuant to Section 8.7.

(F)	Exchange of technical information and data pertinent to coal mining, reclamation and delivery operations under this Agreement.

(G)	Any other matters expressly made the responsibility of the Mining Oversight Committee under the terms of this Agreement.

Section 9.4	Mining Oversight Committee Decisions
The establishment or approval of a procedure or standard practice shall be evidenced by the signatures of both representatives of the Mining Oversight Committee.

Section 9.5	Relationship to Joint Committee and Arbitration
If the Mining Oversight Committee fails to resolve matters referred to it pursuant to this Agreement, such matters shall be submitted to the Joint Committee for resolution as provided for in Section 10.1.
ARTICLE X
Joint Committee

Section 10.1	Purpose
The intent of the Parties in providing for a Joint Committee is to establish an orderly and continuing means of dealing with major matters which may arise from time to time in carrying out the provisions of this Agreement and for the resolution of matters which cannot be resolved by the Mining Oversight Committee, as more specifically defined below. The Joint Committee shall have two (2) members.

Section 10.2	Designation
During the Term and Extension Term, as applicable, SJCC will, by notice to Utility, designate one (1) individual as its representative on the Joint Committee, and Utility will, by notice to SJCC, designate one (1) individual as its representatives on the Joint Committee; and each such representative shall be authorized by the party(ies) by whom he is designated to act on its behalf with respect to matters herein specified to be responsibilities of the Joint Committee. A representative may not delegate his responsibilities to others, but Utility, or SJCC, may designate an alternate to act when said representative is unavailable. Either Utility, or SJCC, by notice to the other, may change the designation of its representatives.

Section 10.3	Authority
The Joint Committee shall have the following authority, and shall have the responsibility to act if appropriate, with respect to the following matters:

Coal Supply Agreement

(A)	Review and approval of the Annual Operating Plan in accordance with Section 7.2.

(B)
Establish policies, programs and procedures for determination of the level of coal to be purchased and paid for by Utility, if any, during periods when operation of the San Juan Station is materially curtailed or prevented by Force Majeure.

(C)	Consider and attempt to resolve any disputes arising between the Parties related to the subject matter of this Agreement that may be referred to the Joint Committee.

(D)	Consider the enlargement of the space made available to SJCC at the San Juan Station site pursuant to Section 6.2(B).

(E)	Consider any other matters expressly made the responsibility of the Joint Committee under the terms of this Agreement.

Section 10.4	Decisions by the Joint Committee
Decisions by the Joint Committee shall require the unanimous approval of all representatives of the Joint Committee and shall be evidenced by the signatures of all said representatives.

Section 10.5	Relationship to Arbitration
If the Joint Committee fails to resolve matters referred to it pursuant to this Agreement, such matters may be submitted to and determined by arbitration as provided for in Section 11.1.
ARTICLE XI
Dispute Resolution

Section 11.1	Matters To Be Arbitrated; Notice of Claims and Defenses; Party Arbitrator Designation
Either Party may demand final and binding arbitration of any dispute, claim or controversy arising out of or relating to this Agreement, performance or actions pursuant to this Agreement, or concerning the interpretation of this Agreement (whether such matters sound in contract, tort or otherwise and including without limitation repudiation, illegality, and/or fraud in the inducement) by giving written notice to the other Party of all claims it desires to submit to arbitration; provided, however, that matters within the authority of the Joint Committee must be presented first to that committee for consideration. The notice shall include: (a) the demanding Party’s designation of a Party arbitrator; and (b) a detailed statement of the facts and theories supporting the claims. The Party on whom the arbitration demand is served shall have thirty (30) days from receipt of the notice to respond in writing to the demand and to submit any additional claims it wishes to submit to arbitration at the same time. The response also shall include: (a) the designation of the Party arbitrator for that Party; and (b) a detailed statement of the facts and theories supporting the claims and/or defenses asserted. The Party originally

Coal Supply Agreement

demanding arbitration shall reply in writing to any additional claims submitted within ten (10) days from the receipt of such response.

Section 11.2	Arbitrators; Selection of Neutral Arbitrator
Any Party who fails to designate timely its Party arbitrator shall forfeit its right to designate an arbitrator. If only one arbitrator is timely designated, that single arbitrator shall hear the dispute. If two arbitrators are timely designated, those arbitrators shall, within thirty (30) days, either agree on the appointment of a third, disinterested arbitrator knowledgeable as to the subject matter involved in the arbitration or petition the Chief Judge of the United States District Court for the District of New Mexico for the appointment of a third arbitrator. The Parties shall be equally liable for the reasonable fees and expenses of the neutral arbitrator hearing the dispute. The Parties shall be responsible for the fees and expenses of their respective Party-appointed arbitrator.

Section 11.3	Arbitration Hearings, Procedures and Timing
All reasonable efforts will be made to hold a hearing on the claims submitted within sixty (60) days after the appointment of the last arbitrator. In conducting the hearing, the arbitrators are directed, where feasible and where not inconsistent with the provisions of this section, to adhere to the then-existing American Arbitration Association procedures and rules relating to commercial disputes. Unless otherwise agreed by the Parties, the hearing shall be held in Albuquerque, New Mexico.

Section 11.4	Choice of Law
The arbitrators shall apply the laws of the State of New Mexico.

Section 11.5	Award and Enforcement
The decision or award of the arbitrators shall be given in writing within thirty (30) days after the conclusion of the hearing. The arbitrators are authorized to award money damages, injunctive and declaratory relief and/or specific performance, if such relief in their opinion is appropriate. In any arbitration, each Party shall bear its own costs, expenses, and attorneys’ fees. The arbitrators do not have authority to award costs, expenses, or attorneys’ fees to the prevailing Party. The award or decision of the arbitrators shall be subject to review or enforcement in accordance with the New Mexico Uniform Arbitration Act, NMSA 1978 §§ 44-7-1 et seq. Any Party shall be entitled to recover reasonable attorneys’ fees and costs incurred in enforcing any arbitration award or decision made pursuant to the arbitration provisions of this Agreement.

Section 11.6	Performance Pending Arbitration Decision
During the arbitration, unless otherwise ordered by the arbitrators, the Parties shall continue to perform under this Agreement.

Coal Supply Agreement

ARTICLE XII
Force Majeure, Non-Normal Conditions, Right to Cure, Termination and Expiration

Section 12.1	Force Majeure and Environmental Force Majeure

(A)	Force Majeure

(1)
Neither Party shall be deemed in default of any obligation under this Agreement, and performance of such obligation shall be excused during such period as and to the extent that performance is prevented by reason of Force Majeure, the term “Force Majeure” meaning any cause beyond the control of the Party affected which by exercise of due diligence it shall be unable to overcome, including, without limitation, failure of plant or facilities, flood, earthquake, storm, lightning, fire, explosion, epidemic, war, riot, civil disturbance, labor stoppage, sabotage, or the necessity for compliance with any applicable law, regulation, ordinance or resolution aside from any law, regulation, ordinance or resolution that would otherwise constitute either a Utility Environmental Force Majeure or an SJCC Environmental Force Majeure. Neither Party, however, shall be relieved of liability for failure of performance if such failure is due to causes arising out of its own negligence or to causes which it could, but fails to, remove or remedy with reasonable dispatch. Notwithstanding the foregoing, Utility’s sole remedy with respect to an Environmental Force Majeure is set forth in Section 12.1(B) and SJCC’s sole remedy with respect to an SJCC Environmental Force Majeure is set forth in Section 12.1(C).

(2)
If a Party’s ability to perform its obligations under this Agreement is affected by Force Majeure, the Party claiming relief (“Affected Party”) shall, as soon as practical but no later than five days after the date on which the Affected Party has actual knowledge that the Force Majeure first prevents or delays performance under this Agreement, give notice to the other Party describing in detail the particulars of the occurrence giving rise to the claim, including an estimate of the event’s anticipated duration and effect (if reasonably estimable) upon the performance of its obligations, and any action being taken to avoid or minimize its effect. The Affected Party shall have a continuing obligation to deliver to the other Party regular updated reports and any additional documentation and analysis supporting its claim regarding Force Majeure promptly after such information becomes available to the Affected Party. The Affected Party shall use commercially reasonable efforts to (i) mitigate the duration of, and costs arising from, any suspension or delay in, or other impact to the performance of its obligations under this Agreement and (ii) continue to perform its obligations hereunder not affected by such event. When the Affected Party is able to resume performance of its obligations under this Agreement, the Affected Party shall give the other Party written notice to that effect.

Coal Supply Agreement

(3)
In the event that SJCC is prevented from delivering or Utility is prevented from accepting Processed Coal at the Delivery Point(s) due to Force Majeure in accordance with this Section 12.1(A), Utility’s obligation to make the monthly payment associated with the Tier 1 Tonnage Allocation pursuant to Section 8.1(A) and the payment associated with Annual Preexisting Stockpile Amount pursuant to Section 8.1(B) shall be immediately suspended. Once the impact of the Force Majeure has been remediated and either SJCC is able to resume delivery or Utility is able to resume accepting Processed Coal at the Delivery Point(s), as applicable, Utility’s obligation to make the monthly payment associated with the Tier 1 Tonnage Allocation pursuant to Section 8.1(A) and the payment associated with Annual Preexisting Stockpile Amount pursuant to Section 8.1(B) shall immediately resume. At the end of any Contract Year in which SJCC is prevented from delivering or Utility is prevented from accepting Processed Coal at the Delivery Point(s) due to Force Majeure in accordance with this Section 12.1(A), SJCC shall determine whether any additional payment is due pursuant to Section 8.7(C).

(4)
In the event that the Affected Party is prevented from a performing a material obligation under this Agreement due to Force Majeure for a period greater than six (6) months, the other Party shall have the right to terminate this Agreement. In the event of such termination pursuant to this Section 12.1(A)(4), the rights of the Parties shall be as set forth in Section 12.6(C).

(5)
If SJCC is prevented from supplying coal to Utility as required under this Agreement due to Force Majeure, Utility may obtain replacement coal from other sources to maintain, but only to the extent that, and for the period during which, SJCC is unable to deliver coal as required under this Agreement.

(B)	Utility Environmental Force Majeure

(1)
In the event Utility reasonably determines that it is unable to comply, or that it is economically impractical to comply, with the interpretation or reinterpretation of existing environmental law or regulation, or any new, amended or modified state, federal and/or local environmental statutes and/or regulations, restraint by court or public authority, or any settlement agreement or other form of compromise or action entered into by Utility to address, or in response to, any legal or regulatory actions affecting the San Juan Station without modifying Utility’s obligations to take coal at the quantities, specifications, and prices provided for in this Agreement (such circumstances collectively referred to as “Utility Environmental Force Majeure”), Utility may either terminate this Agreement (such termination to be effective sixty (60) days after notice from Utility) or request a reduction in the Tier 1 Tons; provided, however, such termination or reduction of the Tier 1 Tons shall not occur until the earlier of (i) Utility’s required compliance date with respect to such Utility Environmental Force Majeure

Coal Supply Agreement

or (ii) the commercial operation date of any modification made to San Juan Station to allow compliance with such environmental law or regulation in economic manner; provided further that Utility shall be entitled to utilize existing stockpiles of coal prior to termination of this Agreement without such use being a breach of this Agreement. Utility’s notice to SJCC of its intention to terminate the Agreement or its request to adjust the Tier 1 Tons shall include Utility’s analysis regarding the Utility Environmental Force Majeure, including related data, documents, records and spreadsheets regarding Utility’s compliance plans with respect to such environmental laws and/or regulations.

(2)
In the event that Utility requests an adjustment in the Tier 1 Tons, the Parties shall have thirty (30) days from the date of notice to SJCC to negotiate any necessary adjustments to the Tier 1 Price and Tier 2 Price. If the Parties are not able to reach an agreement by the end of such thirty (30) day period, Utility shall be entitled to terminate the Agreement. In the event of such termination by Utility pursuant to this Section 12.1(B)(2), SJCC’s sole and exclusive remedy shall be as set forth Section 12.6(B).

(C)	SJCC Environmental Force Majeure
In the event that the interpretation or reinterpretation of existing environmental law or regulation, or any new, amended or modified state, federal and/or local environmental statutes and/or regulations, restraint by court or public authority, or any settlement agreement or other form of compromise or action entered into by SJCC to address, or in response to, any legal or regulatory actions affecting the Coal Leases or SJCC substantially impairs the ability of SJCC to mine Raw Coal (such circumstances collectively referred to as “SJCC Environmental Force Majeure”), the following provisions shall apply:

(1)
SJCC shall promptly provide written notice to Utility of the SJCC Environmental Force Majeure (“SJCC Environmental Force Majeure Notice”), including a summary of the impact and expected duration of such SJCC Environmental Force Majeure.

(2)
SJCC shall continue to deliver Processed Coal to the Delivery Point(s) in accordance with Section 4.3 utilizing the Reserve of Coal (including the Preexisting Stockpile Coal). For the avoidance of doubt, during such time as the SJCC Environmental Force Majeure substantially impairs the ability of SJCC to mine Raw Coal, the provisions of Section 12.3 shall continue to apply, provided that it shall not be an SJCC Default Condition if the Reserve of Coal is less than five hundred thousand (500,000) tons.

(3)
Commencing immediately upon Utility’s receipt of an SJCC Environmental Force Majeure Notice, Utility’s payment obligations under Sections 8.1(A) – (C) shall cease and, for so long as SJCC is able to deliver Processed Coal to the Delivery Point(s) in accordance with Section 4.3,

Coal Supply Agreement

Utility shall pay to SJCC on a monthly basis (prorated as necessary based on the date of the SJCC Environmental Force Majeure Notice) for tons of Acceptable Coal delivered to the Delivery Point(s) as follows:

(i)
The Parties shall determine the amount of the Preexisting Stockpile Coal deemed to remain on the Reserve of Coal as of the date SJCC Environmental Force Majeure Notice by subtracting the total amount of tons of Preexisting Stockpile Coal paid for by Utility pursuant to Section 8.1(B) (irrespective of actual deliveries) from the total Preexisting Stockpile Volume (such difference being the “Available Preexisting Stockpile Tons”). The “Available Force Majeure Tons” shall be determined by subtracting the Available Preexisting Stockpile Tons from the actual Reserve of Coal as of the date of the SJCC Environmental Force Majeure Notice.

(ii)	In the event that Utility receives written notice of an SJCC Environmental Force Majeure on or before December 31, 2017, the following additional payment provisions will apply:

i.
For all Acceptable Coal delivered at the Delivery Point(s) in such month up to the Monthly Preexisting Stockpile Amount, Utility shall pay an amount equal to the actual amount of tons of Acceptable Coal delivered at the Delivery Point(s) multiplied by the SJCC Environmental Force Majeure Price.

ii.
For all Acceptable Coal delivered at the Delivery Point(s) in such month in excess of the Monthly Preexisting Stockpile Amount (such excess tons the “Force Majeure Tons”), Utility shall pay an amount equal to the Force Majeure Tons multiplied by the Tier 1 Price; provided that Utility shall only pay for Force Majeure Tons at the Tier 1 Price until the cumulative amount of such Force Majeure Tons is equal to the Available Force Majeure Tons. Any tons delivered to the Delivery Point(s) during an SJCC Environmental Force Majeure in excess of the Available Force Majeure Tons shall be paid for by Utility at the SJCC Environmental Force Majeure Price.

(iii)	In the event that Utility receives written notice of an SJCC Environmental Force Majeure on or after January 1, 2018, the following additional payment provisions will apply:

i.	For all Acceptable Coal delivered at the Delivery Point(s) in such month up to the Monthly Preexisting Stockpile Amount, Utility shall pay an amount equal to the actual

Coal Supply Agreement

amount of tons of Acceptable Coal delivered at the Delivery Point(s) multiplied by the Reduced Price.

ii.
For all Acceptable Coal delivered at the Delivery Point(s) in such month in excess of the Monthly Preexisting Stockpile Amount (such excess tons the “Force Majeure Tons”), Utility shall pay an amount equal to the Force Majeure Tons multiplied by the Tier 1 Price; provided that Utility shall only pay for Force Majeure Tons at the Tier 1 Price until the cumulative amount of such Force Majeure Tons is equal to the Available Force Majeure Tons. Any tons delivered to the Delivery Point(s) during an SJCC Environmental Force Majeure in excess of the Available Force Majeure Tons shall be paid for by Utility at the Reduced Price.

(4)
Immediately upon cessation of the SJCC Environmental Force Majeure, SJCC shall provide written notice to Utility and the payment obligation set forth in Sections 12.1(C)(3)(ii) shall cease and Utility shall resume payments to SJCC pursuant to Sections 8.1(A) – (C) (prorated as necessary based on the date of such notice).

(5)
If the SJCC Environmental Force Majeure has not been remediated and the Reserve of Coal has been exhausted and SJCC is no longer able to deliver Processed Coal in accordance with Section 4.3, the Agreement shall immediately be deemed terminated unless otherwise agreed to by the Parties. In the event of such termination pursuant to this Section 12.1(C)(5), the rights of the Parties shall be as set forth in Section 12.6(C).

Section 12.2	Non-Normal Conditions, Right to Cure, and Offers of Non-SJCC Coal.
The Parties intend that in the effort to avoid SJCC Default, the provisions of this Section 12.2 shall be utilized before notice of SJCC Default Conditions (defined in Section 12.3(A)) is provided pursuant to Section 12.3(C).

(A)	Non-Normal Conditions. Non-Normal Conditions exist when any of the following three conditions are present:

(1)	SJCC fails to maintain the Reserve of Coal at a level equal to or greater than the Required Reserve,

(2)	SJCC has determined that there is a reasonable probability that the Reserve of Coal will in the near future fall below Required Reserve, or

(3)	SJCC anticipates or is experiencing any other condition that may prevent SJCC from delivering coal according to this Agreement.

(B)	Notice. SJCC shall provide written notice to Utility if any Non-Normal Conditions exist, or the Joint Committee may determine that Non-Normal Conditions exist,

Coal Supply Agreement

which shall constitute notice to SJCC and Utility as of the date of such written determination.

(C)
Prevention Due to Force Majeure. In addition to providing written notice of Non-Normal Conditions, SJCC may elect to declare that the performance is prevented by reason of Force Majeure in accordance with the terms of Section 12.1.

(D)	Coal Usage Forecast. Within fifteen (15) days after receipt of notice of Non-Normal Conditions, Utility will review dispatch at San Juan Station and provide to SJCC an updated coal usage forecast.

(E)
Cure of Non-Normal Conditions. The Parties intend that cooperation among the Parties in developing and agreeing upon a Cure Plan (as defined below) is preferable to pursuing termination of this Agreement. The Parties will provide reasonable cooperation to facilitate SJCC’s cure of Non-Normal Conditions to avoid SJCC Default while allowing Utility to continue operation of the San Juan Station. To initiate and effectuate cure of the Non-Normal Condition, SJCC shall do the following:

(1)
Provide within fifteen (15) days after notice of Non-Normal Conditions, or as otherwise agreed to by the Parties, a written cure plan to the Joint Committee describing SJCC’s proposed means of curing the Non-Normal Conditions and its proposed deliveries in the interim (“Cure Plan”);

(2)
Within thirty (30) days after notice of Non-Normal Conditions, or as otherwise agreed to by the Parties, SJCC may provide written offers to Utility to supply Non-SJCC Coal. SJCC will provide coal quality information for the Non-SJCC Coal with the written offers and will propose the delivery schedule and quantity of Non-SJCC Coal to be supplied.

(3)	Within fifteen (15) days after receipt of a proposed Cure Plan, the Joint Committee shall meet to consider and act on the Cure Plan.

(4)
Within fifteen (15) days after receipt of an offer to supply Non-SJCC Coal, the Joint Committee will meet to approve or reject the Non-SJCC Coal offer. Failure to approve the offer shall constitute its rejection.

(5)	For offers of Non-SJCC Coal only, such Non-SJCC Coal shall have an average heating value of not less than 9,100 BTU per pound, as received, averaged over any twenty-four (24) hour period.

(6)	As part of its Cure Plan, SJCC will provide weekly written notice to Utility of daily inventory levels of the Reserve of Coal.

(F)
Rejection of Non-SJCC Coal after Initial Approval. If Utility determines and the Joint Committee agrees that delivery of coal from a certain Non-SJCC Coal source is shown to materially impair operations at the San Juan Station, Utility may reject the unburned portion of that coal and, if so, SJCC shall terminate delivery of that

Coal Supply Agreement

coal. The remainder of such rejected coal shall not be credited as coal delivered for purposes of determining whether a SJCC Default Condition exists.

(G)	Termination of Non-Normal Conditions. The Non-Normal Conditions will terminate when all of the following occur:

(1)	The Reserve of Coal exceeds the Required Reserve and;

(2)	SJCC resumes delivery of Processed Coal to Utility at the Delivery Point(s).

Section 12.3	SJCC Default.

(A)	SJCC Default Conditions. The existence of any of the following material default conditions (“SJCC Default Conditions”) may result in a SJCC Default by SJCC:

(1)	Failure of SJCC to deliver Processed Coal to the Delivery Point(s) as specified by Utility pursuant to Section 4.3 such that:

(i)	A ten percent (10%) per month or greater shortfall in deliveries of Processed Coal to the Delivery Point(s) as specified by Utility pursuant to Section 4.3 occurs in any six (6) consecutive months; or

(ii)	A cumulative shortfall of sixty percent (60%) in deliveries of Processed Coal to the Delivery Point(s) as specified by Utility pursuant to Section 4.3 occurs over any three (3) month period;

(2)	Delivery to the Delivery Point(s) of Non-Conforming Coal on five (5) occasions during any thirty (30) day period;

(3)	Failure to maintain the insurance required under Section 14.6 and Exhibit F;

(4)	Failure to maintain the Guaranty as required under this Agreement;

(5)	SJCC is more than twenty (20) days overdue respecting payments due to Utility under this Agreement and no written notification of dispute is provided regarding the payment in question;

(6)
SJCC or Guarantor files a petition or otherwise commences, authorizes or acquiesces in any cause or action under any bankruptcy or similar law for the protection of creditors or has a petition filed against it;

(7)	SJCC or Guarantor makes an assignment or any general arrangement for the benefit of creditors;

(8)	SJCC or Guarantor is unable to pay its debts as they fall due;

(9)	A receiver or receiver-manager is appointed for the business, property, affairs or revenues of SJCC or Guarantor; or

Coal Supply Agreement

(10)	Failure of SJCC to maintain a Reserve of Coal greater than the five hundred thousand (500,000) tons when the Required Reserve is more than five hundred thousand (500,000) tons; or

(11)	Termination of either the Reclamation Services Agreement or the CCR Disposal Agreement by Utility due to a “Service Provider Event of Default” (as such term is used in each agreement, respectively);

(B)
SJCC Default exists when (i) either of the conditions described in Section 12.3(A)((10) or (11) occurs or (ii) one or more of the SJCC Default Conditions described in Section 12.3(A)(1)-(9) exists and:

(1)	Notice is provided pursuant to Section 12.3(C), and,

(2)	SJCC fails to avoid SJCC material default under Section 12.3(D).

(C)
Notice of SJCC Default Condition(s). Upon notice from Utility of the occurrence of any of the SJCC Default Conditions specified above in Section 12.3(A)(1)-(4), SJCC may seek to avoid or cure the SJCC Default Condition(s) pursuant to the provisions of Section 12.3(D). SJCC shall not be deemed in SJCC Default if SJCC disputes the existence of any alleged SJCC Default unless and until there is a final resolution pursuant to Section 11.1 of this Agreement to determine the existence or non-existence of SJCC Default.

(D)	Avoidance of SJCC Default. SJCC can prevent any of the SJCC Default Conditions specified above in Section 12.3(A)(1)-(4) from becoming a SJCC Default by any one or more of the following actions:

(1)	SJCC proceeds with due diligence to cure the SJCC Default Condition(s) and cures the SJCC Default Condition(s) within thirty (30) days after receipt of the notice of SJCC Default Condition(s);

(2)	Guarantor proceeds with due diligence to cure the SJCC Default Condition(s) and cures the SJCC Default Condition(s) within thirty (30) days of receipt of the notice of SJCC Default Condition(s);

(3)	SJCC declares prevention of performance by reason of Force Majeure pursuant to Section 12.1, and that declaration is not subsequently invalidated by arbitration;

(4)	SJCC gives notice of Non-Normal Conditions and operates according to a Cure Plan approved by the Joint Committee; or

(5)	SJCC disputes the existence of SJCC Default Condition(s), and there is a final resolution pursuant to Section 11.1 that SJCC was not in SJCC Default hereunder.

Coal Supply Agreement

(E)
Utility’s Remedies for SJCC Default. Upon a SJCC Default caused by (i) the existence of any of the SJCC Default Conditions described in Section 12.3(A)(1)-(4) that is not avoided pursuant to Section 12.3(D) or (ii) the occurrence of either of the conditions described in Section 12.3(A)(5) or (6), Utility may terminate this Agreement and, in addition to any other remedies available at law or equity, Utility may exercise the purchase right set forth in Section 12.6(D).

Section 12.4	Utility Default.

(A)	The existence of any of the following material default conditions (“Utility Default Conditions”) may result in a Utility Default:

(1)	Utility fails to comply with a material obligation of Utility under this Agreement;

(2)	Utility is more than twenty (20) days overdue respecting payments due to SJCC under this Agreement and no written notification of dispute is provided regarding the payment in question;

(3)	Utility files a petition or otherwise commences, authorizes or acquiesces in any cause or action under any bankruptcy or similar law for the protection of creditors or has a petition filed against it;

(4)	Utility makes an assignment or any general arrangement for the benefit of creditors;

(5)	Utility is unable to pay its debts as they fall due;

(6)	A receiver or receiver-manager is appointed for the business, property, affairs or revenues of Utility; or

(7)	Termination of either the Reclamation Services Agreement or the CCR Disposal Agreement by SJCC due to a “Utility Event of Default” thereunder (as such term is used in each agreement, respectively).

(B)	Utility Default exists when (i) the Utility Default Condition in Section 12.4(A)(7) occurs, or (ii) any one of the Utility Default Condition in Sections 12.4(A)(1) - (6) occurs and:

(1)	Notice is provided pursuant to Section 12.4(C), and

(2)	Utility fails to avoid Utility Default under Section 12.4(D).

(C)
Notice of Utility Default Condition(s). Upon notice from SJCC of the occurrence of a Utility Default Condition under Sections 12.4(A)(1) - (6), Utility may seek to avoid or cure the Utility Default Condition pursuant to the provisions of Section 12.4(D). Utility shall not be deemed in Utility Default if Utility disputes the existence of any alleged Utility Default unless and until there is a final resolution

Coal Supply Agreement

pursuant to Section 11.1 of this Agreement to determine the existence or non-existence of Utility Default.

(D)
Avoidance of Utility Default. Utility can prevent the Utility Default Condition specified above in Sections 12.4(A)(1) - (6) from becoming a Utility Default by any one or more of the following actions:

(1)	Utility proceeds with due diligence to cure the Utility Default Condition and cures the Utility Default Condition within thirty (30) days after receipt of the notice of Utility Default Condition; or

(2)	Utility disputes the existence of Utility Default Condition, and there is a final resolution pursuant to Section 11.1 that Utility was not in Utility Default hereunder.

(E)
SJCC Remedies for Utility Default. Upon a Utility Default caused by (i) the existence of the Utility Default Condition described in Sections 12.4(A)(1) - (6) that is not avoided pursuant to Section 12.4(D) or (ii) the occurrence of the Utility Default Condition described in Section 12.4(A)(7), SJCC may terminate this Agreement and SJCC’s sole and exclusive remedy shall be as set forth in Section 12.6(A).

Section 12.5	Utility’s Purchase Right Upon Expiration of the Term

(A)
In the event that the Agreement is not extended in accordance with Section 2.5, Utility shall have the right but not the obligation to acquire, directly or through an assignee, SJCC and SJTC, the form of which transaction shall be a stock purchase agreement in form reasonably acceptable to the Parties, with a tax basis step-up for federal income tax purposes. Utility must provide written notice of its election to purchase SJCC on or before December 31, 2019.

(B)
The purchase price under such stock purchase agreement shall be the sum of any Unrecovered Capital Expenditures by SJCC since the Effective Date plus or minus a working capital adjustment as of the date of such stock purchase agreement that consists of accounts receivable, inventories (not already billed to under this agreement), prepaid assets net of accounts payable and accrued liabilities. SJCC and SJTC will be transferred free and clear of any debts, liens or encumbrances of any kind under an acquisition under this Section 12.5. “Unrecovered Capital Expenditures” shall mean SJCC’s capital expenditures for each Contract Year in connection with this Agreement (as recorded on SJCC’s financial statement in accordance with United States Generally Accepted Accounting Principles) multiplied by the percentage specified for each Contract Year in the table below multiplied by.

Coal Supply Agreement

Contract Year	Applicable Unrecovered Capital Expenditures Percentages
2016	10%
2017	15%
2018	20%
2019	25%
2020	50%
2021	75%
2022	100%

Section 12.6	Termination and Remedy

(A)	Termination by SJCC Due to Utility Event of Default
In the event of a termination of the Agreement by SJCC due to a Utility Event of Default pursuant to Section 12.4(E), Utility shall, as SJCC’s sole and exclusive remedy, pay to SJCC an amount equal to (i) the “Purchase Price” under the SPA (exclusive of any Working Capital Purchase Price Adjustments) multiplied by the factor set forth on Exhibit J that corresponds to the month in which the Agreement is terminated pursuant to Section 12.4(E).

(B)	Termination by Utility Due to Utility Environmental Force Majeure
In the event of a termination of the Agreement by Utility due to Utility Environmental Force Majeure pursuant to Section 12.1(B)(1) or (2), Utility shall, as SJCC’s sole and exclusive remedy, pay to SJCC an amount equal to the “Purchase Price” under the SPA (exclusive of any Working Capital Purchase Price Adjustments) multiplied by the factor set forth on Exhibit K that corresponds to the month in which the Agreement is terminated pursuant to Section 12.1(B)(1) or (2).

(C)	Termination Due to SJCC Environmental Force Majeure; Termination to by either Party Due to Force Majeure

Coal Supply Agreement

In the event of a termination of the Agreement pursuant to Section 12.1(C)(5) or in the event of a termination by either Party due to Force Majeure pursuant to Section 12.1(A)(4), neither Party shall have any further liability to the other; provided that both Parties shall make any accrued and unpaid payments due as of the date of notice of termination.

(D)	Termination by Utility Due to SJCC Event of Default
In the event of a termination of the Agreement by Utility due to an SJCC Event of Default pursuant to Section 12.3(E), in addition to any rights available at law or equity, Utility shall have the right, but not the obligation, to acquire, directly or through an assignee, SJCC and SJTC, the form of which transaction shall be a stock purchase agreement in form reasonably acceptable to the parties, with a tax basis step-up for federal income tax purposes. Utility must provide notice of its intent to exercise such right no later than one (1) month after notice of termination pursuant to Section 12.3(E). The purchase price for such acquisition shall be equal to (i) the “Purchase Price” under the SPA (exclusive of any Working Capital Purchase Price Adjustments) multiplied by the factor on Exhibit L that corresponds with the month in which the Agreement is terminated pursuant to Section 12.3(E).

Section 12.7	Termination Remedies in the Event of Extension Term
The Parties acknowledge and agree that in the event that the Parties reach agreement with respect to an Extension Term pursuant to Section 2.5, the remedies set forth in Sections 12.5 and 12.6 shall also be amended as agreed to by the Parties in order to reflect the Extension Term.
ARTICLE XIII
Indemnity

Section 13.1	General Indemnification.

(A)
SJCC shall indemnify and save Utility and its employees, directors, officers, agents, successors, assigns and affiliates harmless from, and shall defend them against, any and all claims, demands or liabilities arising out of the operations of SJCC under this Agreement at the San Juan Station site or the SJCC Site Area, excepting those claims, demands or liabilities arising out of the acts of Utility, their employees, agents, contractors, and representatives.

(B)
Utility shall indemnify and save SJCC and its employees, directors, officers, agents, successors, assigns and affiliates harmless from, and shall defend them against, any and all claims, demands or liabilities arising out of the operations of Utility under this Agreement at the San Juan Station site or the SJCC Site Area, excepting those claims, demands or liabilities arising out of the acts of SJCC, its employees, agents, contractors and representatives.

(C)	If a court of competent jurisdiction determines that the provisions of N.M.S.A. §56-7-1 or 2, (1978 Comp.) are applicable to this Agreement, then only to the

Coal Supply Agreement

extent that the indemnification provided in this Agreement or any portion of the indemnification provided in this Agreement would be deemed void or unenforceable under said statutes and to the narrowest extent possible, that portion of the Agreement shall not extend to indemnify against liability, claims, damages, losses or expenses, including attorneys’ fees, for or arising out of:

(1)	In the case that N.M.S.A. §56-7-1, is so determined to be applicable,

(i)	bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of the indemnitee, its officers, employees or agents; and,

(2)	In the case that N.M.S.A. §56-7-2, is so determined to be applicable,

(i)	the sole or concurrent negligence of the indemnified party or the agents or employees of the indemnified party or any independent contractor who is directly responsible to the indemnified party; or

(ii)
any accident which occurs in operations carried on at the direction or under the supervision of the indemnified party or an employee or representative of the indemnified party or in accordance with methods and means specified by the indemnified party or employees or representatives of the indemnified party.

ARTICLE XIV
General Provisions

Section 14.1	Compliance with Applicable Laws
SJCC shall conduct all of its operations under this Agreement in full compliance with all applicable laws, ordinances, regulations and directives of any and all governmental authorities having jurisdiction over such operations in conformity with the provisions of all licenses, permits and approvals; provided, however, that nothing herein shall be construed as prohibiting SJCC from contesting any such law, ordinance, regulation or directive or the provisions of any such license, permit or approval by appropriate judicial or administrative proceedings.

Section 14.2	Labor Force

(A)	SJCC shall comply with the requirements of all civil rights statutes and other federal and state employment laws which may be applicable to its operations under this Agreement.

(B)	During the performance of this contract SJCC agrees as follows:

(1)	SJCC and all of its subcontractors shall abide by the provisions of Executive Order 11246, 41 C.F.R. Sections 60-1.4(a), 1.7(a), 4.2(d), 29

Coal Supply Agreement

C.F.R. Part 471, Appendix A to Subpart A, and 48 C.F.R. § 52.222-54, incorporated herein by reference.

(2)
41 C.F.R. 60-300.5(a). SJCC and all of its subcontractors shall abide by the requirements of 41 C.F.R. Section 60-300.5(a). This regulation prohibits discrimination against qualified protected veterans and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans.

(3)
41 C.F.R. 60-741.5(a). SJCC and all of its subcontractors shall abide by the requirements of 41 C.F.R. Section 60-741.5(a). This regulation prohibits discrimination against qualified individuals on the basis of disability, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified individuals with disabilities.

(4)
SJCC will include the provisions of Sections 14.2(B)(1) through (3) in all of its subcontracts or purchase orders unless exempted by the applicable law from doing so, so that such provisions will be binding upon each subcontractor or vendor.

Section 14.3	Confidentiality / Non-disclosure
The terms and conditions, including those dealing with compensation, set forth in this Agreement are considered by Utility and SJCC to be confidential and proprietary information and none of the Parties shall disclose any such information to any third party other than the attorneys, auditors, lenders and agents of Utility, other owners of San Juan Station, and SJCC, without the advance written consent of the other Parties; provided, however, disclosure may be made without advance consent where, in the opinion of counsel, such disclosure may be required by order of court or regulatory agency, law or regulation or in connection with judicial or administrative proceedings involving a party hereto, in which event the party to make such disclosure shall advise the other in advance as soon as possible and cooperate to the maximum extent practicable to minimize the disclosure of any such information (including, where practicable, deletion of portions of this Agreement, and, specifically, Section 8.1). In addition, either Party (or its affiliates) may disclose this Agreement in filing reports and information with the Securities and Exchange Commission (including without limitation, in a prospectus filing) but shall exercise commercially reasonable efforts to maintain the confidentiality of such information.
Utility shall maintain with the owners of the San Juan Station written confidentiality agreements that are acceptable to SJCC prior to the disclosure of the terms of this Agreement.

Section 14.4	Permits and Approvals
SJCC shall be required to acquire any and all permits, licenses and approvals required by any governmental agency or regulatory body to enable SJCC to carry on the operations

Coal Supply Agreement

contemplated by this Agreement, including but without limitation, permits under the “Surface Mining Control and Reclamation Act of 1977” (Pub.L. 95-87, August 3, 1977); provided however, that Utility will cooperate fully with SJCC and supply information necessary to obtain all permits, licenses and approvals.

Section 14.5	Waivers
A waiver by a party at any time of its rights with respect to a default under this Agreement, or with respect to any other matter in connection with this Agreement, shall not be deemed a waiver with respect to any other subsequent default or matter. No delay, short of the statutory period of limitation in asserting or enforcing any right hereunder shall he deemed a waiver of or limitation on such right.

Section 14.6	Insurance
SJCC shall maintain insurance in accordance with the requirements of Exhibit F.

Section 14.7	Notices

(A)
Any notice, demand or request provided for in this Agreement, or given or made in connection with this Agreement, except those normal exchanges of information required by the Mining Oversight Committee and the Joint Committee, shall be in writing, signed by an officer of the party giving such notice and shall be deemed to be properly and sufficiently given or made if sent by registered or certified mail, and if to SJCC, addressed as follows:

Westmoreland Coal Company
Attn: Joe Micheletti, EVP US Operations
200, 9540 South Maroon Circle
Englewood, CO 80112-5730

with a copy addressed as follows:
Westmoreland Coal Company
Attn: Lynette Stanley-Maddocks, General Counsel
200, 9540 South Maroon Circle
Englewood, CO 80112-5730

and if to Utility, addressed as follows:

Public Service Company of New Mexico
Attn: Patrick Apodaca, General Counsel
414 Silver Ave SW
Albuquerque, NM 87102-3289

with a copy addressed as follows:

Public Service Company of New Mexico

Coal Supply Agreement

Attn: Chris Olson, Vice President-Generation
414 Silver Ave SW
Albuquerque, NM 87102-3289

(B)
Any party hereto may change its address for notice by so advising the other Parties hereto in accordance with the provisions of this Section 14.7. Any notice given in accordance with the provisions of this Section 14.7 shall be deemed effectively given as of the date of its deposit with the United States Postal Service.

(C)	Exchanges of information required by the Mining Oversight Committee and the Joint Committee shall be by procedures set forth by the respective committee.

Section 14.8	Choice of Law
The terms and provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of New Mexico, without regard to conflict of law principles.

Section 14.9	Assignment

(A)	This Agreement may not be assigned by a Party without the consent of the other Party, provided that such consent shall not be unreasonably withheld.

(B)
Any party hereto may without the consent of any other party, assign this Agreement to a majority-owned subsidiary or to a wholly-owned subsidiary of its parent provided that the assigning party shall guarantee performance of this Agreement by such subsidiary.

Section 14.10	Successors and Assigns
Subject to Section 14.9, this Agreement and all of the obligations and rights herein established shall extend to and be binding upon, and shall inure to the benefit of, the respective successors and assigns of the respective Parties.

Section 14.11	Authorizations
The execution and performance by the Parties of this Agreement have been duly authorized for each party by all necessary corporate action, require no other authorization, consent or approval and do not contravene any law or contractual restriction binding on the Parties.

Section 14.12	Amendments
This Agreement may be amended only by written instrument executed by all of the Parties and any such amendment may be executed in any number of counterparts, and it shall not be necessary that the signatures of all Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

Coal Supply Agreement

Section 14.13	Construction
The terms and conditions of this Agreement are the result of negotiation and drafting on an equal footing by the Parties and their legal counsel. This Agreement shall be construed evenhandedly and without favor or predisposition to any party. The titles of sections in this Agreement have been inserted as a matter of convenience or for reference only, and they shall not control or affect the meaning or construction of any of the terms and provisions hereof.

Section 14.14	Entire Agreement
This Agreement supersedes all prior agreements and representations between the Parties, whether written or oral, with respect to the subject matter of this Agreement and is intended as a complete and exclusive statement of the terms of the agreement between the Parties with respect to the subject matter. Except as specifically set forth in this Agreement, no representations have been made to induce any of the Parties to enter into this Agreement. All Exhibits are incorporated by reference as part of this Agreement.

Section 14.15	Limitation on Damages.
Except to the extent that (i) damages claimed by third parties for which a Party has a duty to indemnify hereunder as expressly provided in this Agreement are shown to be consequential in nature, or (ii) damages are attributable to a Party’s fraud or willful misconduct, notwithstanding anything else in this Agreement to the contrary, neither Party shall be liable to the other Party for any loss, damage or other liability otherwise equivalent to or in the nature of any indirect, incidental, consequential, exemplary, punitive or special damages arising from performing or a failure to perform any obligation under this Agreement.

Section 14.16	Severability
In the event that any of the terms or conditions of this Agreement, or the application of any such term or condition to any person or circumstance, shall be held invalid by an arbitration panel constituted under this Agreement or any court having jurisdiction in the premises, the remainder of this Agreement, and the application of such terms or conditions to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby, except that the provisions in the remainder of this Agreement shall be construed, and modified where necessary, to effectuate the intentions of the Parties and provide them with the benefit of their bargain.

Section 14.17	Survival of Provisions
The Parties agree that those provisions that describe the Parties’ post-expiration and post-termination rights and obligations, including Section 7.4, shall survive termination or expiration of this Agreement. In addition, those provisions and Exhibits referenced in, or necessary to implement, the provisions that describe the Parties’ post-termination or post-expiration rights and obligations also shall survive.

Coal Supply Agreement

ARTICLE XV
Signatures
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on their behalf by their respective officers, thereunto duly authorized.

PUBLIC SERVICE COMPANY OF NEW MEXICO By:____/s/ Chris M. Olson__________________ Name: ____Chris M. Olson ________________ Title: _____Vice President, Generation________
WESTMORELAND COAL COMPANY By _____________________________________ Name: __________________________________ Title: ___________________________________

[SIGNATURE PAGE TO COAL SUPPLY AGREEMENT]

Coal Supply Agreement

ARTICLE XV
Signatures
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on their behalf by their respective officers, thereunto duly authorized.

PUBLIC SERVICE COMPANY OF NEW MEXICO By:______________________________________ Name: ___________________________________ Title: ____________________________________
WESTMORELAND COAL COMPANY By:_____/s/ Jennifer Grafton_________________ Name: ____ Jennifer Grafton_________________ Title: _____Secretary, SR. VP________________

[SIGNATURE PAGE TO COAL SUPPLY AGREEMENT]

Coal Supply Agreement

ATTACHMENT 1—FORM OF GUARANTY
THIS GUARANTY, made as of July 1, 2015, by Westmorland Coal Company, a Delaware corporation (“Guarantor”).
W I T N E S S E T H
WHEREAS, as of the “Effective Date” under the Coal Supply Agreement of even date herewith by and between Public Service Company of New Mexico (“Utility”) and Guarantor (“Agreement”), San Juan Coal Company, a Delaware corporation (“SJCC”), shall become a wholly owned subsidiary of Guarantor and shall, among other things, sell to Utility certain quantities of coal to be mined, processed, and delivered pursuant to the Agreement; and
WHEREAS, prior to entering into the Agreement, Utility required that Guarantor guaranty SJCC’s performance of SJCC’s obligations under the Agreement; and
WHEREAS, Guarantor is willing to Guaranty SJCC’s performance of its obligations under the Agreement;
NOW, THEREFORE, to induce Utility to enter into the Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with each of Utility severally as follows:

1.	Guaranty.

1.1.
Effective as of the Effective Date (as that term is defined in the Agreement), Guarantor hereby unconditionally and absolutely guaranties to Utility and their respective successors and permitted assigns timely and complete payment and performance of all of SJCC’s obligations under the Agreement and all other present or future agreements and instruments between Utility and Contractors in connection with the performance of the Agreement (all of the foregoing the “Agreement Documents”), all whether presently existing or from time to time hereafter created, incurred or arising and including, without limitation, any interest accrued on such amounts pursuant to the Agreement Documents (such obligations of SJCC collectively the “Obligations”). This Guaranty is a continuing guarantee, and shall apply to all Obligations whenever arising.

1.2.
Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of (i) any insolvency, bankruptcy, reorganization or dissolution, or any proceeding in respect of any thereof, of SJCC or Guarantor, (ii) the validity, regularity or enforceability (except to the extent that the Agreement would not have been enforceable against Guarantor had it, rather than SJCC, been the primary obligor thereunder) of obligations of SJCC under the Agreement or the extension or renewal thereof, in whole or in part, with or without notice to or assent from Guarantor, (iii) any alteration, amendment, modification, extension, renewal, release, change, waiver or consent in respect of any of the terms, covenants, or conditions contained in the Agreement, or (iv) the absence of notice, other than notice required by the terms of the Agreement, or the absence of or any delay in any action to enforce any obligation or to exercise any right or remedy against SJCC or Guarantor, whether hereunder or under the Agreement, or any indulgence or extension granted to or compromise with SJCC or Guarantor, or any action or proceedings

Attachment 1—Page 1

Coal Supply Agreement

taken or not taken with respect to or by or on behalf of SJCC or Guarantor or (v) any circumstance whatsoever (including, without limitation, any statute of limitations) or any act of the Utility or any existence of or reliance on any representation by the Utility that might otherwise constitute a legal or equitable defense available to, or a discharge of, the Guarantor.

1.3.
Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger or bankruptcy of SJCC, any right to require a proceeding first against SJCC, or to realize on any collateral, protest, notice and all demands whatsoever, with respect to the obligations of SJCC, (ii) agrees that its obligations hereunder constitute guaranties of performance and not of collection and are not in any way conditional or contingent upon any attempt to collect from or enforce against SJCC or upon any other condition or contingency, (iii) agrees that its obligations hereunder shall continue to be effective if at any time the obligations of SJCC under the Agreement are rescinded or modified or limited in connection with any bankruptcy or reorganization or other similar proceedings, and (iv) covenants that this Guaranty will not be discharged except by complete performance of SJCC’s obligations under and contained in the Agreement. Without limiting the generality of the preceding clause (ii), Guarantor specifically agrees that it shall not be necessary or required and that it shall not be entitled to require that Utility or either of them file suit or proceed to obtain or assert a claim for any judgment against SJCC or make any effort to enforce the Agreement or exercise or assert any other right or remedy to which Utility or either of them is or may be entitled in connection with the Agreement or any security or Guaranty or assert or file any claim against the assets of SJCC or any other person before or as a condition of enforcing the liability of Guarantor under this Guaranty or at any time thereafter

2.	Miscellaneous

2.1.
This Guaranty is made to Utility solely for their benefit and may not be assigned by Utility except in connection with and contemporaneously with an assignment of the Agreement as permitted therein, and any other purported assignment shall be void and of no force and effect.

2.2.
Guarantor agrees that it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation; provided, however, that Guarantor may consolidate with or merge into, or sell or otherwise transfer all or substantially all of its assets as an entirety (and may thereafter dissolve) to, another corporation incorporated and existing under the laws of the United States or one of the states thereof, provided that, in the event that Guarantor is not the surviving, resulting or transferee corporation, as the case may be, such corporation, prior to such merger, consolidation, sale or transfer, assumes, by delivering to Utility an instrument in writing satisfactory in form and substance to Utility, all of the obligations of Guarantor herein.

2.3.	No remedy herein conferred upon Utility is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in

Attachment 1—Page 1

Coal Supply Agreement

addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity.

2.4.
The obligations of Guarantor hereunder shall be continuing and irrevocable. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings both written and oral among Guarantor and Utility with respect to the subject matter hereof. No modification or waiver hereof shall be binding upon Utility or Guarantor unless such modification or waiver shall be in writing and signed by an officer of each of Utility and of Guarantor.

2.5.
This Guaranty shall be construed in accordance with and governed by the laws of the State of New Mexico. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO, THIS GUARANTY, OR THE ACTIONS OF THE BENEFICIARY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

2.6.
Each and every default of SJCC in performance of any obligation under the Agreement shall give rise to a separate cause of action hereunder, and separate suits may, but need not, be brought hereunder as each claim or cause of action arises.

2.7.
All payments by Guarantor to Utility shall be made in the [__________] in United States Dollars and shall be paid within fifteen (15) days after receipt by Guarantor from Utility of written demand for such payment and shall not be the subject of any offset against any amounts which may be owed by Utility to Guarantor.

2.7.
Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by Utility in enforcing this Guaranty, whether by suit or otherwise, to the extent Utility is the prevailing party.

2.8.	This Guaranty shall terminate automatically in the event the Agreement is terminated prior to the “Effective Date” under the Agreement.

2.9.	For purposes of notice under this Guaranty, Guarantor’s address is as follows:
Westmoreland Coal Company
Attn: Joe Micheletti, EVP US Operations
200, 9540 South Maroon Circle
Englewood, CO 80112-5730
And
Westmoreland Coal Company

Attachment 1—Page 1

Coal Supply Agreement

Attn: Lynette Stanley-Maddocks, General Counsel
200, 9540 South Maroon Circle
Englewood, CO 80112-5730

The Utility’s addresses are as follows:
Public Service Company of New Mexico
Attn: Patrick Apodaca, General Counsel
414 Silver Ave SW
Albuquerque, NM 87102-3289
And
Public Service Company of New Mexico
Attn: Chris Olson, Vice President-Generation
414 Silver Ave SW
Albuquerque, NM 87102-3289

Any notice provided for in this Guaranty shall be in writing, signed by an officer of the party giving such notice and shall be deemed to be properly and sufficiently given or made if sent by registered or certified mail to the above address or such substitute address as provided in writing pursuant to this notice provision.

[Remainder of page intentionally blank]

Attachment 1—Page 1

Coal Supply Agreement

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed on its behalf by its officers thereunto duly authorized.

WESTMORELAND COAL COMPANY
By:_____________________________________
Name: ___________________________________
Title: ____________________________________

ATTEST:

By:_____________________________________
Name: ___________________________________
Title: ____________________________________

Attachment 1—Page 1

Coal Supply Agreement

EXHIBIT A—COAL LEASES

Detailed Descriptions are attached. Note that the map above presents a more detailed view of the area designated as the San Juan Mine in the map contained in Exhibit E.

Exhibit A Page 1

Coal Supply Agreement

Coal Lease Description

NM 28093 – Federal Coal Lease, the Deep Lease, approx. 3,855.60 acres.
Township 30 North, Range 15 West, NMPM, (Non-Fruitland)
Section 13: S½
Section 14: S½
Section 23: All
Section 24: All
Section 25: All
Section 26: All
Section 35: Lots 1 (44.33), 2 (44.07),
3 (43.73), 4 (43.37), N½,
N½S½

NM 99144 – Federal Coal Lease, the Deep Lease Extension, approx. 4,483.88 acres.
Township 30 North, Range 14 West, NMPM, (Non-Fruitland)
Section 17: All
Section 18: All
Section 19: All
Section 20: All
Section 29: All
Section 30: All
Section 31: Lots 1 (41.70), 2 (41.21),
3 (40.73), 4 (40.24), N½,
N½S½

A Portion of NM 045196 – Federal Coal Lease, approx. 75.19 acres.
Township 29 North, Range 15 West, NMPM, (South Lease Ext. - Non-Fruitland)
Section 3:     Pt. Lot 7 (NW¼NE¼),
Pt. Lot 8 (NE¼NW¼),
Pt. Lot 9 (NW¼NW¼)
Township 30 North, Range 15 West, NMPM, (Fruitland)
Section 33: Pt. SE¼SE¼
Those parcels above being more particularly
described as follows:
Beginning at the northwest corner of Section 3,
T. 29 N., R.15 W., N.M.P.M.;
thence S00°28’13”W, a distance of 1223.85 feet;
thence S81°49’59”E, a distance of 279.99 feet;

Exhibit A Page 2

Coal Supply Agreement

A Portion of NM 045196 – Federal Coal Lease, approx. 75.19 acres. (Con’t)
thence S87°50’12”E, a distance of 171.09 feet;
thence N00°00’00”E, a distance of 408.87 feet;
thence S90°00’00”E, a distance of 1272.03 feet;
thence S75°37’07”E, a distance of 365.81 feet;
thence S90°00’00”E, a distance of 781.39 feet;
thence S33°41’24”E, a distance of 196.56 feet;
thence S89°45’27”E, a distance of 263.83 feet;
thence S00°31’00”E, a distance of 182.86 feet;
thence S89°18’31”E, a distance of 704.68 feet;
thence N00°10’29”E, a distance of 1260.42 feet;
thence N89°04’25”W, a distance of 1290.76 feet;
thence S00°13’34”W, a distance of 343.77 feet;
thence N90°00’00”W, a distance of 2044.33 feet;
thence N00°02’37”W, a distance of 357.63 feet;
thence N88°45’04”W, a distance of 592.41 feet
to the Point of Beginning. Containing 74.3010 acres,
more or less.
Also;
Beginning at a point on the East line of Section 33,
T. 30 N., R 15 W., N.M.P.M.,
thence S70°37’18”W, a distance of 89.22 feet;
thence S01°00’25”W, a distance of 420.49 feet;
thence S87°59’32”E, a distance of 93.85 feet to the
southeast corner of said Section 33;
thence N00°17’00”W, a distance of 453.33 feet to
the Point of Beginning. Containing 0.8916 Acres,
more or less.

Exhibit A Page 3

Coal Supply Agreement

A portion of NM 045197 – Federal Coal Lease, approx. 670.91 acres.
Township 30 North, Range 15 West, NMPM, (Fruitland)
Section 22: Pt. S½S½,
Section 27: Pt. N½, SE¼
Section 34: Pt. SW¼SW¼, E½,

Township 29 North, Range 15 West, NMPM, (South Lease Ext. Non-Fruitland)
Section 3: Lot 6 (NE¼NE¼), SE¼NE¼
Those parcels above being more particularly
described as follows:
Beginning at the Northeast corner of
Section 27, T. 30 N., R. 15 W., N.M.P.M.;
thence N00°27’12”E, a distance of 805.00 feet
thence S89°59’17”W, a distance of 4,161.17 feet;
thence S00°00’00”W, a distance of 781.39 feet;
thence S48°32’17”E, a distance of 1,133.68 feet;
thence S00°11’29”E, a distance of 1,348.21 feet;
thence S90°00’00”E, a distance of 1,599.12 feet;
thence S00°00’00”W, a distance of 7,559.47 feet;
thence N90°00’00”W, a distance of 944.93 feet;
thence S00°08’59”E, a distance of 931.45 feet;
thence S89°12’51”E, a distance of 1,289.64 feet;
thence S00°10’29”W, a distance of 1,260.42 feet;
thence S00°59’47”W, a distance of 1,307.15 feet;
thence S88°51’08”E, a distance of 1,316.41 feet;
thence N00°47’13”E, a distance of 1,318.24 feet;
thence N00°47’10”E, a distance of 1,246.49 feet;
thence N00°26’01”W, a distance of 2,718.01 feet;
thence N00°10’44”E, a distance of 5,256.20 feet;
thence N00°44’15”E, a distance of 2,640.08 feet
to the Point of Beginning. Containing 663.1875
acres, more or less.
Also;
From a Point of Beginning on the South Section line
of Section 34, T. 30 N., R. 15 W., N.M.P.M.;
thence N00°01’23”E, a distance of 678.17 feet;
thence S70°37’18”W, a distance of 631.11 feet;
thence S00°17’00”E, a distance of 453.33 feet to
the southwest corner of Section 34, T. 30 N.,
R. 15 W., N.M.P.M.;
thence S88°30’30”E, a distance of 593.05 feet
to the Point of Beginning containing 7.7182 acres, m/l.

Exhibit A Page 4

Coal Supply Agreement

Brimhall, Ralph L., et al Fee Leases, approx. 5.17 acres.
Township 29 North, Range 15 West, NMPM, (Non-Fruitland - SLE)
Section 3: Pt. SW¼NE¼
More particularly described as follows:
Beginning at the Point of Beginning;
thence S01°15’10”E, a distance of 324.92 feet;
thence S90°00’00”E, a distance of 699.61 feet;
thence N00°22’42”W, a distance of 316.34 feet
to the center of the northeast ¼ of Section 3,
T. 29 N., R. 15 W., N.M.P.M.;
thence N89°18’31”W, a distance of 704.68 feet
to the Point of Beginning.

San Juan Coal Company & Crook, Bonnie V. Kennedy, et al Fee Leases, approx. 2.8 acres.
Township 29 North, Range 15 West, NMPM. (Fruitland)
Section 4: Pt. NE¼NE¼
More particularly described as follows:
Beginning at the northeast corner of
Section 4, T. 29 N., R. 15 W., N.M.P.M.
thence N86°28’24”W, a distance of 94.55 feet;
thence S01°00’25”W, a distance of 1,214.65 feet;
thence S81°49’59”E, a distance of 106.75 feet;
thence N00°28’13”E, a distance of 1,223.85 feet
to the Point of Beginning.

MC 0087 - State of New Mexico Coal Lease
Township 30 North, Range 14 West, NMPM, approx. 650.80 acres
Section 32:     Lots 1 (43.27), 2 (42.89),
3 (42.51), 4 (42.13), N ½ ,
N ½S ½

MC 0088 - State of New Mexico Coal Lease
Township 30 North, Range 15 West, NMPM, approx. 649.20 acres
Section 36:     Lots 1 (40.57), 2 (41.73).
3 (42.87), 4 (44.03), N½,
N ½S ½

HC-0004 New Mexico State Coal Lease
Township 29 North, Range 15 West, NMPM, approx 278.28 acres
Section 2:     Lots 1, 2, 3, 4, S½NE¼, SE ¼NW¼

Exhibit A Page 5

Coal Supply Agreement

NM 28093 Mod 1 – April 2006 modification to Federal Coal Lease NM 28093, the Deep Lease, approx. 160.6 acres.

Township 29, North, Range 15 West, NMPM, approx. 160.6 acres

Section 1: Lots 3-4, S/2NW/4

NM 28093 Mod 2 – Modification to Federal Coal Lease NM 28093, the Deep Lease, approx. 448.36 acres. [A5]

Township 29 North, Range 15 West, NMPM, approx. 127.46 acres
Section 1: Gov’t Lot 1, Gov’t Lot 2, SE/4 NE/4, E/2 E/2 SW/4 NE/4

Township 29 North, Range 14 West, NMPM, Approx. 320.9 acres
Section 6: N/2

Exhibit A Page 6

Coal Supply Agreement        Exhibit B

EXHIBIT B—DELIVERY POINTS

Exhibit B Page 1

Coal Supply Agreement

EXHIBIT C—MINING PLANS AND METHODS

Introduction and Commitment to Safe Operating Practices
In the event of any conflict or inconsistency between any projections or assumptions in this Exhibit C and any other term or condition of the Coal Supply Agreement, such other term or condition of the Coal Supply Agreement shall control. This Exhibit C shall not in any way modify the obligations of the Parties that are otherwise specified in the Coal Supply Agreement. The mining plans and methods associated with the San Juan Underground Mine and coal leases are based on Prudent Mining Practices, as defined in the Coal Supply Agreement.

SJCC is committed to operating the mine in a safe, legal, and efficient manner. The mine will be operated in accordance with the safety standards and regulations as mandated by the U.S. Mine Safety and Health Administration (MSHA) and the State of New Mexico, and will also comply with company standards when such standards exceed those of regulatory agencies.

The mine will operate in accordance with the MSHA-approved Roof Control Plan and Ventilation Plan as required in 30 CFR 75.220 and 75.370, respectively. These plans shall be reviewed and submitted on a semi-annual basis per 30 CFR 75, and will be updated on an as-needed basis when mining conditions dictate.

The control of mine gases will be maintained at the operations through existing practices, including, but not limited to: providing adequate ventilation to the mine workings to dilute concentrations of mine gases, installation and maintenance of Gob-Vent-Boreholes (GVB) to exhaust gases, and nitrogen injection into sealed gob areas to provide an inert atmosphere and reduce the potential for spontaneous combustion

A state-of-the-art communications and tracking system will be maintained at all times during operations of the mine. SJCC’s Emergency Response Plan (ERP) shall be maintained and updated on an ongoing basis; this plan will be approved by MSHA in accordance with the ERP requirements for post-accident-communication and electronic tracking systems required by the Mine Improvements and New Emergency Response Act of 2006 (MINER Act).

Additionally, the mine will staff and maintain at least one properly trained Mine Rescue Team as required by 30 CFR Part 49 at all times while the mine continues to operate.

Exhibit C Page 1

Coal Supply Agreement

Mine Planning
Underground mining is conducted in the Number 8 Seam of the Fruitland Coal formation. The primary production method is longwall (LW) mining and development is performed using room and pillar methods with continuous miner (CM) sections of equipment. Underground access is provided via drift openings in the existing highwall of the previously mined Juniper Open Pit surface operations. Additionally, a set of portals associated with San Juan Pilot Mine were previously utilized, but these mine portals have since been abandoned and sealed. The Juniper Pit provides access to the underground main entries for materials and personnel transportation, coal conveyance, ventilation, and support services.

Figure 1 illustrates the existing mine workings and the projected mining sequence of future mining areas. The main entries support underground infrastructure and the LW and CM activities. The interconnected series of gateroads define the individual LW panels; groups of adjacent panels are described as LW mining districts. Current mining activity is situated in the 400 district in the northern portion of the mine. Annual mining plans are designed and prepared to indicate where CM development and LW mining will occur. Figure 1 is illustrated as follows:

Legend
Existing Mine Workings
Mined Out Areas
PROPOSED MINE PLAN
2015
2016
2017
2018
2019
2020
2021
Extent of GR-404 Development as of 12/31/2015 (Approximate Face Location)
Extent of West Sub-Mains Development as of 12/31/2015 (Approximate Face Location)
Extent of LW-402 Retreat as of 12/31/2015 (Approximate Face Location)
Extent of GR-403 Development as of 12/31/2015 (Approximate Face Location)
Extent of SR-403 Development as of 12/31/2015 (Approximate Face Location)
LW-405
LW-404
LW-403
LW-402
LW-401
West Sub-Mains
East Mains
LW-103
LW-102
LW-101
LW-204
LW-203
LW-202
LW-201
LW-304
LW-303
LW-302
LW-301
LW-300
North Mains
1st North
2nd East
East Sub-Mains
KFC Fan Complex
N
DRAFT
EXHIBIT C
MAP SHOWING
2021 CASE TIMING WITH APPROXIMATE
FACE LOCATIONS AS OF 12/31/2015
SAN JUAN MINE PLAN
San Juan County, New Mexico
WESTMORELAND COAL COMPANY
May 2015
Scale 1" = 2500'

Exhibit C Page 2

Coal Supply Agreement

Continuous Mining Methods
The opening dimensions at SJCC can vary with conditions/purpose, but are typically 9 to 12 feet high and 18 to 20 feet wide, which is conducive to stable mine openings and efficient operations. A typical CM production section will include a CM machine, a roof bolting machine, and two to four coal haulage machines (ram cars). Existing mining equipment is consistent with state-of-the-art industry practice and is properly designed for efficient and productive mining activities. The mining process itself is regarded as simple and utilizes basic mining concepts.

A CM is used to extract the coal seam by mining a “cut”, which is the width of the opening (18 to 20 feet) and extended to the desired depth. The cut depths vary with mining conditions, and the maximum depth is defined by the approved roof control plan (up to 30 feet).

The CM is equipped with a rotating head that cuts a rectangular profile into the face of the coal seam. The fractured material includes coal, partings and out-of-seam dilution (OSD, the extraneous non-coal roof and floor material that is inherently extracted during the mining process). The CM gathers the fractured coal and then uses an internal conveyor to load the material into a haulage car that has a payload of 12 to 18 tons. The filled ram car carries the product from the miner to a “feeder,” where the coal is discharged from the car and metered onto a conveyor belt for transport out of the mine.

The empty ram car then trams back to the miner to be reloaded. While this cycle is taking place, a second ram car is subsequently loaded. This cycle continues until the cut is fully extracted. The ram cars are then routed to the next face to be mined. The CM machine backs out of the freshly-mined cut and trams to the next location in the cycle.

A roof bolting machine then trams into the freshly extracted cut and supports the immediate roof. This is accomplished by drilling holes into the mine roof and installing roof bolts, which are steel rods that strengthen the integrity of the roof. As roof bolting proceeds, the auxiliary ventilation tubing is extended into the cut to ventilate the face. As the bolter backs out of the entry, rock dust is applied. The face is then ready for the next cut as the CM progresses through the mining cycle.

Other ancillary equipment is utilized at SJCC to support the CM production sections, including cleanup and supply scoops, transport vehicles, power systems, etc. The following illustration provides a perspective view of a CM development unit:

Exhibit C Page 3

Coal Supply Agreement

Longwall Mining Methods
The CM units extract only 5% to 15% of the mine’s output. The majority of production is mined by the LW unit. The LW is a sophisticated and highly mechanized mining system that incorporates engineering designs with high safety factors for motors, horsepower ratings, chain strengths, and structural capacity. The face features a 4,160‑volt electrical supply and hydraulic lines pumped from the surface. Primary LW components consist of:

•
Shields: Each of these state-of-the-art, hydraulically powered, 2-leg supports measures 1.75 meters in width (5 ft 9 in) and has 1,150 tons of capacity. The practical mining height range is 8 to 13 feet, even though the physical operating range for the shields is 6.1 ft to 14.5 ft.

•
Armored Face Conveyor: Commonly referred to as the panline, and is comprised of steel sections that are joined to permit a degree of lateral movement as mining advances. The joints are connected over the length of the 1,000‑ft face and the chain conveyor is powered by high-horsepower drives at each end of the face.

•
Shearer: The cutting and loading machine that traverses the length of the armored face conveyor to cut the coal from the LW face in 1-meter swaths. The machine utilizes rotating cutting drums at each end to efficiently cut coal in each direction. The shearer and shields have an integrated control system.

•	Stageloader: The transition section that crushes the coal and transfers the mined material from the armored face conveyor to the belt conveyor.

The LW panels are developed off the main entries. An individual longwall panel consists of a large rectangular block of coal outlined by gate roads and the set-up face. Each set of gate roads consists of three entries developed by the CM units. LW panels at SJCC

Exhibit C Page 4

Coal Supply Agreement

measure up to 15,000 feet long, 1,000 feet wide and 8 ft to 13 ft thick. The longest panel can contain 9 million tons of coal, making the SJCC panels among the largest in the US coal industry. The massive size of the panels is conducive to high levels of efficiency, as it minimizes the percentage of higher-cost CM tons in the total product, and maximizes overall mining time between LW moves.

After the LW equipment is installed along the 1,000-foot end of the block, the shearer trams along the face conveyor and cuts one-meter deep swaths of coal from the face at a mining height of 8 to 13 feet. As coal is removed, each shield systematically lowers slightly (drops away from the roof) and is advanced forward and re-pressurized against the roof. The panline is advanced forward, and the cycle repeats. The area behind the roof supports collapses as the roof supports are advanced. This collapsed area behind the shields, where the coal has been removed, is called the gob.

The physical and chemical properties of the coal and the gob at SJCC are prone to spontaneous combustion. SJCC’s mine design is focused on managing spontaneous combustion considerations to minimize the risk of an event. SJCC utilizes a progressive sealing system in its ventilation system as the LW face retreats; seals are built in each crosscut so as to prevent airflow across the gob. The mine also utilizes the injection of nitrogen from a nearby production facility to inert the atmosphere behind the LW shields and in the gob itself.

The general layout of the San Juan longwall face is similar to other high capacity faces of recent manufacture located at highly productive western US mining operations. A simplified schematic of the face is shown below:

Exhibit C Page 5

Coal Supply Agreement

Miscellaneous
Conveyance: The level grade of the property (less than 3%) facilitates a simple and reliable belt conveyor system. SJCC utilizes 750-hp belts in the main entries and 500‑hp modules in the panel belts. The system is designed to convey 4,200 tph in the LW gate belts and 6,600 tph in the main conveyor system. These design ratings are for normal loading with proper clearance distances along the belt edges. The motors and belting material strengths have been designed around the ability to convey a fully loaded, edge-to-edge, load of material.

Mine Dewatering: The main dewatering system consists of a sump with two borehole pumps located near the bottom of the first ventilation shaft. The sump is fed by a system of submersible pumps, tanks and discharge lines located throughout the mine workings. The mine dewatering system capacities are 250 gpm from each working section, 750 gpm in the mains and 1,000 gpm from the main sump to the surface, as has been demonstrated to successfully dewater the mine.

Compressed Air: A mine-wide distribution system is installed with main compressors located on the surface to reduce underground fire hazards. There is room for three compressors in the building and connections for a fourth diesel compressor outside the building. They are sized so that two of the three run at any one time and can meet the projected demands of the mine.

Rock Dust System: The utilization of rock dust, or pulverized limestone, to inert the combustibility of coal dust, is a key part of safety compliance in the U.S. The top layer (up to 1” thick) of material on the roof, ribs and floor are sampled, analyzed and compared to statutory standards for combustibility. The presence of thin layers of fine coal dust on any surface is also prohibited.

Electrical Distribution: SJCC is fed by a 69,000-volt line from the generating station, with redundant transformers and transmission lines available in case of failure.

Ventilation: SJCC operates in accordance with the approved Ventilation Plan to dilute gases, carry away dust, and provide a safe and productive working environment.

Operating Projections
LW mining is recognized as the safest, most productive, and lowest-cost form of underground coal mining. These efficiencies are achieved through rigid adherence to

Exhibit C Page 6

Coal Supply Agreement

long-term mining plans that are relatively inflexible. Mine development must be planned and initiated years in advance of LW production activities, and there is minimal opportunity to make meaningful changes in mine layout or design in the short to intermediate term (less than three years).

Mine scheduling and associated production levels at SJCC are not based on the capacity or operational potential of the mine. Instead, mine planning is directly proportional to the fuel supply needs of the San Juan Generating Station. The projected future tonnage (annual output) is significantly below the optimum output of the mine if it were to operate in an unconstrained market. The following table summarizes annual mine performance through 2021:

	Mine Planning Parameters
	2015	2016	2017	2018	2019	2020	2021
LW Retreat (feet)	12,800	9,247	9,069	6,158	6,631	6,416	5,987
CM Gate Devel (feet)	17,224	14,118	16,000	5,882	—	—	—
CM Mains Devel (feet)	1,894	1,297	—	—	—	—	—

Annual Production (000 tons)	7,038	5,140	5,032	3,252	3,249	3,170	2,880

The mining plans and corresponding projections at the San Juan Mine through 2021 are largely established by decisions made by SJCC throughout the previous decade. Key assumptions for the 2015 calendar year are as follows; provided that, for the avoidance of doubt, neither Party shall be excused from performing its other obligations under the Coal Supply Agreement in the event that actual conditions differ from any of the assumptions set forth in this Exhibit C:

1.	Mine layout, mining plans, and production sequences reflect the BHP/SJCC plans provided in early 2015. BHP/SJCC adheres to these plans throughout 2015.

2.	Based on the projections provided by BHP Billiton, the Pre-Existing Stockpile at SJCC is 4.8 million tons on January 1, 2016.

3.	All future coal production at SJCC (exclusive of Pre-Existing Stockpile tons) is assumed to be at 9,100 Btu/lb.

4.	The entirety of the Pre-Existing Stockpile is assumed to be 9,000 Btu/lb.

5.
Coal quality of actual stockpiles and future production will vary from the assumptions presented herein. Coal quality estimates are being revised based on ongoing analysis of geological/quality data provided by BHP/SJCC.

6.	The primary driver for projections of coal production and stockpile withdrawals is the 2016–2022 Burn Forecast for San Juan Generating Station. This was provided

Exhibit C Page 7

Coal Supply Agreement

by San Juan Generating Station in accordance with Section 7.2.C.1.i of the Coal Supply Agreement for purposes of developing the 2016 Annual Operating Plan.

7.	Physical withdrawals from the Pre-Existing Stockpile are based on meeting total deliveries to SJGS per the 2016‑2022 Burn Forecast as provided by SJGS and the estimated production from the SJCC mine.

8.
Withdrawals from the Pre-Existing Stockpile are at the projected withdrawals as identified by Utility. These withdrawals are identified on a monthly basis during 2016, on a quarterly basis in 2017, and annually thereafter.

9.
Actual future coal production will not precisely match the monthly, quarterly, and annual station consumption, respectively (less stockpile withdrawals), due to inherent fluctuations in the mining process associated with mining operational factors and geological conditions; provided that, for the avoidance of doubt, SJCC shall at all times remain obligated to deliver coal at the Delivery Point in accordance with Article IV of the Coal Supply Agreement and maintain the Reserve of Coal as specified in the Coal Supply Agreement.

10.	Coal production activities are sequenced as illustrated in the attached Figure 1.

11.
Based on the projections provided by BHP Billiton the approximate extents of mine workings as of December 31, 2015 were identified as shown in Figure 1. The location of the longwall face in the LW‑402 Panel is approximately 10 crosscuts from the recovery room. Continuous miner development of the GR‑403 entries will be completed, and the Set-Up Rooms (SR-403) will be two‑thirds completed. Continuous miner development of the GR‑404 entries will be advanced approximately 3,000 feet from the West Sub-Mains. Continuous miner development of the West Sub-Mains shall be sufficiently extended to enable both the GR‑403 entries and the West Sub-Mains development units to operate simultaneously (separate ventilation circuits).

12.
BHP/SJCC does not mine any portion of SR‑404 (the Set-Up Rooms for the LW‑404 Panel) prior to January 1, 2016. This enables SJCC to lengthen or shorten the subject LW‑404 Panel, if desired by SJCC, to enhance mining performance while meeting coal consumption needs at SJGS.

Key Assumptions: 2016

13.
Westmoreland takes control of SJCC on January 1, 2016. At that point in time, the LW is operating in Panel LW-402 and will be nearing completion of mining in that panel. Coal production largely ceases in March/April of 2016 as the LW is moved to Panel LW‑403 (the only exception being minor quantities of CM development coal). For planning purposes, the LW move is assumed to be completed by the end of April, and LW production resumes in May. Coal delivery to SJGS in March/April will essentially be from the Pre-Existing Stockpile.

Exhibit C Page 8

Coal Supply Agreement

14.
Following the completion of the LW move, mining in Panel LW‑403 panel will commence and routine production activities resume. Coal production in 2016 is supplemented by 1.5 million tons of coal withdrawal from the Pre-Existing Stockpile. Given the lower tonnage demand, the LW operates at a reduced schedule in comparison to historical norms. LW retreat (total feet mined) in 2016 is lower than prior years of operation.

15.	After CM development of the West Sub-Mains entries is completed, the only development activities will be CM extension of the remaining gate entries.

16.
CM development of the GR-404 section continues through 2016. The proposed mining plan has some flexibility in that, upon reaching the Set-up Room (SR–404) as highlighted below, SJCC can decide whether to adjust the length of Panel LW‑404 (to some extent) also Panel LW‑405. This extension of GR‑404 must be completed before the LW mining starts in the Panel LW‑404, as the CM section cannot physically operate beyond the LW face once LW‑404 commences mining in 2017. If the additional reserves to the east are to be exploited beyond the proposed mining layout (extension to a 2035 Mine Plan), Panel LW‑405 would be shortened to the same length as the prior panels in the 400 district. Otherwise, sterilization of reserves will occur. Mining progress in 2015 and 2016 are illustrated below:

Key Assumptions: 2017

17.
The LW will continue mining in Panel LW‑403 until it is exhausted in the third quarter. The LW will then be moved to LW‑404. Mining in Panel LW‑404 begins around the start of the fourth quarter and continues through year end.

18.
Annual production is coordinated with the SJGS consumption forecast and it is assumed that 1.5 million tons will be delivered from the Pre-Existing Stockpile. At the end of 2017, the coal stockpile will be approximately 2 million tons.

Exhibit C Page 9

Coal Supply Agreement

19.	The CM unit completes development of the GR‑404 gate. Thereafter, the only CM development in the plan is the extension of the GR‑405 entries.

Key Assumptions: 2018 and Beyond

20.	Coal production rate is reduced to about 3.2 million tons per year in 2018 and thereafter.

21.
After the CM development has been completed in GR‑405 in 2018, production activities are limited to LW operations. Support for maintenance of the mine in the outby areas, conveyor systems, and ventilation network will still be necessary but a significantly reduced staffing level can be utilized.

22.	In mid-2019 the LW will be transferred to Panel LW‑405, where it will operate through 2021.
There are ample coal reserves that would support extension of mine workings into the 500 and 600 districts and could provide coal supply to SJGS for another 10 to 15 years. Development of these areas requires extension of the East Main entries. In order to maintain the continuity of production activities after LW mining is completed in Panel LW‑405, ample notice (at least three years) is required. This lead time is necessary to rehabilitate the East Main entries, extend the East Main entries, and develop the headgate and tailgate entries of future LW panels.

Exhibit C Page 10

Coal Supply Agreement

EXHIBIT D—PROJECTED ANNUAL TONNAGE

Year	Tier 1 Tons (in millions)	Forecasted Tier 2 Tons (in millions)	Total Forecasted Tons (in millions)
2016	5.75	0.65	6.4
2017	5.75	0.65	6.4
2018	2.8	0.4	3.2
2019	2.8	0.4	3.2
2020	2.65	0.55	3.2
2021	2.65	0.55	3.2
2022	1.4	0.2	1.6

Exhibit D Page 1

Coal Supply Agreement

EXHIBIT E—SJCC SITE AREA
Detailed descriptions are attached

Ute Mountain Ute Indian Reservation
Colorado
New Mexico
Colorado
New Mexico
Southern Ute Indian Reservation
Colorado
New Mexico
Hwy. 170
San Juan Coal Co.
La Plata Mine
Leases and ROW
Fee Lands Related to
Former La Plata Haul Road
Former
La Plata
Haul Road
Navajo Indian Reservation
Ute Mountain Ute Indian Reservation
Hwy. 170
San Juan Coal Co.
San Juan Mine
Surface
Mining Leases
San Juan Coal Co.
San Juan Mine
Underground
Mining Leases
San Juan
Gen. Station
Surface PNM-TEP
Hwy. 64
CR 6800
Hwy. 170
Hwy. 64
SJCC Site Area
(Includes La Plata Haul Road)
Map of
SJCC Site Area
Hwy. 64
City of
Farmington
1 Mile
North
Navajo Indian Reservation

Exhibit E Page 1

Coal Supply Agreement

SJCC Site Area Description

SAN JUAN MINE

NMSF 071448 – Federal Coal Lease
Township 29 North, Range 15 West, NMPM, approx. 40.00 acres
Section 4: SW¼NW¼

NM 045196 – Federal Coal Lease
Township 30 North, Range 15 West, NMPM, approx. 2,409.14acres
Section 2: N½NW¼, NW¼NE¼
Section 3: NE¼NE¼
Section 9: W½NW¼
Section 10: W½
Section 21: All
Section 28: All
Section 33: Lots 1 (38.90), 2 (37.51),
3 (36.11), 4 (34.72), N½, N½S½;
Township 29 North, Range 15 West, NMPM, approx. 154.10acres
Section 3: Lots 7 (37.84), 8 (38.15), and 9 (38.11)
Section 4: SE¼NE¼

Except a tract of land in the NW¼NW¼
Section 21, T30N-R15W identified as the
‘PNM Pond’ and more particularly described
as follows:
Commencing at the Point of Beginning
from which the northwest corner of said Section 21,
bears N06º07’47”W, 590.47 feet;
thence S85º50’42”E, a distance of 397.22 feet;
thence N52º45’07”E, a distance of 51.53 feet;
thence S60º41’12”E, a distance of 937.42 feet;
thence S00º25’43”E, a distance of 315.45 feet;
thence N87º44’41”W, a distance of 670.35 feet;
thence N49º57’34”W, a distance of 71.49 feet;
thence N01º32’04”W, a distance of 381.28 feet;
thence N83º15’01”W, a distance of 554.64 feet;
thence N06º26’49”E, a distance of 254.89 feet to
the Point of Beginning, and

Exhibit E Page 2

Coal Supply Agreement

NM 045196 – Federal Coal Lease (Con’t)

Except a tract of land in the NW¼ Section
33, T30N-R15W, identified as the ‘Red Clinker
Area’ and more particularly described as follows:
Tract 1: Beginning at the East 1/4 corner of
Section 32;
thence N, 1,160 feet to the Point of Beginning:
thence S90º00’00”E, a distance of 2,200.00 feet;
thence N00º00’00”E, a distance of 770.00 feet;
thence N90º00’00”W, a distance of 2,196.92 feet;
thence S00º13’45”W, a distance of 770.01 feet
to the Point of Beginning and containing 38.86
acres, more or less.
Tract 2: Beginning at the Southeast corner of
Tract 1 above;
thence N00º00’00”E, a distance of 770.00 feet;
thence S49º26’01”E, a distance of 134.57 feet;
thence S31º34’17”E, a distance of 287.40 feet;
thence S25º57’11”E, a distance of 157.99 feet;
thence S15º16’44”W, a distance of 260.60 feet;
thence S20º43’35”W, a distance of 370.06 feet;
thence S48º32’59”W, a distance of 162.71 feet;
thence S83º09’58”W, a distance of 141.30 feet;
thence N46º12’10”W, a distance of 106.54 feet;
thence N05º33’34”W, a distance of 232.04 feet;
thence N27º18’24”E, a distance of 89.70 feet;
thence N60º33’23”W, a distance of 85.58 feet;
thence S90º00’00”E, a distance of 272.80 feet
to the Point of Beginning and containing 7.45
acres, more or less.

NM 045197 – Federal Coal Lease
Township 30 North, Range 15 West, NMPM, approx. 2,565.60 acres
Section 15: All
Section 22: All
Section 27: All
Section 34: Lots 1 (42.75), 2 (41.85), 3 (40.95),
4 (40.05), N½, N½S½
Township 29 North, Range 15 West, NMPM, approx. 77.52acres
Section 3: Lot 6 (37.52), SE¼NE¼
{Note: There is no surface agreement on the
SW¼NE¼ Sec. 15, T30N-R15W with surface owner}

Exhibit E Page 3

Coal Supply Agreement

NM 045217 – Federal Coal Lease
Township 30 North, Range 15 West, NMPM, approx. 1,800.00 acres
Section 3: NW¼NE¼, S½NE¼, NW¼, S½
Section 4: SE¼NE¼, SW¼SW¼, E½SW¼, SE¼
Section 9: E½NW¼, E½, SW¼
Section 10: E½

NM 28093 – Federal Coal Lease
Township 30 North, Range 15 West, NMPM, approx. 3,855.60 acres
Section 13: S½
Section 14: S½
Section 23: All
Section 24: All
Section 25: All
Section 26: All
Section 35: Lots 1 (44.33), 2 (44.07),
3 (43.73), 4 (43.37), N½, N½S½
{Note: There is no surface agreement on the
N½SW¼ Sec. 13, T30N-R15W with surface owner}

NM 99144 – Federal Coal Lease
Township 30 North, Range 14 West, NMPM, approx. 4,483.88 acres
Section 17: All
Section 18: All
Section 19: All
Section 20: All
Section 29: All
Section 30: All
Section 31: Lots 1 (41.70), 2 (41.21),
3 (40.73), 4 (40.24), N½, N½S½

MC 0037 – State of New Mexico Coal Lease
Township 30 North, Range 15 West, NMPM, approx. 309.04 acres.
Section 32: Lots 1 (34.82), 2 (36.31), 3 (37.91),
N½SE¼, NE¼SW¼, NW¼NW¼,
SW¼NE¼
{Note: The State Land Office is in the process of term-
inating MC 0037 and replacing it by issuing a Surface Use
Lease due to the tract being mined out and now in the
reclamation phase.}

Exhibit E Page 4

Coal Supply Agreement

MC 0083 – State of New Mexico Coal Lease
Township 30 North, Range 15 West, NMPM, approx. 520.00 acres
Section 16: E½NE¼, SW¼NE¼, W½NW¼,
S½

MC 0084 – State of New Mexico Coal Lease
Township 30 North, Range 15 West, NMPM, approx. 120.00 acres
Section 16: E½NW¼, NW¼NE¼

MC 0087 – State of New Mexico Coal Lease
Township 30 North, Range 14 West, NMPM, approx. 650.80 acres
Section 32: Lots 1 (43.27), 2 (42.89),
3 (42.51), 4 (42.13), N½,
N½S½

MC 0088 – State of New Mexico Coal Lease
Township 30 North, Range 15 West, NMPM, approx. 649.20 acres
Section 36: Lots 1 (40.57, 2 (41.73),
3 (42.87), 4 (44.03), N½,
N½S½

Crook, Bonnie V. Kennedy, et al – 8 Fee Coal Leases
Township 29 North, Range 15 West, NMPM, approx. 237.16 acres
Section 4: Tract A: Lots 3 (40.01), 4 (40.21),
SE¼NW¼, SW¼NE¼
Tract B: Lots 1 (39.61), 2 (39.81)
except the easterly 1/32 of Lot 1
The coal rights under the easterly
1/32 of Lot 1 are owned by San
Juan Coal Company, approx. 2.5 acres

Bannowsky, Mary Irene, et al – 5 Fee Coal Leases
Township 29 North, Range 15 West, NMPM, approx. 159.97 acres
Section 5: Lots 1 (40.15), 2 (39.82), S½NE¼

Brimhall, Ralph L., et al – Fee Coal Lease
Township 29 North, Range 15 West, NMPM, approx. 80.00 acres
Section 3: SW¼NE¼, SE¼NW¼

Palmer, Barton L., et al – 5 Fee Coal Leases
Township 29 North, Range 15 West, NMPM, approx. 40.00 acres
Section 3: SW¼NW¼

Exhibit E Page 5

Coal Supply Agreement

Walker, Victor H. et al – 6 Fee Coal Leases
Township 29 North, Range 15 West, NMPM, approx. 15.82 acres
Section 3: All of the E½NW¼SE¼ lying North
of U.S. Highway 64

Brimhall, Karen, Trustee, et al – 11 Fee Coal Leases
Township 29 North, Range 15 West, NMPM, approx. 45.36 acres
Section 3: That part of the W½NW¼SE¼ and
NE¼SW¼ lying North of Highway
64, excepting a parcel in the
W½NE¼SW¼ desc. in Book 314,
Page 361;

That parcel in the W½NE¼SW¼
desc. In Book 314, Page 361, approx. 1.84 acres
{Note: 50% of the coal rights under B314,
P361 (1.84 acres) are owned by San Juan Coal Company}

Smouse, Samuel T. and Mollie Frances – Fee Coal Lease
Township 29 North, Range 15 West, NMPM, approx. 15.40 acres
Section 3: That part of the NW¼SW¼ lying North
of Highway 64 desc. as follows:
Beginning at the
West ¼ corner of said Section 3,
thence N89º44’00”E a distance of 1,305.70 feet
along the North line of
said NW¼SW¼;
thence S00º37’06”E a distance of 502.00 feet;
thence S89º44’00”W a distance of 1,306.00 feet, more or less, to the West side of said NW¼SW¼;
thence N00º33’01”W a distance of 502.00 feet to the Point of Beginning.

NM 80733 (Water Impoundment and Haulroad Right-of-Way)
Township 30 North, Range 15 West, NMPM, approx. 113.75 acres
Section 4: S½S½N½NE¼NE¼, S½NE¼NE¼,
S½S½NE¼NW¼NE¼,
S½SW¼NW¼NE¼, SE¼NW¼NE¼,
E½SE¼SW¼NE¼NW¼,
E½SE¼NW¼,
S½SE¼NE¼NW¼,
E½E½W½SE¼NW¼, SW¼NE¼

Exhibit E Page 6

Coal Supply Agreement

NM 26441 (69 kv Powerline Easement)
Township 29 North, Range 15 West, NMPM, approx. 0.86 acres
Section 2: Pt. of Lot 4 described more
particularly as follows:
Beginning at the
southwest corner of Section 35, T30N, R15W,
NMPM, being a BLM brass cap marked
T30N, R15W 35 2 3 34 T29N, R15W 1966;
thence along the northerly section line of said
Section 2 S89º10’54”E a distance of 345.24 feet to a point
on the centerline of a 30 foot electrical
easement and being the “True Point of
Beginning”:
thence continuing along the centerline
S20º27’05”E a distance of 39.30 feet;
thence continuing along the centerline
S20º54’52”E a distance of 516.11 feet;
thence continuing along the centerline
S51º46’42”W a distance of 325.55 feet;
thence continuing along the centerline
S55º38’08”W a distance of 363.77 feet.

Plant and Maintenance Facilities Area
(formerly Ground Lease Agreement - PNM/TEP to SJCC)
Township 30 North, Range 15 West, NMPM, approx. 95.93 acres
Sections 20 and 29:
A tract described as
commencing at the Point of Beginning from
which the West ¼ corner of Section 28, T30N,
R15W, NMPM, bears S00º13’17”W, 1974.83 feet;
thence N89º41’50”W, a distance of 653.95 feet;
thence N00º13’44”E, a distance of 632.31 feet;
thence N86º54’45”W, a distance of 656.83 feet;
thence N00º06’28”W, a distance of 956.78 feet;
thence N50º38’05”W, a distance of 266.86 feet;
thence N63º31’14”W, a distance of 154.86 feet;
thence N67º51’36”W, a distance of 372.42 feet;
thence N76º04’25”W, a distance of 527.90 feet;
thence S61º06’21”W, a distance of 100.19 feet;

Exhibit E Page 7

Coal Supply Agreement

Plant and Maintenance Facilities Area (Con’t)

thence N10º28’32”W, a distance of 166.18 feet;
thence S69º25’46”E, a distance of 93.01 feet;
thence S81º03’35”E, a distance of 894.85 feet to
a chain link fence corner;
thence N00º08’08”E, a distance of 242.07 feet
along the fence to another fence corner;
thence N81º46’30”E, a distance of 754.68 feet to
another chain link fence;
thence S72º57’52”E, 657.05 feet along a fence line;
thence N01º40’04”E, 90.06 feet along a fence line;
thence N07º14’12”W, 336.64 feet along a fence line;
thence N09º34’59”W, 186.57 feet along a fence line;
thence N89º06’56”E, 120.41 feet along a fence line;
thence N11º34’22”W, 663.23 feet along a fence line;
thence N89º39’56”W, 41.21 feet along a fence line;
thence N10º31’33”W, 70.30 feet along a fence line;
thence N17º19’55”W, 89.42 feet along a fence line;
thence N20º23’16”W, 60.02 feet along a fence line;
thence N23º34’29”W, 522.44 feet along a fence line;
thence N09º18’43”W, 28.92 feet along a fence line;
thence N02º15’30”E, 82.24 feet along a fence line;
thence N48º50’18”E, 179.70 feet along a fence line;
thence N31º46’05”E, 177.25 feet along a fence line;
thence N14º04’54”E, 420.06 feet along a fence line;
thence N56º09’23”E, 130.00 feet along a fence line;
thence N64º24’31”E, 100.08 feet along a fence line;
thence S89º52’45”E, 119.13 feet along a fence line;
thence N06º47’31”E, 355.76 feet along a fence line;
thence N00º14’57”E, 477.00 feet along a fence line;
thence N50º13’45”E, 15.25 feet to the northeast
corner of Section 20, T30N, R15W, NMPM;
thence S00º15’17”W, a distance of 5,265.48 feet to the
southeast corner of said Section 20;
thence S00º13’17”W, a distance of 660.88 feet to the
Point of Beginning.

Exhibit E Page 8

Coal Supply Agreement

Gypsum Haulage Easement (PNM/TEP to SJCC)
Township 30 North, Range 15 West, NMPM, approx. 1.70 acres
Sections 17 and 20: A tract described as
Commencing at the Point of Beginning from
which the northwest corner of Section 21
bears S00º15’31”W, a distance of 170.63 feet;
thence S77º04’32”W, a distance of 325.26 feet;
thence S76º27’03”W, a distance of 427.17 feet;
thence S66º38’30”W, a distance of 254.62 feet;
thence N02º22’16”W, a distance of 129.69 feet;
thence N81º24’59”E, a distance of 219.70 feet;
thence N76º09’13”E, a distance of 440.11 feet;
thence N76º12’46”E, a distance of 336.91 feet to the
west line of Section 16;
thence S00º15’30”W, 74.19 feet along said
west line to the Point of Beginning.

Water Pipeline Easement (Raw Water Pipeline – PNM/TEP to SJCC)
Township 30 North, Range 15 West, NMPM, approx. 1.974 acres
Section 29: Pt. of NE¼ described as follows:
An easement 35 feet wide being 17.5 feet on
each side of the following described centerline:
Beginning at raw waterline tapping point,

whence the one-quarter (¼) corner common to
Sections 28 and 29, T30N-R15W, NMPM,
bears
S65º57’29”E 2,479.39 feet distant; running thence
as an easement S73º27’11”E a distance of 207.51 feet to an
angle point ;
thence S57º48’13”E a distance of 984.76 feet to an angle
point ;
thence S89º17’22”E a distance of 1,230.94 feet to a point on the east boundary line of said Section 29.

Easement for Waterline (Underground Waterline – PNM/TEP to SJCC)
Township 30 North, Range 15 West, NMPM, approx. 1.510 acres
Section 29: Pt. of NE¼ described as follows:
Beginning at a point on PNM’s water pipeline
from which the East ¼ corner of Section 29,
T30N-R15W, NMPM bears S50º52’55”E
2,923.13 feet distant. Thence, N79º25’46”E
a distance of 1,644.52 feet to the west edge of the PNM
Ground Lease. Said easement being 20 ft.
either side of this line.

Exhibit E Page 9

Coal Supply Agreement

LA PLATA MINE

NM 0315559 – Federal Coal Lease
Township 32 North, Range 12 West, NMPM, approx. 1,964.15 acres
Section 7: Lots 1 (44.18), 2 (44.12),
3 (44.08), SE¼SW¼
Section 8: Lots 5 (34.60), 6 (36.22), 7 (33.60),
8 (33.52)
Section 17: Lots 3 (38.31), 4 (39.18), 5 (38.70)
Section 18: Lots 1 (39.68), 3 (39.18), SE¼NE¼,
NE¼SW¼, N½SE¼

Township 32 North, Range 13 West, NMPM
Section 13: Lots 3 (41.86), 4 (42.21),
5 (42.34), 6 (41.98), 7 (41.57),
8 (41.19), 9 (41.34), 10 (41.72),
11 (42.11), 12 (42.46), S½NW¼
Section 14: S½NE¼, SE¼NW¼, S½
Section 15: That portion of the SE¼ lying
East of State Highway 170
Section 22: E½NE¼
Section 23: N½N½, SW¼NW¼

Chamberlain, Lenore T. Trust, et al Fee Coal Lease
Township 32 North, Range 12 West, NMPM, approx. 490.90 acres
Section 7: S½SE¼
Section 8: Lots 2 (43.58), 3 (43.82), 4 (44.06),
SW¼SW¼
Section 18: E½NW¼, Lot 2 (39.42), SW¼NE¼,
N½NE¼

NM 95280 Right-of-Way (Pits to Stockpile Spoil Area)
Township 32 North, Range 12 West, NMPM, approx. 234.93 acres
Section 7: Lot 5 (39.82)
Section 17: Lots 2 (35.17), 6 (37.83), 12 (38.31)

Township 32 North, Range 13 West, NMPM
Section 13: Lots 1 (42.08), 2 (41.72)
{Note: Right-of-Way document describes 230 acres
whereas, GLO lot acreages calculates to 234.93 acres.
NM 95280 is outside the leased area but within
the permitted area.}

Exhibit E Page 10

Coal Supply Agreement

LA PLATA TRANSPORTATION CORRIDOR

NM 55331 Right-of-Way Parcel #1 (Facilities Site)
Township 32 North, Range 13 West, NMPM, approx. 309.19 acres
Sections 23 and 24: A tract of land more
specifically described as follows:
Beginning
at a point which is the southeast corner of said
Section 23, thence N00º37’03”W, 573.34 feet which is the true Point of Beginning;
thence N89º04’50”W a distance of 2,868.91 feet;
thence N00º18’26”W a distance of 605.88 feet;
thence N00º18’26”W a distance of 2,276.13 feet;
thence N89º50’32”W a distance of 1,103.93 feet;
thence N00º01’46”W a distance of 500.00 feet;
thence S89º50’32”E a distance of 1,320.30 feet;
thence S89º29’38”E a distance of 2,627.89 feet;
thence N01º11’54”W a distance of 1,329.93 feet;
thence S86º08’05”E a distance of 2,555.17 feet;
thence S71º13’08”W a distance of 619.48 feet;
thence S32º25’20”E a distance of 407.64 feet;
thence S34º28’08”E a distance of 95.13 feet;
thence S57º51’16”W a distance of 495.49 feet;
thence N32º21’19”W a distance of 500.44 feet;
thence S44º17’46”W a distance of 1,525.10 feet;
thence S27º25’53”E a distance of 934.13 feet;
thence S54º16’49”W a distance of 235.52 feet;
thence N86º39’05”W a distance of 669.49 feet;
thence S00º23’38”E a distance of 2,079.72 feet to
the true Point of Beginning.

Note: Except any portion of this parcel that has been transferred by SJCC to San Juan County.

{Note: Right-of-Way document describes Parcel #1
as having 309.19 acres, whereas the plat and description
describes 306.6 acres.}

NM 55331 Right-of-Way Parcel #4
Township 31 North, Range 13 West, NMPM, approx. 100.68 acres
Section 7: Pt. SW¼ and N½SE¼
Section 8: Pt. NW¼NE¼, SE¼NW¼, and NW¼SW¼
Section 18: Pt. NW¼NW¼ (Lots 5, 6, and 7)
which is more specifically described as follows:
Beginning at a point on the West boundary of said
Section 18 whence the Northwest corner of said

Exhibit E Page 11

Coal Supply Agreement

Section 18 bears N00º55’17”E a distance of 794.74 feet;
thence 460.45 feet along the arc of a curve to the left
which has a radius of 6,893.89 feet, a central
angle of 03º49’37” and a long chord which
bears N49º41’02”E a distance of 460.37 feet
to a point of tangency with a curve to the left;
thence 1,527.76 feet along the arc of said curve
which has a radius of 4,466.65 feet, a central
angle of 19º35’50” and a long chord which
bears N41º47’55”E a distance of 1,520.32 feet;
thence N32º00’00”E a distance of 1,022.45 feet
to a point of tangency with a curve to the right;
thence 1,109.66 feet along the arc of said curve
which has a radius of 2,346.90 feet, a central
angle of 27º05’26” and a long chord which bears
N45º32’43”E a distance of 1,099.35 feet;
thence N30º54’34”W a distance of 50.00 feet to
a non-tangent point of intersection with a curve
concave to the southeast;
thence 977.91 feet along the arc of said curve

NM 55331 Right-of-Way Parcel #4 (Con’t.)

which has a radius of 2,396.90 feet, a central
angle of 23º22’34”E and a long chord which bears
N70º46’43”E and a distance of 971.14 feet;
thence S07º32’00”E, a distance of 50.00 feet;
thence N82º28’00”E, a distance of 292.16 feet to a
point of tangency with a curve to the left;
thence 1,703.31 feet along the arc of said curve
which has a radius of 2,082.99 feet, a central angle
of 46º51’07” and a long chord which bears
N59º02’27”E a distance of 1,656.25 feet;
thence N35º36’53”E, a distance of 2,143.56 feet;
thence S89º29’19”E, a distance of 550.04 feet;
thence S35º36’53”W, a distance of 2,459.87 feet to a
point of tangency with a curve to the right;
thence 2,071.28 feet along the arc of said curve which
has a radius of 2,532.99 feet, a central angle of
46º51’07” and a long chord which bears S59º02’27”W
a distance of 2,014.05 feet;
thence S82º28’00”W a distance of 292.16 feet
to a point of tangency with a curve to the left;
thence 1,670.81 feet along the arc of said curve
which has a radius of 1,896.90 feet, a central
angle of 50º28’00” and a long chord which bears

Exhibit E Page 12

Coal Supply Agreement

S57º14’00”W a distance of 1,617.32 feet;
thence S32º00’00”W a distance of 1,022.45 feet
to a point of tangency with a curve to the right;
thence 1,681.67 feet along the arc of said curve
which has a radius of 4,916.65 feet, a central angle
of 19º35’50” and a long chord which bears
S41º47’55”W a distance of 1,673.49 feet to a point
of tangency with a curve to the left;
thence 866.41 feet along the arc of said curve which
has a radius of 6,443.89 feet, a central angle of
07º42’13” and a long chord which bears S47º44’43”W
a distance of 865.75 feet;
thence N00º55’17”E, a distance of 637.03 feet to the
Point of Beginning.

NM 55331 Right-of-Way, there is not a Parcel #5

NM 55331 Right-of-Way Parcel #6
Township 30 North, Range 14 West, NMPM, approx. 69.58 acres
Section 7: A tract of land in the NW¼SW¼
Township 30 North, Range 15 West, NMPM
Section 12: A tract of land in the SE¼ which
tracts are more specifically described as follows:
Beginning at a point whence the West ¼
Corner of said Section 7, T30N, R14W bears
N89º40’49”W a distance of 75.79 feet;
thence S89º40’49”E, a distance of 1,396.85 feet;
thence S43º51’50”W, a distance of 3,629.37 feet;
thence N89º38’48”W, a distance of 287.20 feet;
thence North a distance of 1,160.56 feet;
thence N43º51’50”E a distance of 2,028.05
feet to the Point of Beginning.

NM 55331 Right-of-Way Parcel #7
Township 30 North, Range 15 West, NMPM, approx. 16.37 acres
Section 13: A tract of land in the N½NW¼,
and the NW¼NE¼ which is more specifically
described as follows:
Beginning at a point whence the Northwest
Corner of said Section 13 bears N00º25’29”E
A distance of 994.58 feet;
thence 772.26 feet along the arc of a curve to the right which has a radius of 2,404.33 feet, a central angle of
18º24’12” and a long chord which bears
N69º03’46”E a distance of 768.95 feet;
thence N78º15’52”E a distance of 1,064.12 feet

Exhibit E Page 13

Coal Supply Agreement

to a point of tangency with a curve to the left;
thence 1,103.42 feet along the arc of said curve
which has a radius of 2,752.29 feet, a central
angle of 22º58’13” and a long chord which bears
N66º46’46”E a distance of 1,096.04 feet;
thence S89º38’49”E a distance of 365.47 feet
to a non-tangent point intersection with a curve
which is concave to the northwest;
thence 1,493.28 feet along the arc of said curve
which has a radius of 2,977.29 feet, a central angle
of 28º44’14” and a long chord which bears
S63º53’45”W a distance of 1,477.68 feet;
thence S78º15’52”W a distance of 1,064.12 feet
to a point of tangency with a curve to the left;

NM 55331 Right-of-Way Parcel #7(Con’t.)
thence 835.44 feet along the arc of said curve which
has a radius of 2,179.33 feet, a central angle of
21º57’51” and a long chord which bears S67º16’57”W
a distance of 830.33 feet;
thence N00º25’30”E a distance of 266.19 feet to the
Point of Beginning.

NM 55331 Right-of-Way Parcel #8
Township 30 North, Range 15 West, NMPM, approx. 27.30 acres
Section 14: Pt. SE¼SW¼ and W½SE¼
Section 23: Pt. NW¼NW¼ which is more
specifically described as follows:
Beginning at a point whence the Northwest
corner of said Section 23 bears N00º20’11”E
a distance of 948.01 feet;
thence 613.40 feet along the arc of a curve to the left
which has a radius of 5,199.51 feet, a central
angle of 06º45’33” and a long chord which
bears N59º44’19”E a distance of 613.04 feet;
thence N56º21’32”E a distance of 1,032.68
feet to a point of tangency with a curve to the
left;
thence 1,969.96 feet along the arc of said curve
which has a radius of 9,618.05 feet, a central
angle of 11º44’07” and a long chord which bears
N50º29’29”E a distance of 1,966.52 feet;
thence N44º37’25”E a distance of 196.98 feet to
a point of tangency with a curve to the left;
thence 1,545.89 feet along the arc of said curve
which has a radius of 5,617.08 feet, a central angle

Exhibit E Page 14

Coal Supply Agreement

of 15º46’07” and a long chord which bears
N36º44’22”E a distance of 1,541.02 feet;
thence S00º24’38”W a distance of 444.86 feet to a
non-tangent point of intersection with a curve
which is concave to the northwest;
thence 1,216.37 feet along the arc of said curve
which has a radius of 5,842.08 feet, a central angle
of 11º55’46” and a long chord which bears
S38º39’32”W a distance of 1,214.17 feet;
thence S44º37’25”W a distance of 196.98 feet
to a point of tangency with a curve to the right;

NM 55331 Right-of-Way Parcel #8 (Con’t.)
thence 2,016.05 feet along the arc of said curve
which has a radius of 9,843.05 feet, a central angle
of 11º44’07” and a long chord which bears
S50º29’29”W a distance of 2,012.52 feet;
thence S56º21’32”W a distance of 1,032.68 feet
to a point of tangency with a curve to the right;
thence 755.04 feet along the arc of said curve
which has a radius of 5,424.51 feet, a central
angle of 07º58’30” and a long chord which bears
S60º20’48”W a distance of 754.44 feet;
thence N00º20’11”E a distance of 252.30 feet to
the Point of Beginning.

NM 55331 Right-of-Way there is not a Parcel #9

NM 55331 Right-of-Way Parcel #10
Township 30 North, Range 15 West, NMPM, approx. 49.99 acres
Section 22: Pt. N½ which is more specifically
described as follows:
Beginning at a point whence the Northwest
corner of said Section 22 bears N00º09’05”E
a distance of 1,002.94 feet;
thence N87º23’54”E a distance of 349.28 feet
to a point of tangency with a curve to the right;
thence 685.78 feet along the arc of said curve
which has a radius of 1,402.66 feet, a central
angle of 28º00’46” and a long chord which
bears S78º35’43”E a distance of 678.97 feet;
thence S64º35’20”E a distance of 767.42 feet
to a point of tangency with a curve to the left;
thence 693.64 feet along the arc of said curve
which has a radius of 1,505.37 feet, a central
angle of 26º24’02” and a long chord which bears

Exhibit E Page 15

Coal Supply Agreement

S77º47’21”E a distance of 687.52 feet;
thence N89º00’38”E a distance of 524.24 feet
to a point of tangency with a curve to the left;
thence 533.69 feet along the arc of said curve
which has a radius of 1,733.70 feet, a central
angle of 17º38’15” and a long chord which bears
N80º11’31”E a distance of 531.58 feet;
thence N71º22’23”E a distance of 1,152.22 feet
to a point of tangency with a curve to the left;

NM 55331 Right-of-Way Parcel #10 (Con’t.)
thence 781.60 feet along the arc of said curve
which has a radius of 5,112.01 feet, a central
angle of 08º45’37” and a long chord which bears
N66º59’34”E a distance of 780.84 feet;
thence S00º20’11”W a distance of 447.43 feet to
a non-tangent point of intersection with a curve
which is concave to the northwest;
thence 634.56 feet along the arc of said curve
which has a radius of 5,512.01 feet, a central angle
of 06º35’46” and a long chord which bears S68º04’30”W
a distance of 634.21 feet; thence S71º22’23”W a distance
of 1,152.22 feet to a point of tangency with a curve to the right;
thence 656.82 feet along the arc of said curve
which has a radius of 2,133.70 feet, a central angle
of 17º38’15” and a long chord which bears
S80º11’31”W a distance of 654.23 feet;
thence S89º00’38”W a distance of 524.24 feet
to a point of tangency with a curve to the right;
thence 877.95 feet along the arc of said curve
which has a radius of 1,905.37 feet, a central angle
of 26º24’02” and a long chord which bears
N77º47’21”W a distance of 870.20 feet;
thence N64º35’20”W a distance of 767.42 feet to
a point of tangency with a curve to the left;
thence 490.22 feet along the arc of said curve which
has a radius of 1,002.66 feet, a central angle of
28º 00’46” and a long chord which bears
N78º35’43”W a distance of 485.35 feet;
thence S87º23’54”W a distance of 368.52 feet;
thence N00º09’05”E a distance of 400.45 feet to the
Point of Beginning.

NM 55331 Right-of-Way Parcel #11
Township 30 North, Range 15 West, NMPM, approx. 30.02 acres
Section 21: Pt. NW¼ which is more specifically

Exhibit E Page 16

Coal Supply Agreement

described as follows:
Beginning at a point whence the North ¼
corner of said Section 21 bears N00º10’14”E
a distance of 1,179.71 feet;
thence S82º18’16”W a distance of 319.81 feet
to a point of tangency with a curve to the right;
thence 502.06 feet along the arc of said curve
which has a radius of 624.60 feet, a central angle
of 46º03’18” and a long chord which bears
N74º40’07”W a distance of 488.65 feet;

NM 55331 Right-of-Way Parcel #11 (Con’t.)
thence N51º38’24”W, a distance of 666.92 feet;
thence S00º13’07”W, a distance of 508.59 feet;
thence S51º38’30”E, a distance of 536.01 feet;
thence S51º55’57”W, a distance of 1,779.10 feet;
thence S89º36’20”E, a distance of 643.11 feet;
thence N51º55’57”E, a distance of 1,398.79 feet to
a point of tangency with a curve to the right;
thence 390.59 feet along the arc of said curve which
has a radius of 736.84 feet, a central angle of
30º22’19” and a long chord which bears
N67º07’07”E a distance of 386.03 feet;
thence N82º18’16”E a distance of 194.00 feet;
thence N00º10’14”E a distance of 403.80 feet to the
Point of Beginning.

NM 55331 Right-of-Way Parcel #12
Township 30 North, Range 15 West, NMPM, approx. 2.74 acres
Section 21: Pt. SW¼NW¼ which is more
specifically described as follows:
Beginning at a point whence the Northwest
corner of said Section 21 bears N00º16’00”E a
distance of 1,318.35 feet;
thence S89º34’10”E a distance of 147.02 feet;
thence S05º38’47”W a distance of 927.76 feet;
thence S00º18’47”W a distance of 394.39 feet;
thence N89º36’20”W a distance of 59.71 feet;
thence N00º16’00”E a distance of 1,318.35 feet
to the Point of Beginning.

Exhibit E Page 17

Coal Supply Agreement

FEE SURFACE LANDS OWNED BY SAN JUAN COAL COMPANY
(Related to the Transportation ‘Haulroad’ Corridor)
Note: rights-of-way containing the roadway have been transferred by SJCC to San Juan County. SJCC specifically retained all mineral rights and the bulk of the surface estate.
Township 32 North, Range 13 West, NMPM, approx. 240.00 acres
Section 22: S½SE¼SE¼
Section 27: N½NE¼NE¼, NW¼NE¼
NE¼NW¼, W½NW¼, NW¼SW¼

Harris, John E., Trustee, et al
(Transportation ‘Haulroad’ Corridor)
Note: the nothern portion of this right-of-way was transferred by SJCC to San Juan County for use as a public roadway. The southern portion was retained by SJCC. The division line is not exact, but is believed to be accurate to within several feet. Therefore the courses marked with an * are approximate.

Township 31 North, Range 13 West, NMPM, approx. 39.00 acres
Section 4: Pt. SW¼ SW¼NW¼
Section 5: Pt. SE¼NE¼, S½ which is more specifically
described as follows:
Beginning at a point on the
south line of said Section 5, from which the SW
corner of said Section 5 bears N88º04’38”W a
distance of 2,397.63 feet;
thence N35º36’53”E a distance of 2,884.97 feet
to a point of tangency with a curve to the left;
* thence 1,057.26 feet along the arc of said curve
* which has a radius of 11,981.46 feet, a central
* angle of 5º03’21” and a long chord which bears
* N33º05’12”E a distance of 1,056.91 feet;
* thence S52º02’41”E a distance of 453.64 feet
to a non-tangent point of intersection with a curve to the
right;
* thence 1,038.61 feet along the arc of said curve
*which has a radius of 12,431.76 feet, a central
*angle of 4º47’12” and a long chord which bears
*S33º13’17”W a distance of 1,038.30 feet;
thence S35º36’53”W a distance of 2,568.66 feet
to the South line of the aforesaid Section 5;
thence N89º29’19”W along said South line a
distance of 550.04 feet to the Point of Beginning.

Exhibit E Page 18

Coal Supply Agreement

Ute Mountain Ute Tribe, Transportation ‘Haulroad’ Corridor
Township 31 North, Range 14 West, NMPM, approx. 116.95 acres
A tract of land which is more specifically
described as follows:
Beginning at a point on the East boundary of said
Range 14 West whence the Northwest Corner of
Section 18, T31N, R13W, NMPM bears
N00°55’17”E a distance of 853 feet;
thence S00°55’17”W a distance of 412.00 feet
along said range line;
thence S40°09’02”W a distance of 2,370.92 feet;
thence S37°44’32”W a distance of 185.50 feet;
thence S52°15’28”E a distance of 165.00 feet;
thence S37°44’32”W a distance of 500.00 feet;
thence N52°15’28”W a distance of 165.00 feet
thence S37°44’32”W a distance of 200.00 feet;
thence S52°15’28”E a distance of 75.00 feet;
thence S37°44’32”W a distance of 700 feet;
thence N52°15’28”W a distance of 75.00 feet;
thence S37°44’32”W a distance of 1,564.50 feet
to a point of tangency with a curve to the left;
thence 1,002.04 feet along the arc of said curve
which has radius of 40,798.56 feet, a central
angle of 01°24’26” and a long chord which bears
S37°02’19”W a distance of 1,002.01 feet;
thence S36°20’06”W a distance of 2,806.94 feet
to a point of tangency with a curve to the right;
thence 1,005.56 feet along the arc of said curve
which has a radius of 9,736.73 feet, a central
angle of 05°55’02” and a long chord which bears
S39°17’37”W a distance of 1,005.11 feet;
thence S42°15’08”W a distance of 1,425.81 feet;
thence S47°44’52”E a distance of 25.00 feet;
thence S42°15’08”W a distance of 500.00 feet;
thence N47°44’52”W a distance of 25.00 feet;
thence S42°15’08”W a distance of 924.19 feet;
thence S47°44’52”E a distance of 165.00 feet;
thence S42°15’08”W a distance of 650.00 feet;
thence N47°44’52”W a distance of 165.00 feet;
thence S42°15’08”W a distance of 2,655.18 feet
to a point of tangency with a curve to the right;
thence 2,192.00 feet along the arc of said curve

Exhibit E Page 19

Coal Supply Agreement

Ute Mountain Ute Tribe (Con’t.)

which has a radius of 5,206.62 feet, a central
angle of 24°07’18” and a long chord which bears
S54°18’47”W a distance of 2,175.85 feet;
thence S23°37’47”E a distance of 25.00 feet to a
non-tangent point of intersection with a curve
which is concave to the Northwest;
thence 291.66 feet along the arc of said curve
which has a radius of 5,231.62, a central angle
of 3°11’39” and a long chord which bears
S67°58’16”W a distance of 291.62 feet;
thence S69°34’05”W a distance of 218.11 feet;
thence N20°25’55”W a distance of 25.00 feet;
thence S69°34’05”W a distance of 1,168.74 feet;
thence S68°07’53”W a distance of 1,579.63 feet;
thence S21°52’07”E a distance of 25.00 feet;
thence S68°07’53”W a distance of 250.00 feet;
thence N21°52’07”W a distance of 25.00 feet;
thence S68°07’53”W a distance of 3,738.70 feet
to a point of tangency with a curve to the right;
thence 855.55 feet along the arc of said curve
which has a radius of 4,973.25 feet, a central
angle of 09°51’24” and a long chord which bears
S73°03’35”W a distance of 854.50 feet;
thence S12°00’43”E a distance of 165.00 feet to
a non-tangent point of intersection with a curve
which is concave to the Northwest;
thence 672.27 feet along the arc of said curve
which has a radius of 5,138.25 feet; a central
angle 07°29’47” and a long chord which bears
S81°44’10”W a distance of 671.79 feet;
thence N04°30’56”W a distance of 165.00 feet
a non-tangent point of intersection with a curve
which is concave to the northwest;
thence 100.01 feet along the arc of said curve
which has a radius of 4,973.25 feet, a central
angle of 01°09’08” and a long chord which
bears S86°03’39”W a distance of 100.01 feet;

Exhibit E Page 20

Coal Supply Agreement

Ute Mountain Ute Tribe (Con’t.)

thence S86°38’12”W a distance of 318.57 feet
to a point of tangency with a curve to the left;
thence 1,859.59 feet along the arc of said curve
which has a radius of 2,491.00 feet, a central
angle of 42°46’21” and a long chord which
bears S65°15’01”W a distance of 1,816.70 feet;
thence S43°51’50”W a distance of 1,800.42 feet;
thence S46°08’10”E a distance of 25.00 feet;
thence S43°51’50”W a distance of 500.00 feet;
thence N46°08’10”W a distance of 25.00 feet;
thence S43°51’50”W a distance of 111.93 feet
to a point of intersection with the south
boundary of said Township 31 North;
thence N89°45’09”W a distance of 172.66 feet
along said South boundary;
thence N43°51’50”E a distance of 231.04 feet;
thence N46°08’10”W a distance of 25.00 feet;
thence N43°51’50”E a distance of 500.00 feet;
thence S46°08’10”E a distance of 25.00 feet;
thence N43°51’50”E a distance of 1,800.42 feet
to a point of tangency with a curve to the right;
thence 1,952.90 feet along the arc of said curve
which has a radius of 2,616.00 feet, a central
angle of 42°46’21” and a long chord which
bears N65°15’01”E a distance of 1,907.87 feet;
thence N86°38’12”E a distance of 318.57 feet
to a point of tangency with a curve to the left;
thence 1,565.88 feet along the arc of said curve
which has a radius of 4,848.25 feet, a central
angle of 18°30’19” and a long chord which
bears N77°23’02”E a distance of 1,559.08 feet;
thence N68°07’53”E a distance of 3,708.70 feet;
thence N21°52’07”W a distance of 100.00 feet;
thence N68°07’53”E a distance of 250.00 feet;
thence S21°52’07”E a distance of 100.00 feet;
thence N68°07’53”E a distance of 1,611.10 feet;
thence N20°25’55”W a distance of 165.00 feet;

Exhibit E Page 21

Coal Supply Agreement

Ute Mountain Ute Tribe (Con’t.)

thence N69°34’05”E a distance of 500.00 feet;
thence S20°25’55”E a distance of 165.00 feet;
thence N69°34’05”E a distance of 670.47 feet;
thence N20°25’55”W a distance of 25.00 feet;
thence N69°34’05”E a distance of 218.11 feet
to a point of tangency with a curve to the left;
thence 281.90 feet along the arc of said curve
which has a radius of 5,056.62 feet, a central
angle of 3°11’39” and a long chord which bears
N67°58’16”E a distance of 281.86 feet;
thence S23°37’47”E a distance of 25.00 feet to a non-tangent point of intersection with a curve which is concave to the northwest;
thence 2,139.38 feet along the arc of said curve
which has a radius of 5,081.62 feet, a central
angle of 24°07’18” and a long chord which
bears N54°18’47”E a distance of 2,123.61 feet;
thence N42°15’08”E a distance of 4,229.37 feet;
thence N47°44’52”W a distance of 25.00 feet;
thence N42°15’08”E a distance of 500.00 feet;
thence S47°44’52”E a distance of 25.00 feet;
thence N42°15’08”E a distance of 1,425.81 feet
to a point of tangency with a curve to the left;
thence 992.66 feet along the arc of said curve
which has a radius of 9,611.78 feet, a central
angle of 05°55’02” and a long chord which
bears N39°17’37”E a distance of 992.22 feet;
thence N36°20’06”E a distance of 575.02 feet;
thence N53°39’54”W a distance of 165.00 feet;
thence N36°20’06”E a distance of 650.00 feet;
thence S53°39’54”E a distance of 165.00 feet;
thence N36°20’06”E a distance of 1,581.92 feet
to a point of tangency with a curve to the right;
thence 252.56 feet along the arc of said curve
which has a radius of 40,923.56 feet, a central
angle of 00°21’13” and a long chord which
bears N36°30’43”E a distance of 252.57 feet;
thence N53°18’41”W a distance of 25.00 feet
to a non-tangent point of intersection with a

Exhibit E Page 22

Coal Supply Agreement

Ute Mountain Ute Tribe (Con’t.)

curve which is concave to the southeast;
thence 500.28 feet along the arc of said curve
which has a radius of 40,948.56 feet, a central
angle of 00°42’00” and a long chord which
bears N37°02’19”E a distance of 500.28 feet;
thence S52°36’41”E a distance of 25.00 feet
to a non-tangent point of intersection with a
curve which is concave to the southeast;
thence 252.56 feet along the arc of said curve
which has a radius of 40,923.56 feet, a central
angle of 00°21’13” and a long chord which
bears N37°33’56”E a distance of 252.57 feet;
thence N37°44’32”E a distance of 1,464.50 feet;
thence N52°15’28”W a distance of 50.00 feet;
thence N37°44’32”E a distance of 650.00 feet;
thence S52°15’28”E a distance of 50.00 feet;
thence N37°44’32”E a distance of 450.00 feet;
thence N52°15’28”W a distance of 80.00 feet;
thence N37°44’32”E a distance of 400.00 feet;
thence S52°15’28”E a distance of 80.00 feet;
thence N37°44’32”E a distance of 185.50 feet;
thence N33°05’30”E a distance of 1,541.72 feet;
thence N42°47’37”E a distance of 1,166.53 feet
to the Point of Beginning.

Ute Mountain Ute Tribe, Borrow Area No. 6
Township 31 North, Range 14 West, NMPM, approx. 8.02 acres
Section 33: Pt. SW¼, which is more particularly
described as follows:
Beginning at a point which bears S75°25’58”E a distance of
522.87 feet from the West Quarter Corner of
said Section 33, said point of beginning being a
point on the Southerly right-of-way line of the
San Juan Coal Company Haul Road;
thence N85°44’05”E a distance of 78.12 feet (chord
distance) along said right-of-way;
thence N86°38’12”E a distance of 318.57 feet along said
right-of-way;
thence N86°03’39”E a distance of 100.01 feet (chord
distance) along said right-of-way;
thence S04°30’56”E a distance of 165.00 feet;
thence S03°21’48”E a distance of 535.00 feet;
thence S86°38’12”W a distance of 500.00 feet;
thence N03°21’48”W a distance of 697.74 feet to the

Exhibit E Page 23

Coal Supply Agreement

Point of Beginning.

Ute Mountain Ute Tribe, Borrow Area No. 7
Township 31 North, Range 14 West, NMPM, approx. 9.64 acres
Section 26: Pt. SW¼
Section 27: Pt. SE¼, said tracts being more
particularly described as follows:
Beginning at a point which bears S15°28’16”W a distance of 208.17 feet from the East
Quarter Corner of said Section 27;
thence S47°44’52”E a distance of 700.00 feet to a point
on the Westerly right-of-way line of the
San Juan Coal Company Haul Road;
thence S42°15’08”W a distance of 400.01 (chord distance) feet along said right-of-way;
thence S43°21’33”W a distance of 200.04 (chord distance) feet along said right-of-way;
thence N47°44’52”W a distance of 696.14 feet;
thence N42°15’08”E a distance of 600.00 feet to the
Point of Beginning.

Ute Mountain Ute Tribe, Borrow Area No. 8
Township 31 North, Range 14 West, NMPM, approx. 10.33 acres
Section 26: N½, more particularly described
as follows:
Beginning at a point which bears S08°01’26”E a distance of 257.69 feet from the North Quarter Corner of said
Section 26;
thence S47°44’52”E a distance of 450.00 feet to a point
on the Westerly right-of-way line of the
San Juan Coal Company Haul Road;
thence S42°15’08”W a distance of 1,000.00 feet along
said right-of-way;
thence N47°44’52”W a distance of 450.00 feet;
thence N42°15’08”E a distance of 1,000.00 feet to the
Point of Beginning.

Ute Mountain Ute Tribe, Drainage Control Right-of-Way
Township 31 North, Range 14 West, NMPM, approx. 31.27 acres
A tract of land which is more specifically
described as follows:
Using the bearing of due
North between the West Quarter Corner and
the Northwest corner of Section 33, T31N, R14W,
NMPM, as the basis of bearing; and beginning

Exhibit E Page 24

Coal Supply Agreement

at a point from which the West Quarter Corner
of said Section 33 bears N53°01’21”W a distance
of 1,318.25 feet;
thence S86°38’12”W a distance of 500.00 feet;
thence N03°21’48”W a distance of 697.74 feet to a non-tangent point of intersection with a curve to the left;
thence 100.14 feet along the arc of said curve
which has a radius of 2,490.98 feet, a central angle
of 2°18’12” and a long chord which bears
S83°41’27”W a distance of 100.13 feet;
thence S03°21’48”E a distance of 789.84 feet;
thence N86°38’12”E a distance of 708.14 feet;
thence N03°21’48”W a distance of 535.00 feet
to a non-tangent point of intersection with a
curve which is concave to the northwest;

Ute Mountain Ute Tribe, Drainage Control Right-of-Way (Con’t.)
thence 685.36 feet along the arc of said curve
which has a radius of 5,238.25 feet, a central angle
of 07°29’47” and a long chord which bears
N80°34’24”E a distance of 684.86 feet;
thence N13°09’50”W a distance of 165.40 feet
to a non-tangent point of intersection with a
curve which is concave to the northwest;
thence 769.76 feet along the arc of said curve
which has a radius of 5,073.25 feet, a central
angle of 08°41’37” and a long chord which
bears N72°28’42”E a distance of 769.04 feet;
thence N68°07’53”E a distance of 3,638.70 feet;
thence S21°52’07”E a distance of 175.00 feet;
thence N68°07’53”E a distance of 450.00 feet;
thence N21°52’07”W a distance of 175.00 feet;
thence N68°07’53”E a distance of 1,484.96 feet;
thence N69°34’30”E a distance of 1,053.97 feet;
thence S20°25’30”E a distance of 25.00 feet;
thence N69°34’30”E a distance of 325.00 feet to
a point of tangency with a curve
which is concave to the northwest;
thence 399.15 feet along the arc of said curve
which has a radius of 5,331.62 feet, a central
angle of 04°17’22” and a long chord which bears
N67°25’24”E a distance of 399.06 feet;
thence N24°43’17”W a distance of 25.00 feet to
a non-tangent point of intersection with a curve
which is concave to the northwest;
thence 1,080.36 feet along the arc of said curve

Exhibit E Page 25

Coal Supply Agreement

which has a radius of 5,306.62 feet, a central
angle of 11°39’53” and a long chord which
bears N59°26’47”E a distance of 1,078.88 feet;
thence N36°23’10”W a distance of 100.36 feet
to a non-tangent point of intersection with a
curve which is concave to the northwest;
thence 1,159.54 feet along the arc of said curve
which has a radius of 5,206.62 feet, a central
angle of 12°45’36” and a long chord which
bears S59°59’38”W a distance of 1,157.14 feet;

Ute Mountain Ute Tribe, Drainage Control Right-of-Way (Con’t.)
thence S23°37’47”E a distance of 25.00 feet to
a non-tangent point of intersection with a curve
which is concave to the northwest;
thence 291.66 feet along the arc of said curve
which has a radius of 5,231.62 feet, a central
angle of 03°11’39” and a long chord which
bears S67°58’16”W a distance of 291.62 feet;
thence S69°34’05”W a distance of 218.11 feet;
thence N20°25’55”W a distance of 25.00 feet;
thence S69°34’05”W a distance of 1,168.74 feet;
thence S68°07’53”W a distance of 1,579.63 feet;
thence S21°52’07”E a distance of 25.00 feet;
thence S68°07’53”W a distance of 250.00 feet;
thence N21°52’07”W a distance of 25.00 feet;
thence S68°07’53”W a distance of 3,738.70 feet
to a point of tangency with a curve to the right;
thence 855.55 feet along the arc of said curve
which has a radius of 4,973.25 feet, a central
angle of 09°51’24” and a long chord which
bears S73°03’35”W a distance of 854.50 feet;
thence S12°00’43”E a distance of 165.00 feet
to a non-tangent point of intersection with a
curve which is concave to the northwest;
thence 672.27 feet along the arc of said curve
which has a radius of 5,138.25 feet, a central
angle of 07°29’47” and a long chord which
bears S81°44’10”W a distance of 671.79 feet;
thence S03°22’21”E a distance of 535.00 feet to the Point of Beginning.

Exhibit E Page 26

Coal Supply Agreement

Foutz, Joel W., et al (now Wagon Rod Ranch)
(Transportation ‘Haulroad’ Corridor)
Township 30 North, Range 14 West, NMPM, approx. 56.34 acres
Section 5: Pt. of the NW¼SW¼, NW¼
Section 6: Pt. of the SE¼, SE¼NE¼
Section 7: Pt. of the N½. Said easement shall be
225 feet wide, lying 112.5 feet on each side of
a center line more particularly described as follows:
Beginning at a point from which the
southwest corner of Section 7 bears
S05º18’19”W a distance of 2,641.32 feet;
thence from said Point of Beginning
N43º51’58”E a distance of 10,908.22 feet, more or less,
to the North line of Section 5.

Mangis, Robert A., et al
(Transportation ‘Haulroad’ Corridor)
Township 30 North, Range 15 West, NMPM, approx. 7.27 acres
Section 12: Pt. SW¼SE¼ more particularly
described as follows:
Beginning at a point on
the West line of the E½SE¼ of said Section
12 whence the Southeast Corner of said
Section 12 bears S57º20’00”E a distance of
1,563.64 feet;
thence S43º51’51”W a distance of 872.48 feet
to a point of tangency with a curve to the right;
thence 294.29 ft, more or less, along the arc of
said curve which has a radius of 2977.29 feet, a
central angle of 05º39’48” and a long chord
which bears S46º41’44”W a distance of 294.17
feet to the South line of said Section 12;
thence N89º38’49”W along said South line of
Section 12, a distance of 365.47 feet to a non-
tangent point of intersection with a curve which
is concave to the Northwest;
thence 549.07 feet along the arc of said curve which
has a radius of 2,752.29 feet, a central angle of
11º25’49” and a long chord which bears
N49º34’45”E a distance of 548.16 feet;
thence N43º51’50”E a distance of 1,106.59 feet,
more or less, to the West line of the E½SE¼ of said
Section 12;
thence S00º00’00”E along said West line of the
E½SE¼ of said Section 12, a distance of 324.70 feet,
more or less, to the Point of Beginning.

Exhibit E Page 27

Coal Supply Agreement

Wagon Rod Ranch Limited Liability Co.
(Transportation ‘Haulroad’ Corridor)
Township 30 North, Range 15 West, NMPM, approx. 11.74acres
Section 14: Pt. E½NE¼, NE¼SE¼
more particularly described as follows:
Beginning at a point on the East line of said Section 14
from which the Northeast corner of said
Section 14 bears N00º25’30”E a distance of
994.58 feet;
thence S00º25’30”W a distance of 266.19 feet
to a non-tangent point of intersection with a
curve which is concave to the southeast;
thence 1,060.43 feet along the arc of said curve
which has a radius of 2,179.33 feet, a central
angle of 27º52’46” and a long chord which
bears S42º21’39”W a distance of 1,050.00 feet;
thence S28º25’16”W a distance of 839.51 feet
to a point of tangency with a curve to the right;
thence 435.70 feet, more or less, along the
arc of said curve which has a radius of 5,842.08
feet, a central angle of 04º16’23” and a long
chord which bears S30º33’28”W a distance of
435.60 feet, to the West line of the E½SE¼ of
said Section 14;
thence N00º24’38”E along the West line of the
E½SE¼ of said Section 14, a distance of 444.86
feet to a non-tangent point of intersection with a
curve which is concave to the northwest;
thence 42.55 feet along the arc of said curve which
has a radius of 5,617.08 feet, a central angle of
00º26’02” and a long chord which bears
N28º38’18”E a distance of 42.54 feet;
thence N28º25’17”E a distance of 839.51 feet to a
point of tangency with a curve to the right;
thence 1,319.34 feet, more or less, along the arc
of said curve which has a radius of 2,404.33 feet, a
central angle of 31º26’25” and a long chord which
bears N44º08’29”E a distance of 1,302.85 ft, to the
Point of Beginning.

Exhibit E Page 28

Coal Supply Agreement

NM 55331 Right-of-Way Parcel – X (maybe #5 or #9)
Note: This description is approximate and is based on the adjacent ROW parcels #10 and #11 and aerial images of this area. The available documents lack any description for this segment of the La Plata Haul Road.

Township 30 North, Range 15 West, NMPM, approx. 24.29 acres
Section 21: Pt. NE1/4 which is more specifically described as follows:
Beginning at a point from which the Northeast corner of said
Section 21 bears N00º09’05”E
a distance of 1,002.94 feet;
thence S87º23’54”W a distance of 1,561.13 feet
to a point of tangency with a curve to the left;
thence 187.44 feet along the arc of said curve
which has a radius of 2,109.86 feet, a central
angle of 05º05’43” and a long chord which
bears S84º46’41”W a distance of 187.38 feet;
thence S82º18’16”W a distance of 896.00 feet;
thence S00º10’14”W a distance of 403.80 feet;
thence N82º18’16”E a distance of 951.96 feet;
to a point of tangency with a curve to the right;
thence 152.06 feet along the arc of said curve
which has a radius of 1,709.86 feet, a central
angle of 05º05’43” and a long chord which
bears N84º46’41”E a distance of 151.68 feet;
thence N87º23’54”E a distance of 1,541.35 feet;
thence N00º09’05”E a distance of 400.45 feet;
to the Point of Beginning.

A Parcel from PNM/TEP to SJCC - to widen an existing road to the south of SJCC’s gate house.Township 30 North, Range 15 West, NMPM, approx. 0.422 acres
Section 20, part of the southeast quarter
More particularly described as follows:
commencing at the Point of Beginning from
which the West ¼ corner of Section 28, T30N,
R15W, NMPM, bears S23º12’05”E, 4,179.02 feet;
thence N67º51’36”W, a distance of 372.42 feet;
thence S63º16’35”E, a distance of 371.18 feet;
thence S63º29’36”E, a distance of 151.55 feet;
thence S50º36’27”E, a distance of 288.31 feet;
thence N00º06’28”W, a distance of 38.86 feet;
thence N50º38’05”W, a distance of 266.86 feet;
thence N63º31’14”W, a distance of 154.86 feet to the Point of Beginning.

Exhibit E Page 29

Coal Supply Agreement

A Parcel from PNM/TEP to SJCC an easement for a water pipeline running into a process pond at San Juan Generating Station
Township 30 North, Range 15 West, NMPM, approx. 0.111 acres
Section 20, part of the southeast quarter
More particularly described as follows:
An easement 20 feet wide, being 10 feet on
each side of the following described centerline:
commencing at the Point of Beginning from which
the SE corner of said Section 20
bears S31º08’51”E, 2,040.85 feet;
thence N24º17’46”W, a distance of 240.54 feet.

Exhibit E Page 30

Coal Supply Agreement

EXHIBIT F—SJCC INSURANCE REQUIREMENTS
SJCC shall, commencing with the Effective Date, maintain or cause to be maintained the insurance coverages and provisions set forth below. For purposes of this Exhibit F only, the term “Utilities” shall mean Utility, Tucson Electric Power, the City of Farmington, New Mexico, the Incorporated County of Los Alamos, New Mexico, Utah Associated Municipal Power Systems, Tri-State Generation and Transmission Association, Inc., City of Anaheim, Southern California Public Power Authority, M-S-R Public Power Agency and PNMR Development and Management Corporation, along with their respective affiliates, subsidiaries, directors, officers, managers, representatives, agents and employees. For purposes of this Exhibit F, Public Service Company of New Mexico shall be deemed the “Operator”.

(1)
To the extent permitted by law, SJCC waives on behalf of itself and its insurer all rights of recovery by subrogation or otherwise, or to assert claims for any losses, damages, liabilities, and expenses, including but not limited to attorney’s fees, against Utilities for damages. The following policies shall include an endorsement acknowledging such waiver of subrogation: Workers Compensation, Commercial General Liability, Commercial Auto Liability, Umbrella/Excess Liability, and Pollution Liability.

(2)
Each insurance company listed on the SJCC’s certificate of insurance shall be rated by A.M. Best Company as having a financial strength rating of “A- “ or better and a financial size category of “VIII” or greater or otherwise be satisfactory to Operator.

(3)
All policies other than pollution liability policies must be written on an occurrence basis and maintained without interruption from the date of the commencement of services under the Agreement. Required minimum limits can be satisfied with a combination of a primary and either single or combination of excess policies.

(4)
SJCC shall furnish to the Operator sixty (30) days prior to the Effective Date and thereafter within three (3) days of the renewal of any policy required herein a certificate of liability insurance on ACORD 25 or a substitute equivalent form approved by the Operator (Liability Certificate) and a certificate of property insurance (Property Certificate) on ACORD 28 or a substitute equivalent form approved by the Operator (Property Certificate).. The Liability Certificate and Property Certificate shall include as evidence of insurance the following for each and every policy providing, Commercial Automobile Liability, Workers’ Compensation, Commercial General Liability, Umbrella/Excess Liability, Pollution Liability, and Property coverages required herein: (i) insurance company name, (ii) policy number, (iii) policy period, (iv) per occurrence and aggregate limits, (v) deductibles or self-insured retentions, and (vi) attached copies of all applicable additional insured and waiver of subrogation endorsements.

(5)
SJCC agrees to send to Operator, by certified mail, at least thirty (30) days advance written notice of cancellation, non-renewal, or material change with respect to any of the policies required herein. SJCC shall also endorse its policies to require the insurer to provide advance written notice of cancellation to Operator. If any of the above insurance policies are canceled prior to expiration, SJCC agrees to immediately replace the insurance without lapse of coverage.

Exhibit F Page 1

Coal Supply Agreement

(6)	A lack of insurance coverage does not reduce or limit SJCC’s obligation to indemnify Operator as set forth in the Agreement.

(7)
Material Breach. Should any of the policies required to be maintained by SJCC become unavailable or be canceled for any reason during the period of this Agreement, SJCC shall immediately procure replacement coverage. The failure of SJCC to procure such replacement coverage (so as to provide continuous coverage) shall constitute a material breach hereunder.

(8)
SJCC shall provide to Operator on an annual basis a schedule of insurance outlining: coverage type, insureds, policy number, policy term, insurer, limits, self-insured retention or deductible, specific exclusions, and premium. In addition, policies of insurance shall be provided upon written request from Operator. Upon Operator’s written request, SJCC shall provide to Operator copies of claim submission information and supporting documents; correspondence with insurers; proposed claim settlement offers; and copies of correspondence with defense counsel for significant claims.

(9)
In the event of a material change to be made to a policy, SJCC shall give at least 180 days’ notice in writing prior to the next incepting coverage term of the respective insurance policy a description of the proposed change to Operator. SJCC shall provide additional supporting documentation for proposed change upon written request from Operator. No material changes are to be made to a policy without Operator’s concurrence. Except for minor changes, which shall be outlined in the annual schedule of insurance.

All coverages required for all work performed under the Agreement. All coverages shall provide coverage for acts of domestic and foreign terrorism meeting the requirements for being certified acts of terrorism by the Terrorism Risk Insurance Act as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015.

(1)
Commercial General Liability Insurance, or the equivalent, with a minimum limit of One Million U.S. Dollars (USD $1,000,000) combined single limit per occurrence for bodily injury and property damage, One Million U.S. Dollars (USD $1,000,000) each organization or person for personal and advertising injury, Two Million U.S. Dollars (USD $2,000,000) general aggregate, and Two Million U.S. Dollars (USD $2,000,000) products and completed operations aggregate. Such coverage shall also not include any exclusion for mining limitations. Aggregate limits shall reinstate annually. SJCC’s policy shall (i) provide severability of interests or cross liability provisions permitting one insured to bring a claim against another insured, (ii) shall be primary and non-contributory to any other insurance available to Utilities, and (iii) shall be endorsed to add as additional insured Utilities (but limited only to the extent required, if applicable, by NMSA 1978 § 56-7-1, as amended).

(2)
Commercial Automobile Liability Insurance covering the ownership, maintenance, and use of any vehicle, trailers or attached equipment in performance of the Work, whether such vehicle is owned, hired, or non-owned. SJCC shall maintain insurance with a combined single limit for bodily injury and property damage of not less than the equivalent of Five Million U.S. Dollars (USD $5,000,000) each accident. SJCC’s policy shall provide coverage in reference to the MCS-90 liability provision. SJCC’s policy (i) shall be primary and

Exhibit F Page 2

Coal Supply Agreement

non-contributory to any other insurance available to Utilities, and (ii) shall be endorsed to add as an additional insured Utilities (but limited only to the extent required, if applicable, by NMSA 1978 § 56-7-1, as amended).

(3)
Workers’ Compensation Insurance covering statutory benefits in each state where the parties contemplate the performance of services under this agreement. The workers’ compensation coverage part shall include “other states” insurance, to provide coverage for all states not named on the declarations page of the insurance policy, except for the monopolistic states. Such insurance shall include the Employer’s Liability coverage part, including stop gap coverage for the monopolistic states, with limits of not less than One Million U.S. Dollars (USD $1,000,000) each accident for bodily injury by accident and One Million U.S. Dollars (USD $1,000,000) each employee and policy limit for bodily injury by disease.

(4)
Umbrella/Excess Liability Insurance providing coverage in excess of the Commercial General Liability, Commercial Automobile Liability, and Employer’s Liability insurance described above on an occurrence basis with limits of at least One Hundred Million U.S. Dollars (USD $100,000,000) per occurrence. Such insurance shall (i) be written in the following form or with a form that provides coverage that is at least as broad as the underlying insurance policies, (ii) can satisfy the required minimum limits either through a single umbrella liability policy or a combination of umbrella liability and excess liability policies, (iii) be primary and non-contributory to any other insurance available to Utilities, and (iv) shall be endorsed to add as an additional insured Utilities (but limited only to the extent required, if applicable, by NMSA 1978 § 56-7-1, as amended).

(5)
Pollution Liability Insurance covering SJCC and its subcontractors from claims brought by third parties for bodily injury, property damage and financial loss, including but not limited to cleanup costs, arising from Pollution Conditions caused by SJCC’s operations with limits in the amount of not less than the equivalent of Twenty-Five Million U.S. Dollars (USD $25,000,000) per occurrence and Twenty-Five Million U.S. Dollars (USD $25,000,000) general aggregate. Such insurance shall define Pollution Conditions at a minimum, whether sudden or gradual, as the discharge, dispersal, release, or escape of any solid, liquid, gaseous, or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, medical waste and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, provided such conditions are not naturally present in the environment in the concentration or amounts discovered and shall not include an exclusion for selenium. In the event of a pollution loss, such coverage shall also include coverage for fines and penalties and for transportation and disposal. Policies shall be endorsed to add Utilities as an additional insured (but limited only to the extent required, if applicable, by NMSA 1978 § 56-7-1, as amended).

(6)
Commercial Property Insurance covering the above ground and underground equipment, buildings, any personal property, stock or inventory therein in an amount equal to the full replacement value thereof. Policies shall include coverage for:

(i)	such perils as are commonly included in an “all risk” form with no exclusions for wind and hail, vandalism and malicious mischief, and endorsed to include the perils of earthquake and flood;

(ii)	an “agreed amount” endorsement waiving any coinsurance requirement;

Exhibit F Page 3

Coal Supply Agreement

(iii)
an Ordinance or Law endorsement including coverage for (i) loss to the undamaged portion of the equipment or building at full replacement cost value; and (ii) required demolition of undamaged portions of the equipment and building, and (iii) increased cost of construction with a combined single limit of not less than 25% of the full replacement cost value;

(iv)	such other risks at terms and limits that include but not necessarily limited to:

(1)	Accounts Receivable

(2)	Civil Authority

(3)	Consequential Damage

(4)	Contingent Business Interruption

(5)	Course of Construction

(6)	Debris Removal

(7)	Decontamination Expense

(8)	EDP Data and Media

(9)	EDP Systems

(10)	Expediting Expenses

(11)	Ingress/Egress

(12)	Mold and Fungus Cleanup Expenses

(13)	Personal Property of Employees

(14)	Pollution Cleanup

(15)	Service Interruption

(16)	Property In Transit

(17)	Valuable Papers and Records

(v)
Utilities shall be named as loss payee with respect to all insurance covering damage to or loss of any above ground or underground equipment, building, personal property, stock or inventory. Any deductibles under said Property Insurance coverages shall be the responsibility of the SJCC.

(vi)	Business Interruption and Extra Expense resulting from loss or damage from the hazards specified above, which prevents normal operations from continuing.

(vii)
Extended Period of Indemnity insurance providing coverage for continued loss of income after the date of restoration for a period of not less than twelve (12) months after business operations have resumed.

“Full replacement value” as used herein, means the cost of repairing, replacing, or reinstating, including demolishing, any item of property, with materials of like kind and quality in compliance with, (and without, an exclusion pertaining to application of), any law or building ordinance regulating repair or construction at the time of loss and without deduction for physical, accounting, or any other depreciation, in an amount sufficient to meet the requirements of any applicable co-insurance clause.

(7)
Equipment Breakdown Insurance using a comprehensive machinery coverage form covering sudden and accidental breakdown of objects whether above ground or below ground, which shall be defined to include any fired or unfired vessel normally subject to vacuum or internal pressure, any refrigerating or air conditioning system with piping and accessory equipment, and any mechanical or electrical machine or apparatus which generates, controls, transmits, transforms, or utilizes mechanical or electrical power. Property damage shall be covered in an amount equal to 100% of the actual replacement value of such items, and business income coverage shall provide full recovery of the net profits and continuing expenses on an actual loss sustained basis.

Exhibit F Page 4

Coal Supply Agreement

(8)
In the event there is work to be performed that includes demolition, construction or expansion of above ground or underground equipment, buildings, or personal property whose value exceeds the sublimits for the in course of construction coverage on the commercial property program, builders risk or course of construction insurance shall be put in place unless agreed to otherwise by Operator in writing. Builders Risk or Course of Construction Insurance shall provide coverage against loss or damage to any improvements to real property whether above ground or below ground during any period of construction at or on the property or renovation or alteration of the improvements to the extent that coverage is either not provided under the Commercial Property Insurance set forth above or the sublimit for such coverage under the Commercial Property Insurance is less than the completed value. Such Builders Risk or Course of Construction insurance shall be on an “all risks” basis that does not exclude the perils of flood and earthquake. The completed value form shall specify the estimated completed value of the Project at the end of construction. The Builder’s Risk Policy shall be endorsed to include (a) replacement cost coverage; (b) delayed completion coverage; (c) property in transit coverage for materials and equipment to be incorporated into the real property above ground or underground; (d) permission for partial occupancy or use of the premises; (e) ordinance or law coverage, including (i) coverage for loss to the undamaged portion of the above ground or below ground real property, (ii) demolition cost coverage, (iii) increased cost of construction; and (f) a standard mortgage clause providing for at least ten (10) days’ advance written notice of cancellation to the Lender. The delayed completion coverage endorsement shall provide on an actual loss sustained basis indemnification for scheduled soft costs, loss of rental income, and loss of gross earnings arising from any delay in the completion of the insured project due to direct physical loss or damage to the insured structures or materials.

(9)
Crime Insurance with employee dishonesty coverage to be maintained throughout the term of this Agreement with a minimum limit of (Five Hundred Thousand Dollars $500,000) each occurrence. Such policy shall (a) provide coverage against the dishonest and fraudulent acts of SJCC’s employees, officers, as well as any temporary employees, leased employees and independent contractors working on behalf of SJCC; (b) be issued on a discovery form providing coverage for all losses discovered during the policy period without regard to date of occurrence, or alternatively on a loss sustained form providing coverage for losses occurring during the current policy period and at least one preceding policy period; (c) shall be endorsed to include a third party client endorsement covering money, securities and other property owned by, held by or the legal responsibility of Utilities; and (d) name Utilities as a loss payee as their interests may appear through a loss payable endorsement

(10)
Fiduciary Liability Insurance covering any errors and omissions committed by the officers, employees, including temporary employees, leased employees and independent contractors working on behalf of the SJCC in the administration of employee benefit programs as imposed by the Employee Retirement Income Security Act with a minimum limit of One Million Dollars ($1,000,000) each occurrence.

Exhibit F Page 5

Coal Supply Agreement

EXHIBIT G— FIRST YEAR APPROVED ANNUAL OPERATING PLAN
Notwithstanding the effectiveness of the Agreement in accordance with Section 2.3, the Parties shall, promptly upon execution of the Agreement, jointly develop the Approved Annual Operating Plan for the 2016 Contract Year. Such Approved Annual Operating Plan for the 2016 Contract Year shall be completed before November 1, 2015 and shall upon completion be deemed incorporated herein as Exhibit G.

Coal Supply Agreement

EXHIBIT H—COAL QUALITY MEASURES

The following shall collectively constitute the “Coal Quality Measures.” To the extent any equipment specified in this Exhibit H or otherwise required to perform the tasks below are not already installed, SJCC shall install such equipment in accordance with time frame specified herein and immediately commence operation in accordance with this Exhibit H. SJCC will exercise commercially reasonable good-faith efforts to implement such Coal Quality Measures earlier than the dates specified herein.
In-Mine Measures

1.	SJCC shall perform detailed in-mine mapping, including of splits, channels, seam thickness changes, etc. To be implemented no later than April 1, 2016.

2.
SJCC shall obtain channel samples for every pillar on development of gate entries with analysis (short prox) conducted and mapped, which may also require roof and floor auger samples. To be implemented no later than April 1, 2016.

3.
SJCC shall conduct daily face profiles along the longwall face at 10 shield intervals and in each face of the development section(s) and provide calculated ash forecast. To be implemented no later than April 1, 2016.

4.	SJCC shall prepare a comprehensive longwall report as new panel is developed and prior to initiation of longwall retreat. To be implemented no later than April 1, 2016.

Construction Waste Material

1.	In order to handle waste material, SJCC shall prepare the ROM pile to receive waste material separate from “clean” ROM coal.

2.
SJCC shall develop rock rooms and store material from section construction and store instead of shipping outside; provided that SJCC shall not be obligated to perform such actions if prohibited from doing so by the Mine Safety and Health Administration. To be installed and operational no later than April 1, 2016.

3.
SJCC shall install a flop gate on the ROM belt. As waste material is created, SJCC shall flop the gate and segregate waste material from the coal pile. To be installed and operational no later than April 1, 2016.

ROM In-Line Analyzer.

1.
SJCC shall install an additional stacking tube and cross conveyor at the mine delivery pile and shall use such stacking tube to segregate the various ROM qualities. To be installed and operational no later than October 16, 2016.

2.
SJCC shall install an in-line mineral ash analyzer and sampler on the ROM system to determine quality and determine final stockpile location. SJCC shall construct and install a scoreboard at the loading point of the ROM stockpile so that loader operators can determine destination of the truck being loaded. To be installed and operational no later than December 15, 2016.

Stockpile Designation

1.	SJCC shall designate three stockpiles for high sulfur, high ash and low ash. To be implemented no later than October 16, 2016.

2.	SJCC shall conduct updates of stockpile characterization on a routine basis (at least quarterly) to map quality of stockpiles. To be installed and operational no later than April 1, 2016.

Coal Supply Agreement

In-Line Analyzer / Sampler on Plant Delivery Belt

1.
SJCC shall install an in–line mineral ash analyzer on the plant delivery belt with a sampling system. Additionally, SJCC shall place a scoreboard from the analyzer output by the reclaim on the main stockpile. Based on this information, SJCC shall make any adjustment needed on a small sample size to maximize quality and minimize variability. To be installed and operational no later than December 15, 2016.

Coal Supply Agreement

EXHIBIT I—TAXES AND ROYALTIES

Description	Current Rate
NM Underground Coal Severance Tax	$0.55/ton sold
NM Underground Coal Severance Surtax (New Agreements)	$0/ton sold
NM Resource Excise Tax	0.75%
NM Conservation Tax	0.19%
NM Underground Coal Royalty	8.00%
NM Gross Receipts Tax	6.5625%
Federal Underground Coal Black Lung Tax	$1.10/ton sold
Federal Underground Reclamation Act Levy	$0.12/ton sold
Federal Underground Coal Royalty	5.00%
Effective Surface Coal Royalty at La Plata Mine	6.625%

Exhibit I Page 1

Coal Supply Agreement

EXHIBIT J—PURCHASE PRICE ADJUSTMENT FACTORS (UTILITY EVENT OF DEFAULT)

Jan-16	1.224103	Apr-19	0.340333
Feb-16	1.198462	May-19	0.330977
Mar-16	1.173077	Jun-19	0.321620
Apr-16	1.147949	Jul-19	0.312264
May-16	1.123077	Aug-19	0.302907
Jun-16	1.098462	Sep-19	0.293551
Jul-16	1.074103	Oct-19	0.284194
Aug-16	1.050000	Nov-19	0.274838
Sep-16	1.026154	Dec-19	0.265481
Oct-16	1.002564	Jan-20	0.256125
Nov-16	0.979231	Feb-20	0.246768
Dec-16	0.956154	Mar-20	0.237412
Jan-17	0.933333	Apr-20	0.228055
Feb-17	0.910769	May-20	0.218699
Mar-17	0.888462	Jun-20	0.209343
Apr-17	0.866410	Jul-20	0.199986
May-17	0.844615	Aug-20	0.190630
Jun-17	0.823077	Sep-20	0.181273
Jul-17	0.801795	Oct-20	0.171917
Aug-17	0.780769	Nov-20	0.162560
Sep-17	0.760000	Dec-20	0.153204
Oct-17	0.739487	Jan-21	0.143847
Nov-17	0.719231	Feb-21	0.134491
Dec-17	0.699231	Mar-21	0.125134
Jan-18	0.480680	Apr-21	0.115778
Feb-18	0.471324	May-21	0.106421
Mar-18	0.461967	Jun-21	0.097065
Apr-18	0.452611	Jul-21	0.087708
May-18	0.443255	Aug-21	0.078352
Jun-18	0.433898	Sep-21	0.068995
Jul-18	0.424542	Oct-21	0.059639
Aug-18	0.415185	Nov-21	0.050282
Sep-18	0.405829	Dec-21	0.040926
Oct-18	0.396472	Jan-22	0.034105
Nov-18	0.387116	Feb-22	0.027284
Dec-18	0.377759	Mar-22	0.020463
Jan-19	0.368403	Apr-22	0.013642
Feb-19	0.359046	May-22	0.006821

Exhibit J Page 1

Coal Supply Agreement

Mar-19	0.349690	Jun-22	0.000000

Exhibit J Page 2

Coal Supply Agreement

EXHIBIT K—PURCHASE PRICE ADJUSTMENT FACTORS (ENVIRONMENTAL FORCE MAJEURE)

Jan-16	1.125564	Apr-19	0.340333
Feb-16	1.091554	May-19	0.330977
Mar-16	1.057968	Jun-19	0.321620
Apr-16	1.024807	Jul-19	0.312264
May-16	0.992071	Aug-19	0.302907
Jun-16	0.959760	Sep-19	0.293551
Jul-16	0.927874	Oct-19	0.284194
Aug-16	0.896413	Nov-19	0.274838
Sep-16	0.865377	Dec-19	0.265481
Oct-16	0.834766	Jan-20	0.256125
Nov-16	0.804580	Feb-20	0.246768
Dec-16	0.774819	Mar-20	0.237412
Jan-17	0.745483	Apr-20	0.228055
Feb-17	0.716572	May-20	0.218699
Mar-17	0.688086	Jun-20	0.209343
Apr-17	0.660025	Jul-20	0.199986
May-17	0.638776	Aug-20	0.190630
Jun-17	0.617528	Sep-20	0.181273
Jul-17	0.596279	Oct-20	0.171917
Aug-17	0.575031	Nov-20	0.162560
Sep-17	0.553782	Dec-20	0.153204
Oct-17	0.532534	Jan-21	0.143847
Nov-17	0.511285	Feb-21	0.134491
Dec-17	0.490037	Mar-21	0.125134
Jan-18	0.480680	Apr-21	0.115778
Feb-18	0.471324	May-21	0.106421
Mar-18	0.461967	Jun-21	0.097065
Apr-18	0.452611	Jul-21	0.087708
May-18	0.443255	Aug-21	0.078352
Jun-18	0.433898	Sep-21	0.068995
Jul-18	0.424542	Oct-21	0.059639
Aug-18	0.415185	Nov-21	0.050282
Sep-18	0.405829	Dec-21	0.040926
Oct-18	0.396472	Jan-22	0.034105
Nov-18	0.387116	Feb-22	0.027284
Dec-18	0.377759	Mar-22	0.020463
Jan-19	0.368403	Apr-22	0.013642
Feb-19	0.359046	May-22	0.006821
Mar-19	0.349690	Jun-22	0.000000

Exhibit K Page 1

Coal Supply Agreement

EXHIBIT L—PURCHASE PRICE ADJUSTMENT FACTORS (SJCC EVENT OF DEFAULT)

Jan-16	0.978752	Apr-19	0.340333
Feb-16	0.957503	May-19	0.330977
Mar-16	0.936255	Jun-19	0.321620
Apr-16	0.915006	Jul-19	0.312264
May-16	0.893758	Aug-19	0.302907
Jun-16	0.872509	Sep-19	0.293551
Jul-16	0.851261	Oct-19	0.284194
Aug-16	0.830012	Nov-19	0.274838
Sep-16	0.808764	Dec-19	0.265481
Oct-16	0.787515	Jan-20	0.256125
Nov-16	0.766267	Feb-20	0.246768
Dec-16	0.745018	Mar-20	0.237412
Jan-17	0.723770	Apr-20	0.228055
Feb-17	0.702522	May-20	0.218699
Mar-17	0.681273	Jun-20	0.209343
Apr-17	0.660025	Jul-20	0.199986
May-17	0.638776	Aug-20	0.190630
Jun-17	0.617528	Sep-20	0.181273
Jul-17	0.596279	Oct-20	0.171917
Aug-17	0.575031	Nov-20	0.162560
Sep-17	0.553782	Dec-20	0.153204
Oct-17	0.532534	Jan-21	0.143847
Nov-17	0.511285	Feb-21	0.134491
Dec-17	0.490037	Mar-21	0.125134
Jan-18	0.480680	Apr-21	0.115778
Feb-18	0.471324	May-21	0.106421
Mar-18	0.461967	Jun-21	0.097065
Apr-18	0.452611	Jul-21	0.087708
May-18	0.443255	Aug-21	0.078352
Jun-18	0.433898	Sep-21	0.068995
Jul-18	0.424542	Oct-21	0.059639
Aug-18	0.415185	Nov-21	0.050282
Sep-18	0.405829	Dec-21	0.040926
Oct-18	0.396472	Jan-22	0.034105
Nov-18	0.387116	Feb-22	0.027284
Dec-18	0.377759	Mar-22	0.020463
Jan-19	0.368403	Apr-22	0.013642
Feb-19	0.359046	May-22	0.006821

Exhibit L Page 1

Coal Supply Agreement

Mar-19	0.349690	Jun-22	0.000000

Exhibit L Page 2

Coal Supply Agreement

EXHIBIT M—ALLOCATION METHODOLOGY FOR ANNUAL PREEXISTING STOCKPILE AMOUNT

The Annual Preexisting Stockpile Amount shall be determined for each Contract Year of the Term in the following manner:

After determination of the Preexisting Stockpile Volume, such amount shall be allocated in the following order of Contract Years at one million five hundred thousand (1,500,000) tons per Contract Year but in no year more than the Tier 1 Tons (with any remainder less than one million five hundred thousand tons allocated in sequence) until the Preexisting Stockpile Volume has been fully allocated: 2016 Contract Year, 2017 Contract Year, 2022 Contract Year, 2021 Contract Year, 2020 Contract Year, 2019 Contract Year, and 2018 Contract Year.

An example allocation is shown in the table below assuming a Preexisting Stockpile Volume of 4,853,121 tons.

Annual Preexisting Stockpile Amount
Total	2016	2017	2018	2019	2020	2021	2022
4,853,121	1,500,000	1,500,000	0	0	0	453,121	1,400,000

Exhibit M Page 1

EXHIBIT N—QUARTERLY PRICE ADJUSTMENT

Base and Quarterly Index Values

Sample Calculation of the Base Index (Base date=end of December, 2014)				
Index Description	**Index Series ID**	**Value**	**Weights**	**Basis**
Labor and Benefits	CEU1021210008	30.86	26%	December 2014, BLS 1st Published
Medical	CUUR0000SAM	439.72	17%	December 2014, BLS 1st Published
Diesel Fuel	PCU324110324110	265.50	5%	December 2014, BLS 1st Published
Electricity	Actual Price (cents/KWH)	0.0894	6%	2014 Average Actual Price
Fixed Index	0.625% per Quarter	1.000	46%	Fixed Index Base, end of December 2014
	Base Index Value	1.000	100%	

Sample Calculation of the Quarterly Composite Index; Quarter 1, 2016 Pricing				
Index Description	**Index Series ID**	**Value**	**Weights**	**Basis**
Labor and Benefits	CEU1021210008	31.83	26%	December 2015, BLS 1st Published
Medical	CUUR0000SAM	460.92	17%	December 2015, BLS 1st Published
Diesel Fuel	PCU324110324110	243.12	5%	December 2015, BLS 1st Published
Electricity	Actual Price (cents/KWH)	0.0929	6%	Prior Quarter Average Actual Price
Fixed Index	0.625% per Quarter	1.025	46%	Fixed Index Base x 0.625% per Quarter
	Q4 2015 Index for Q1 2016 Pricing	1.026	100%	

Sample Calculations:

Fixed index Quarterly Calculation = (1.00625)^4 = 1.025 ***[4 represents four subsequent quarters since end of December 2014]***

Base Index = ((30.86/30.86) x 26%)+((439.72/439.72) x 17%)+((265.50/265.50) x 5%)+((0.0894/0.0894) x 6%)+((1.000/1.000) x 46%) = 1.000

Quarterly Composite Index = ((31.83/30.86) x 26%)+((460.92/439.72) x 17%)+((243.12/265.50) x 5%)+((0.0929/0.0894) x 6%)+((1.025/1.000) x 46%) = 1.026

Index Multiplier = Quarterly Composite Index/Base Index = 1.026/1.000 = 1.026

Adjustable Quarterly Price Adjustment = (Base price) * (Index Multiplier) = $35.30 x 1.026 = $36.22

Values highlighted in yellow are hypothetical values.

Exhibit N Page 1

EXHIBIT O—FORM OF ASSIGNMENT AND ASSUMPTION OF COAL SUPPLY AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Westmoreland Coal Company, a Delaware corporation (“Westmoreland”), hereby transfers and assigns to San Juan Coal Company, a Delaware corporation (“SJCC”), and SJCC hereby assumes, all of Westmoreland’s rights and obligations under that certain Coal Supply Agreement, dated as of July 1, 2015, by and between Westmoreland and Public Service Company of New Mexico, a New Mexico corporation. This assignment is effective as of [________, 20__].

WESTMORELAND COAL COMPANY

By: ________________________________
Name:
Title:

SAN JUAN COAL COMPANY

By: ________________________________
Name:
Title:

Exhibit O Page 1